Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 8 TO
MASTER REPURCHASE AGREEMENT

THIS AMENDMENT NO. 8 TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of September 11, 2025 is made by and between WALKER & DUNLOP, LLC, a Delaware limited liability company (“Seller”) and JPMORGAN CHASE BANK, N.A., a national banking association (the “Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

WHEREAS, the Seller and the Buyer are parties to that certain Master Repurchase Agreement, dated as of August 26, 2019 (as amended by that certain Correction of Master Repurchase Agreement dated July 23, 2020, as further amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of August 24, 2020, as further amended by that certain Amendment No. 2 to Master Repurchase Agreement, dated as of August 23, 2021, as further amended by that certain Amendment No. 3 to Master Repurchase Agreement, dated as of September 30, 2021, as further amended by that certain Amendment No. 4 to Master Repurchase Agreement, dated as of September 15, 2022, as further amended by that certain Amendment No. 5 to Master Repurchase Agreement, dated as of December 29, 2022, as further amended by that certain Amendment No. 6, dated as of September 12, 2023, as further amended by that certain Amendment No. 7, dated as of September 12, 2024) and as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”); and

WHEREAS, the Seller and the Buyer have agreed to amend certain provisions of the Repurchase Agreement in the manner set forth herein.

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.      Amendments. The Repurchase Agreement (including all related Exhibits, Schedules and Annexes thereto) is hereby amended to delete the red, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue, double underlined text (indicated in the same manner as the following example: underlined text) as attached hereto on Exhibit A.

SECTION 2.      Effective Date. This Amendment shall become effective as of the date of this Amendment (the “Effective Date”) so long as the Buyer shall have received executed counterparts of this Amendment, executed by each of the parties hereto.

SECTION 3.      Miscellaneous.

3.1            References to Repurchase Agreement. Upon the effectiveness of this Amendment, each reference in the Repurchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Repurchase Agreement as amended hereby, and each reference to the Repurchase Agreement in any other Transaction Document or any other document, instrument or agreement, executed and/or delivered in connection with any Transaction Document shall mean and be a reference to the Repurchase Agreement as amended hereby.

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3.2            Representations, Warranties and Covenants. Each of the Seller and the Parent hereby represent and warrant to Buyer, as of the date hereof and as of the Effective Date, that (i) it is in full compliance with all of the terms and provisions set forth in each Transaction Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Each of the Seller and the Parent hereby confirm, reaffirm and ratify its representations, warranties and covenants contained in each Transaction Document to which it is a party.

3.3            Acknowledgements of Seller. Each of the Seller and the Parent acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Transaction Documents.

3.4            Waivers. (a) Each of the Seller and the Parent acknowledges and agrees that it has no defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Repurchase Agreement or any other Transaction Document and any such defenses, rights of setoff, claims, counterclaims or causes of action which may exist as of the date hereof are hereby irrevocably waived, and (b) in consideration of Buyer entering into this Amendment, Seller hereby waives, releases and discharges Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arise out of or from or in any way relating to or in connection with the Repurchase Agreement or the other Transaction Documents, including, but not limited to, any action or failure to act under the Repurchase Agreement or the other Transaction Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Repurchase Agreement or the other Transaction Documents.

3.5            Effect on Repurchase Agreement. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Transaction Documents shall continue to be, and shall remain, unmodified and in full force and effect in accordance with their respective terms.

3.6            No Novation, Effect of Agreement.  The Seller, the Parent and the Buyer have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by the Seller or the Parent under, or in connection with, the Repurchase Agreement or any of the other Transaction Documents.   It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Seller and the Parent under the Repurchase Agreement and the other Transaction Documents are preserved, (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any such Transaction Document shall be deemed to also reference this Amendment.

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3.7            No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Person under the Repurchase Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

3.8            Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

3.9            Counterparts; Electronic Transmission.

(a)            This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)            Delivery of an executed counterpart of a signature page of this Amendment or any other Transaction Document by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Buyer to accept electronic signatures in any form or format without its prior written consent.

3.10            Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

3.11            Governing Law; Consent to Jurisdiction.

(a)            This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal law applicable to national banks.

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(b)            Seller hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Southern District Of New York and of any New York state court sitting in the City of New York for purposes of all legal proceedings arising out of or relating to this Amendment or the Transactions contemplated hereby, or for recognition or enforcement of any judgment, and each Party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against Buyer may only) be heard and determined in such state court or, to the extent permitted by law, in such federal court. Seller hereby irrevocably waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 3.11 shall affect the right of Buyer to bring any action or proceeding against Seller or its Property in the courts of other jurisdictions. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address for notices hereunder specified in Section 14 of the Repurchase Agreement.

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

SELLER:

WALKER & DUNLOP, LLC, as Seller

By:	/s/ Issa M. Bannourah
Name:	Issa M. Bannourah
Title:	Senior Vice President and Treasurer

WALKER & DUNLOP, INC., as Parent

By:	/s/ Issa M. Bannourah
Name:	Issa M. Bannourah
Title:	Senior Vice President and Treasurer

Signature Page to Amendment No. 8 to Master Repurchase Agreement (JPM/Walker & Dunlop)

BUYER:

JPMORGAN CHASE BANK, N.A., as Buyer

By:	/s/ Neil Laird Troeger
Name: Neil Laird Troeger
Title: Authorized Officer

Signature Page to Amendment No. 8 to Master Repurchase Agreement (JPM/Walker & Dunlop)

EXHIBIT A

[To Amendment No. 8]

MASTER REPURCHASE AGREEMENT

dated as of August 26, 2019

between

WALKER & DUNLOP, LLC,

as Seller

and

JPMORGAN CHASE BANK, N.A., as Buyer

Index of Defined Terms

1934 Act	7, ~~73~~78
Accounts	7
Act of Insolvency	2
Adjusted LIBO Rate	2
Affiliate	2
Agency	2
Agency Approvals	2
Agency Custodian	2
Agency Eligible Mortgage Loan	2
Agency Warehouse Facilities	2
Aggregate Purchase Price	3
Agreement	3
Amendment No. 7 Effective Date	3
Anti-Corruption Laws	3
Anti-Money Laundering Laws	3
Appraisal	3
Approved Custodian	3
Approved Takeout Investor	3
At Risk Mortgage Loans	3
Authorized Signer	3
Bankruptcy Code	~~4~~5
Bankruptcy Reform Act	~~4~~5
Blanket Bond Required Endorsement	~~4~~5
Business Day	~~4~~5
Buyer	1
Buyer’s Escrow Instructions Letter	~~4~~5
C&D™ System	~~4~~5
Cash Equivalents	~~4~~5
Change in Control	~~4~~5
Change in Law	~~4~~5
Closing Agent	~~5~~6
Commitment	13
Committed Facility Amount	~~5~~6
Compliance Certificate	~~5~~6
Confidential Terms	~~74~~79
Credit File	~~5~~6
Current Appraisal	~~5~~6
Customer	~~5~~6
Debt	~~5~~6
Default	~~6~~8
Defective Mortgage Loan	~~6~~8
Delinquent Serviced Mortgage Loan	~~6~~8
Determination Date	~~6~~8
Disqualifier	~~6~~8
Dividing Person	~~6~~8
Division	~~6~~8
Division Successor	~~6~~8
Early Repurchase Date	~~6~~8, ~~26~~30
Electronic Signature	~~6~~8

Eligible Mortgage Loan	~~6~~8
Equity Interests	~~7~~9
ERISA	~~7~~9
Event of Default	~~7~~9, ~~56~~60
Facility Amount	~~7~~9
Fannie Mae	~~7~~9
Fannie Mae DUS Mortgage Loan	~~7~~9
Fannie Mae DUS Program	~~7~~9
Fannie Mae Guide	~~7~~9
Fannie Mae Loan	~~7~~9
FDIA	~~7~~9
FDIC	~~7~~9
FDICIA	~~7~~9
FHA	~~7~~9
FHA Construction Mortgage Loan	~~7~~9
FHA Modified Mortgage Loan	~~8~~10
FHA Mortgage Loan	~~8~~10
FHA Permanent Mortgage Loan	~~8~~10
Financial Institution	~~8~~10
Financial Statements	~~36~~40
FIRREA	~~8~~10
First Mortgage	~~8~~10
First Mortgage Loan	~~8~~10
Foreign Buyer	~~8~~10, ~~48~~52
Forward Trade Commitment	~~8~~10
Freddie Mac	~~8~~10
Freddie Mac Direct Purchase Mortgage Loan	~~8~~10
Freddie Mac Guide	~~8~~10
Freddie Mac Loan	~~8~~10
Freddie Mac Moderate Rehab Loan	~~8~~10
Freddie Mac Programs	~~8~~10
Freddie Mac TELP	~~9~~11
FTC Act	~~9~~11
Funding Account	~~9~~11
Funding Loan	~~9~~11
Funding Loan Agreement	~~9~~11
GAAP	~~9~~11
Ginnie Mae	~~9~~11
Ginnie Mae Guide	~~9~~11
Governmental Authority	~~9~~11
Governmental Buyer	~~9~~11
Governmental Note	~~9~~11
Guarantee	~~10~~12
Guarantor	~~10~~12
Guaranty	~~10~~12
Guide	~~10~~12
Hazard Insurance Policy	~~10~~12
Hedging Arrangement	~~10~~12
HUD	~~10~~12
Impound Collection Account	~~10~~12
In Default	~~11~~13

including without limitation	~~22~~26
Income	~~10~~12
Income Collection Account	~~11~~13
Indemnified Parties	~~11~~13, ~~68~~73
Indemnified Party	~~11~~13, ~~68~~73
Intangible Assets	~~11~~13
Interim Servicing Term	~~11~~13, ~~62~~67
IRC	~~11~~13
IRS	~~11~~13
JPM Chase	~~11~~13
Lien	~~11~~13
Liquidity	~~11~~13
Litigation	~~12~~14
Loan Level Representation	~~12~~14, ~~56~~61
Loan Purchase Detail	~~12~~14
Losses	~~68~~73
Margin Stock	~~12~~14
Market Value	~~12~~14
Material Adverse Effect	~~12~~14
Materially False Representation	~~12~~14, ~~56~~61
MBS	~~12~~14
Moody’s	~~12~~14
Mortgage	~~13~~15
Mortgage Assets	~~13~~15, ~~29~~33
Mortgage Assignment	~~13~~15
Mortgage Finance Online	~~13~~15
Mortgage Loan	~~13~~15
Mortgage Loan Documents	~~13~~15
Mortgage Note	~~13~~15
Mortgaged Property	~~13~~15
Mortgagor	~~13~~15
Multifamily	~~13~~15
No Risk Mortgage Loans	~~14~~16
Obligations	~~14~~16
OFAC	~~14~~16, ~~18~~20
Officer’s Certificate	~~14~~16
Operating Account	~~14~~16
Originate	~~14~~16
Origination	~~14~~16
Origination Date	~~14~~16
Other Taxes	~~48~~52
OTI	~~14~~16
Outstanding Principal Balance	~~14~~16
Parent	~~14~~16, 1
Party	~~14~~16
Permitted Encumbrances	~~14~~16
Person	~~15~~17
Plans	~~15~~17, ~~38~~42
Pool	~~15~~17
Pooled Loan	~~15~~17
Post-Origination Period	~~15~~17

Price Differential	~~15~~17
Pricing Rate	~~15~~17
Prime Rate	~~15~~17
Program Specific Requirements	~~16~~18
Property	~~16~~18
Property Charges	~~16~~18
Purchase Commitment	~~16~~18
Purchase Date	~~16~~18
Purchase Price	~~16~~18
Purchased Mortgage Loan	~~16~~18
Regulation U	~~17~~19
Remittance Date	~~17~~19
Repurchase Agreement	1
Repurchase Date	~~17~~19
Repurchase Price	~~17~~19
Requirement(s) of Law	~~17~~19
Responsible Officer	~~18~~20
S&P	~~18~~20
Sanctioned Country	~~18~~20
Sanctioned Person	~~18~~20
Sanctions	~~18~~20
SEC	~~18~~20, ~~73~~78
Second Mortgage Loan	~~18~~20
Securities Issuance Failure	~~18~~20
Security	13
Seller	~~18~~20, 1
Seller Contract	~~18~~20, ~~29~~33
Seller’s Accounts	~~18~~20
Serviced Mortgage Loans	~~18~~20
Servicing Contract	~~18~~20
Servicing Records	~~18~~20
Servicing Rights	~~19~~21
Settlement Date	~~19~~21
Side Letter	~~19~~21
SIPA	~~19~~21, ~~73~~78
Solvent	~~19~~21
Standard Agency Mortgage Loan Representations	~~44~~48
Statement Date	~~19~~21
Statement Date Financial Statements	~~36~~40
Subject Period	1
Subordinate Mortgage	~~19~~21
Subordinate Mortgage Loan	~~19~~21
Subservicer	~~19~~21, ~~62~~67
Subservicing Agreement	~~62~~67
Subsidiary	~~19~~21
Successor Servicer	~~19~~21, ~~64~~69
Tangible Net Worth	~~19~~21
Taxes	~~20~~22, ~~48~~52
Term Loan	~~20~~22
Term Loan Agreement	~~20~~22
Termination Date	~~20~~22

Third Mortgage Loan	~~20~~22
Total Indebtedness	~~20~~22
Trade Assignment	~~20~~22
Transaction	~~21~~23
Transaction Documents	~~21~~23
Transaction Request	~~21~~24
Transfer	~~21~~24
UCC	~~21~~24
Uncommitted Facility Amount	~~21~~24
Upfront Fee	~~21~~24
USPAP	~~21~~24
WD Capital	~~21~~24

MASTER REPURCHASE AGREEMENT

Dated as of August 26, 2019

Between:

WALKER & DUNLOP, LLC

a Delaware limited liability company, as SELLER,

WALKER & DUNLOP, INC.,

a Maryland corporation, as PARENT

and

JPMORGAN CHASE BANK, N.A., as BUYER

1.	Applicability

From time to time before the Termination Date, Walker & Dunlop, LLC (“Seller”) and JPMorgan Chase Bank, N.A. (together with its successors and assigns, “Buyer”) may enter into transactions in which Seller agrees to transfer to Buyer Mortgage Loans (including their Servicing Rights) on a servicing released basis against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller those Mortgage Loans (including the Servicing Rights to them) on a servicing released basis at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to in this Agreement as a “Transaction” and shall be governed by this Agreement. Walker & Dunlop, Inc. (“Parent”) shall guaranty to Buyer payment and performance of Seller’s obligations under this Agreement and the other Transaction Documents (defined below). Buyer shall have no obligation to enter into any Transaction on or after the Termination Date.

2.	Definitions; Interpretation

(a)            Definitions. As used in this Agreement and (unless otherwise defined differently therein) in each other Transaction Document, the following terms have these respective meanings.

“1934 Act” is defined in Section 28(a).

“Accounts” means, collectively, the Funding Account and the Operating Account, each of which is a deposit account held at Financial Institution, all interest accrued on, additions to and proceeds of such deposit accounts and all deposits, payment intangibles, financial assets and other obligations of Financial Institution credited to or comprising a part of such deposit accounts, whether they are demand deposit accounts, or certificated or book entry certificates of deposit (whether negotiable or non-negotiable), investment time deposits, savings accounts, money market accounts, transaction accounts, time deposits, negotiable order of withdrawal accounts, share draft accounts and whether they are evidenced or represented by instruments, general intangibles, payment intangibles, chattel paper or otherwise, and all funds held in or represented by any of the foregoing, and any successor accounts howsoever styled or numbered and all deposit accounts established in renewal, extension or increase or decrease of, or replacement or substitution for, any of the foregoing; and all promissory notes, checks, cash, certificates of deposit, passbooks, deposit receipts, instruments, certificates and other records from time to time representing or evidencing the deposit accounts described above and any supporting obligations relating to any of the foregoing property.

“Act of Insolvency” means with respect to any Person (a) the commencement by that Person as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or a request by that Person for the appointment of a receiver, trustee, custodian or similar official for that Person or any substantial part of its property; (b) the commencement of any such case or proceeding against that Person, or another’s seeking such appointment, or the filing against that Person of an application for a protective decree that (i) is consented to or not timely contested by that Person, or (ii) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having similar effect, or (iii) is not dismissed within fifteen (15) days; (c) the making by that Person of a general assignment for the benefit of creditors; (d) the admission in writing by that Person that it is unable to pay its debts as they become due, or the nonpayment of its debts generally as they become due; or (e) the board of directors, managers, members or partners, as the case may be, of that Person taking any action in furtherance of any of the foregoing.

“Adjusted LIBO Rate” is defined in the Side Letter.

“Affiliate” means, as to a specified Person, any other Person (a) that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the specified Person; (b) that is a director, manager, trustee, general partner or executive officer of the specified Person or serves in a similar capacity in respect of the specified Person; (c) that, directly or indirectly through one or more intermediaries, is the beneficial owner of five percent (5%) or more of any class of equity securities of the specified Person or (d) of which the specified Person is directly or indirectly the owner of five percent (5%) or more of any class of equity securities (or equivalent equity interests). For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling”, “controlled by” and “under common control with” have meanings correlative to the meaning of “control”.

“Agency” means whichever of Fannie Mae, Freddie Mac, Ginnie Mae or HUD is applicable, and the plural form means two or more of them.

“Agency Approvals” is defined in Section 9(c)(i).

“Agency Eligible Mortgage Loan” means a Multifamily Mortgage Loan that is in compliance with the eligibility requirements for swap, purchase or a substantially similar transaction by the relevant Agency.

“Agency Custodian” means a financial institution designated by the relevant Agency to hold Mortgage Loans for inclusion in a Pool.

“Agency Warehouse Facilities” means, on any day, warehouse lines of credit, purchase facilities, repurchase facilities, early purchase program facilities and off-balance sheet funding facilities (whether committed or uncommitted) to finance Agency Eligible Mortgage Loans available to Seller at such time.

“Aggregate Purchase Price” means, at any time, the sum of outstanding balances of the Purchase Prices paid by Buyer for all Purchased Mortgage Loans that are subject to outstanding Transactions.

“Agreement” means this Master Repurchase Agreement (including all supplemental terms and conditions contained in its Exhibits and Schedules and the Side Letter), as supplemented, amended or restated from time to time.

“Amendment No. 7 Effective Date” means September 12, 2024.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to Seller or its Affiliates from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means federal, state and local anti-money laundering laws, orders and regulations, including the USA Patriot Act of 2001, the Bank Secrecy Act, OFAC regulations and applicable Executive Orders.

“Appraisal” means an appraisal by a licensed appraiser selected in accordance with the Freddie Mac Guide (for Mortgage Loans covered by a Freddie Mac Purchase Commitment), the Fannie Mae Guide (for Mortgage Loans covered by a Fannie Mae Purchase Commitment) or, in the case of Mortgage Loans covered by a Purchase Commitment issued by another Approved Takeout Investor or FHA’s (as applicable) underwriting guidelines, and not identified to Seller as an unacceptable appraiser by Freddie Mac, Fannie Mae or such other Approved Takeout Investor, and who is experienced in estimating the value of property of that same type in the community where it is located, a signed copy of the written report of which appraisal is in the possession of Seller or its servicer.

“Approved Custodian” means either (i) an Agency Custodian, or (ii) a custodian for an Approved Takeout Investor (other than an Agency) that has issued a Purchase Commitment for Mortgage Loans, which custodian Buyer in its reasonable discretion deems acceptable, to hold such Mortgage Loans as agent for such Approved Takeout Investor.

“Approved Takeout Investor” means any of (i) Fannie Mae, Freddie Mac and the other entities listed on Exhibit G, as such exhibit is updated from time to time by Buyer, in its sole discretion, with written notice to Seller, or (ii) an entity that is acceptable to Buyer, as indicated by Buyer to Seller in writing; provided that, notwithstanding the foregoing, any entity described in the foregoing clauses (i) or (ii) that fails to perform any of its obligations under its Purchase Commitment shall cease to be an Approved Takeout Investor automatically upon such failure.

“At Risk Mortgage Loans” means Mortgage Loans as to which either Seller or any of its Affiliates is party to any loss sharing arrangement or are otherwise with recourse to Seller or an Affiliate.

“Authorized Signer” means a representative of Seller duly designated by all requisite corporate action to execute any certificate, schedule or other document contemplated or required by this Agreement on behalf of Seller and as its act and deed. A list of Authorized Signers for Seller, current as of the date of this Agreement, is attached as Exhibit H. Seller will use its best efforts to provide an updating list of Authorized Signers to Buyer promptly following each addition to or subtraction from its list, and Buyer shall be entitled to rely on each such list until such an updating list is received by Buyer.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended by the Bankruptcy Reform Act and as further amended from time to time, or any successor statute.

“Bankruptcy Reform Act” means the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005, effective as of October 17, 2005.

“Blanket Bond Required Endorsement” means endorsement of Seller’s mortgage banker’s blanket bond insurance policy to (i) name JPMorgan Chase Bank, N.A. as a “lender loss payee”, (ii) provide that for any loss affecting Buyer’s interest, Buyer will be named on the loss payable draft as its interest may appear and (iii) provide Buyer access to coverage under the theft of secondary market institution’s money or collateral clause of such policy.

“Business Day” means any day when both (1) Buyer’s main branch in Houston, Texas is open for regular commercial banking business and (2) federal funds wire transfers can be made.

“Buyer’s Escrow Instructions Letter” means an escrow instructions letter in the form of Schedule BEIL or in another form approved by Buyer.

“C&D™ System” means Fannie Mae’s Committing & Delivery System.

“Cash Equivalents” means any of the following: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within three (3) months or less after the date of the applicable financial statement reporting such amounts; and (b) certificates of deposit, time deposits or Eurodollar time deposits having maturities of three (3) months or less after the date of the applicable financial statement reporting such amounts, or overnight bank deposits, issued by any well-capitalized commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000) and rated at least A- by S&P or A3 by Moody’s.

“Change in Control” means that Parent ceases to own, directly or indirectly, more than fifty percent (50%) of Seller’s outstanding voting Equity Interests on a fully diluted basis.

“Change in Law” means (a) the adoption of a Requirement of Law after the date of this Agreement, (b) any change in a Requirement of Law or (c) compliance by Buyer (or by any applicable lending office of Buyer) with any Requirement of Law made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, guidelines and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued or implemented.

“Closing Agent” means a title company, title insurance agent, escrow company or closing attorney designated by Seller that is (i) unaffiliated with Seller, (ii) a division, subsidiary or licensed agent of a title insurance underwriter reasonably acceptable to Buyer and (iii) insured against errors and omissions in such amounts and covering such risks as are at all times customary for its business and with industry standards, to which the proceeds of any purchase of a Mortgage Loan are to be wired in accordance with local law and practice in the jurisdiction where such Mortgage Loan is being Originated.

“Committed Facility Amount” is defined in the Side Letter.

“Compliance Certificate” means a compliance certificate substantially in the form of Exhibit A, completed, executed by the chief financial officer of Seller and submitted to Buyer.

“Credit File” means, with respect to a Mortgage Loan, all of the paper and documents required to be maintained pursuant to the related Purchase Commitment and all other papers and records of whatever kind or description, whether developed or created by Seller or others, required to Originate, document or service the Mortgage Loan.

“Current Appraisal” means an Appraisal dated no earlier than the period required by the applicable Guide before the relevant Determination Date.

“Customer” means and includes each maker of a Mortgage Note and each cosigner, guarantor, endorser, surety and assumptor thereof, and each mortgagor or grantor under a Mortgage, whether or not such Person has personal liability for its payment of the Mortgage Loan evidenced or secured thereby, in whole or in part.

“Debt” means, with respect to any Person, on any day, all obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the consolidated balance sheet of such Person and such Person’s Subsidiaries as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all obligations for borrowed money or other extensions of credit whether secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of such Person and its Subsidiaries and all obligations representing the deferred purchase price of property; (b) all obligations evidenced by bonds, notes, debentures or other similar instruments; (c) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (d) all guarantees, endorsements and other contingent obligations whether direct or indirect, in respect of indebtedness of others or otherwise, including any obligations under Hedging Arrangements and otherwise with respect to puts, swaps, and other similar undertakings, any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; and (e) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of such Person and its Subsidiaries, but excluding obligations arising under operating leases and accounts payable arising in the ordinary course of business.

“Default” means any condition or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default.

“Defective Mortgage Loan” means (i) a Mortgage Loan that is not an Eligible Mortgage Loan for any reason, including that it has been affected by a Disqualifier, or (ii) a Purchased Mortgage Loan in which Buyer does not have a valid and perfected first priority security interest or that is not free and clear of any other Lien.

“Delinquent Serviced Mortgage Loan” means a Mortgage Loan that is serviced by Seller and (i) for which at least one payment is past due for more than sixty (60) days, (ii) whose Mortgagor is the subject of a case in bankruptcy, (iii) in respect of which foreclosure proceedings have been commenced or (iv) that has been transferred to an Agency for resolution

“Determination Date” means the date as of, or for, which a specified characteristic of a Mortgage Loan or other subject matter is being determined for purposes of a provision of this Agreement or another Transaction Document.

“Disqualifier” means any of the events, circumstances or conditions affecting a Purchased Mortgage Loan that are described on Schedule DQ after the occurrence of which for so long as circumstances, or the material effects of such event, shall continue and not have been waived, or declared cured, in writing by Buyer, the Purchased Mortgage Loan will automatically be a Defective Mortgage Loan.

“Dividing Person” is defined in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive, including to the extent applicable, a division pursuant to §18-217 of the Limited Liability Company Act of the State of Delaware.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person that retains any of its assets, liabilities and obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Early Repurchase Date” is defined in Section 3(m)(ii).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Eligible Mortgage Loan” is defined in Schedule EML.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt securities convertible into any of the foregoing.

”Equity Issuance” means any issuance or sale by a Person of any equity interest in such Person (and includes any capital contribution from any Person other than Seller or a Subsidiary).

“ERISA” means the Employee Retirement Income Security Act of 1974, all rules and regulations promulgated thereunder and any successor statute, rules and regulations, as amended from time to time.

“Event of Default” is defined in Section 11.

“Facility Amount” means the Committed Facility Amount and the Uncommitted Facility Amount and is the amount specified in the Side Letter.

“Fannie Mae” means the Federal National Mortgage Association or any successor.

“Fannie Mae DUS Mortgage Loan” is defined in Schedule EML.

“Fannie Mae DUS Program” means Fannie Mae’s program for the purchase of Mortgage Loans originated under Fannie Mae’s Delegated Underwriting and Servicing Guide, as amended from time to time.

“Fannie Mae Guide” means and includes both the Fannie Mae DUS® Guide and the Fannie Mae Multifamily Selling and Servicing Guide, each as supplemented, amended, restated or replaced from time to time, and any related announcements, directives and correspondence issued by Fannie Mae.

“Fannie Mae Loan” means a Multifamily Mortgage Loan eligible for inclusion in a Pool of Mortgage Loans eligible for securitization as an MBS guaranteed by Fannie Mae.

“FDIA” means the Federal Deposit Insurance Act, as amended from time to time.

“FDIC” means the Federal Deposit Insurance Corporation or any successor.

“FDICIA” means the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended from time to time.

“FHA” means the Federal Housing Administration, a subdivision of HUD, or any successor. The term “FHA” is used interchangeably in this Agreement with the term “HUD”.

“FHA Construction Mortgage Loan” means an FHA fully-insured Mortgage Loan for the construction or substantial rehabilitation of a multifamily property.

“FHA Modified Mortgage Loan” means an existing FHA Mortgage Loan, the terms of which have been modified to reduce the applicable interest rate and the monthly payments of principal and interest, pursuant to terms reviewed and approved by HUD.

“FHA Mortgage Loan” means an FHA Permanent Mortgage Loan.

“FHA Permanent Mortgage Loan” means an FHA fully-insured Mortgage Loan secured by a Mortgage on a completed Multi-Family Property.

“Financial Institution” means JPM Chase in its capacity of the bank at which the Accounts are held.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules and regulations.

“First Mortgage ” means a Mortgage that is a first priority Lien on the real property and improvements covered by it.

“First Mortgage Loan” means a Mortgage Loan secured by a First Mortgage.

“Foreign Buyer” is defined in Section 10(f)(ii).

“Forward Trade Commitment” means the written confirmation to Seller of the commitment of an Approved Takeout Investor to purchase a Fannie Mae DUS® MBS based on and backed by one or more Purchased Mortgage Loans that are Fannie Mae Loans, describing the Fannie Mae Loan, or a Ginnie Mae MBS based on and backed by or more Purchased Mortgage Loans that are FHA-insured Multifamily Mortgage Loans, and specifying the required delivery amount of the MBS (in dollars), the purchase price percentage of the face amount of the MBS, the latest issue date and delivery date of the MBS and the conditions to its purchase.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor.

“Freddie Mac Direct Purchase Mortgage Loan” is defined in Schedule EML.

“Freddie Mac Guide” means the Freddie Mac Multifamily Seller/Servicer Guide, as supplemented, amended, restated or replaced from time to time, and any related announcements, directives and correspondence issued by Freddie Mac.

“Freddie Mac Loan” means a Multifamily Mortgage Loan eligible for purchase by Freddie Mac.

“Freddie Mac Moderate Rehab Loan” means a Freddie Mac Moderate Rehab Loan.

“Freddie Mac Programs” means Freddie Mac’s Multifamily Seller/Servicer programs for conventional loans, Freddie Mac Multifamily Seller/Servicer programs for Seniors Housing Loans, Freddie Mac Multifamily Seller/Servicer programs for Targeted Affordable Loans and Freddie Mac TELP program, collectively.

“Freddie Mac TELP” means Freddie Mac’s Direct Purchase of Tax Exempt Loan program.

“FTC Act” is defined in the definition of “Requirement(s) of Law”.

“Funding Account” means the blocked deposit account (under the sole dominion and control of Buyer) with JPM Chase styled as follows:

Walker & Dunlop, LLC
JPMorgan Chase Secured Party
Funding Account

Account No. 918040270

“Funding Loan” means, in connection with a Freddie Mac Direct Purchase Mortgage Loan, the loan made by Seller to Governmental Buyer pursuant to the terms of a Funding Loan Agreement.

“Funding Loan Agreement” means, in connection with a Freddie Mac Direct Purchase Mortgage Loan, a funding loan agreement among Seller, Governmental Buyer and a fiscal agent.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, as in effect from time to time.

“Ginnie Mae” means the Government National Mortgage Association or any successor.

“Ginnie Mae Guide” means the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3, Rev. 1, as amended from time to time, and any related announcements, directives and correspondence issued by Ginnie Mae.

“Governmental Authority” means and includes the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, any governmental or quasi-governmental department, commission, board, bureau or instrumentality, any court, tribunal or arbitration panel, and, with respect to any Person, any private body having regulatory jurisdiction over any Person or its business or assets (including any insurance company or underwriter through whom that Person has obtained insurance coverage).

“Governmental Buyer” means the governmental entity, such as a state, county or city housing authority, who under a Freddie Mac Direct Purchase Mortgage Loan is the borrower of the Funding Loan and Buyer of the Project Loan.

“Governmental Note” means, in connection with a Freddie Mac Direct Purchase Mortgage Loan, the note from Governmental Buyer evidencing the Funding Loan.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” means and includes Parent and any other Person now or hereafter who executes a Guaranty in favor of Buyer.

“Guaranty” means any guaranty of payment and performance of Seller’s obligations under this Agreement and the other Transaction Documents, executed by a Guarantor in favor of Buyer, as supplemented, amended or restated from time to time.

“Guide” means whichever of the Freddie Mac Guide, the Fannie Mae Guide or the Ginnie Mae Guide is applicable, and the plural form means any two or all of them, as the context requires.

“Hazard Insurance Policy” means, with respect to each Purchased Mortgage Loan, the policy of fire and extended coverage insurance (and federal flood insurance, if the related real estate is located in a federally-designated special flood area) required by Section 10(z)(iii) to be maintained for the related real estate’s improvements and which may be a blanket mortgage impairment policy maintained by such Purchased Mortgage Loan’s servicer as provided for in Section 10(g).

“Hedging Arrangement” means any forward sales contract, forward trade contract, interest rate swap agreement, interest rate cap agreement or other contract pursuant to which Seller has protected itself from the consequences of a loss in the value of a Mortgage Loan or its portfolio of Mortgage Loans because of changes in interest rates or in the market value of mortgage loan assets.

“HUD” means the U.S. Department of Housing and Urban Development or any successor department or agency. The term “HUD” is used interchangeably in this Agreement with the term “FHA”.

“Impound Collection Account” means the deposit account designated as an escrow or agency account held or to be established with JPM Chase, styled as follows: Impound Collection Account for Walker & Dunlop, LLC.

“Income” means, with respect to any Purchased Mortgage Loan, (i) all payments of principal, payments of interest including any servicing fees, proceeds of Purchase Commitments, cash collections, dividends, sale or insurance proceeds and other cash proceeds received relating to the Purchased Mortgage Loan and other Mortgage Assets, (ii) any other payments or proceeds received in relation to the Purchased Mortgage Loan and other Mortgage Assets (including any liquidation or foreclosure proceeds with respect to the Purchased Mortgage Loan and payments under any guarantees or other contracts relating to the Purchased Mortgage Loan) and (iii) all other “proceeds” as defined in Section 9-102(64) of the UCC; provided that Income does not include any escrow withholds or escrow payments for Property Charges.

“Income Collection Account” means the blocked Seller’s account (under the sole dominion and control of Buyer) with JPM Chase styled as follows:

Walker & Dunlop, LLC
JPMorgan Chase Secured Party
Income Collection Account

“Indemnified Party” and “Indemnified Parties” are defined in Section 15(b).

“In Default” means that, as to any Mortgage Loan, any Mortgage Note payment or escrow payment is unpaid for sixty (60) days or more after its due date (whether or not Seller has allowed any grace period or extended the due date thereof by any means) or another material default, as ”default” is defined (or if not defined, used) in the Mortgage Loan Documents for such Mortgage Loan, has occurred and is continuing, including the commencement of foreclosure proceedings or the commencement of a case in bankruptcy for any Mortgagor.

“Intangible Assets” means and includes (i) the excess of the cost over book value of assets acquired, (ii) patents, (iii) trademarks, (iv) trade names, (v) copyrights, (vi) franchises, (vii) residual securities, (viii) owned or purchased Servicing Rights and (ix) other intangible assets, with the value of each determined in accordance with GAAP.

“Interim Servicing Term” is defined in Section 12(a).

“IRC” means the Internal Revenue Code of 1986 or any subsequent federal income tax law or laws, as amended from time to time and any successor statute.

“IRS” means the United States Internal Revenue Service or any successor.

“JPM Chase” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors and assigns.

“Lien” means any security interest, mortgage, deed of trust, charge, pledge, hypothecation, assignment as security for an obligation, deposit arrangement as security for an obligation, equity, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention arrangement, any financing lease arrangement having substantially the same economic effect as any of the foregoing and the security interest evidenced or given notice of by the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction.

“Liquidity” means, at any time, Seller’s unencumbered and unrestricted cash and Cash Equivalents (excluding any restricted cash or cash pledged to third parties) and Seller’s and, if applicable, WD Capital’s, self-funded Multifamily Mortgage Loans that, at such time, (x) are covered by valid and binding Purchase Commitments to purchase or securitize Fannie Mae Loans, Freddie Mac Loans or FHA Loans that are to be included in a Pool that will back a Ginnie Mae- guaranteed MBS and (y) are not subject to any Lien in favor of any Person other than Buyer or pursuant to the Term Loan Agreement.

“Litigation” means, as to any Person, any material action, lawsuit, investigation, claim, proceeding, judgment, order, decree or resolution pending or threatened against or affecting such Person or the business, operations, properties or assets of such Person before, or by, any Governmental Authority.

“Loan Level Representation” is defined in Section 11(a)(iii).

“Loan Purchase Detail” means a data tape or schedule of information prepared and transmitted electronically by Seller to Buyer in the format and with such fields of information as are agreed upon by Buyer and Seller regarding a Purchased Mortgage Loan as such required format may be changed, or data fields changed, deleted or added, from time to time by Buyer in Buyer’s reasonable discretion with reasonable prior written notice to Seller.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Market Value” means, at any time with respect to any Purchased Mortgage Loan, its fair market value at such time as determined by Buyer in its sole good faith discretion.

“Material Adverse Effect” means any (i) material adverse effect upon the validity, performance or enforceability of any Transaction Document, (ii) material adverse effect on the properties, business, operations or financial condition of Parent (and its direct or indirect Subsidiaries, on a consolidated basis), (iii) material adverse effect upon the ability of Seller to fulfill its obligations under this Agreement or the ability of any Guarantor to fulfill its obligations under its Guaranty, or (iv) material adverse effect on the value or salability of the Purchased Mortgage Loans subject to this Agreement, taken as a whole.

“Materially False Representation” is defined in Section 11(a)(iii).

“MBS” means a mortgage pass-through security, collateralized mortgage obligation, real estate mortgage investment conduit or other security that (or, as the context requires, securities each of which) is (i) either (x) issued by Seller or an Affiliate of Seller and fully guaranteed as to timely payment of principal and interest by Ginnie Mae, or (y) issued and fully guaranteed as to timely payment of interest and payment of principal by Fannie Mae or Freddie Mac, (ii) provides for payment by its issuer to its holder of specified principal installments and/or a fixed or floating rate of interest on the unpaid balance and for all prepayments to be passed through to the holder, (iii) issued in book-entry form and (iv) based on and backed by a Pool, in substantially the principal amount and with substantially the other terms as specified with respect to such MBS in the related Purchase Commitment.

“Moody’s” means Moody’s Investors Service and any successor.

“Mortgage” means a mortgage, deed of trust, deed to secure debt, security deed or other mortgage instrument or similar evidence of Lien legally effective in the U.S. jurisdiction where the real property that it covers is located to create and constitute a valid and enforceable Lien, subject only to Permitted Encumbrances, on the fee simple or long term ground leasehold estate in improved Multifamily real property.

“Mortgage Assets” is defined in Section 5(a).

“Mortgage Assignment” means an assignment of a Mortgage, in form sufficient under the laws of the U.S. jurisdiction where the real property covered by the Mortgage is located to give notice to the world of the assignment of the Mortgage, perfect the assignment and establish its priority relative to other transactions in respect of the Mortgage assigned.

“Mortgage Finance Online” means the website maintained by Buyer and usable by Seller and Buyer to administer the Transactions, the notices and reporting requirements contemplated by the Transaction Documents and related arrangements.

“Mortgage Loan” means a whole mortgage loan that is secured by a Mortgage on Multifamily real estate, and includes all of its Servicing Rights.

“Mortgage Loan Documents” means the Mortgage Note, the Mortgage and all of the other documents related to the establishment of a Purchased Mortgage Loan and the creation, perfection, priority and maintenance of its Lien against its subject Mortgaged Property, including any documents securing, guaranteeing or otherwise related to or delivered in connection with any Purchased Mortgage Loan, on a form approved by or acceptable to Freddie Mac (for Freddie Mac Loans) or Fannie Mae (for Fannie Mae Loans) or another Approved Takeout Investor (for Purchased Mortgage Loans covered by such Approved Takeout Investor’s Purchase Commitment), including any guaranties, lien priority agreements, security agreements, mortgages, deeds of trust, collateral assignments, subordination agreements, negative pledge agreements, loan agreements and title, mortgage, pool and casualty insurance policies, as any such document may be supplemented, amended, restated or replaced from time to time.

“Mortgage Note” means the original executed promissory note or other primary evidence of indebtedness of a Mortgagor on a Mortgage Loan.

“Mortgaged Property” means the real estate securing the Mortgage Note that is a fee simple estate in Multifamily real property located in any state of the United States (including all buildings, improvements and fixtures thereon and all additions, alterations and replacements made at any time with respect to the foregoing).

“Mortgagor” means and includes each maker of a Mortgage Note and each cosigner, guarantor, endorser, surety and assumptor thereof, and each mortgagor or grantor under a Mortgage, whether or not such Person has personal liability for its payment of the Mortgage Loan evidenced or secured thereby, in whole or in part.

“Multifamily” is a preface that means that a Mortgage Loan is secured by a Mortgage covering real property improved by Multifamily residential improvements, including Mortgage Loans eligible for purchase by Fannie Mae or Freddie Mac that are secured by manufactured housing communities or seniors housing, but excluding FHA Construction Mortgage Loans and other construction loans, and HUD rehabilitation facilities loans and skilled nursing facilities loans.

“No Risk Mortgage Loans” means Mortgage Loans as to which neither Seller nor any of its Affiliates is a party to any loss sharing arrangement or that are otherwise without recourse to Seller or any Affiliate.

“Obligations” means all of Seller’s present and future debt, obligations and liabilities under or related to this Agreement or any of the other Transaction Documents, whether for Repurchase Price, Price Differential, indemnity, fees, costs, attorneys’ fees or other obligation or liability, and whether absolute or contingent.

“OFAC” is defined in the definition of “Sanctions”.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of Seller and delivered to Buyer.

“Operating Account” means the Seller’s deposit account with JPM Chase styled as follows:

Walker & Dunlop, LLC
Operating Account
Account No. 918040288

“Originate” or “Origination” means a Person’s actions in taking an application for, underwriting or closing a Mortgage Loan.

“Origination Date” means the date of the Mortgage Note and the related Mortgage.

”Other Fannie Mae Mortgage Loan” is defined in Schedule EML.

“OTI” is a preface to a specified type of Mortgage Loan that means it is covered by a Purchase Commitment issued by an Approved Takeout Investor other than Fannie Mae or Freddie Mac.

“Outstanding Principal Balance” of a Mortgage Loan means, at any time, the then unpaid outstanding principal balance of such Mortgage Loan.

“Parent” is defined in Section 1.

“Party” means each of Buyer and Seller.

“Permitted Encumbrances” means in respect of the Mortgaged Property securing a Purchased Mortgage Loan the following, if and to the extent permitted by the Freddie Mac or Fannie Mae (as applicable) Guide or other relevant Approved Takeout Investor’s selling and servicing guidelines: (i) tax Liens for real property taxes and government-improvement assessments that are not delinquent; (ii) easements and restrictions that do not materially and adversely affect the title to or marketability of the Mortgaged Property or prohibit or interfere with the use of the Mortgaged Property as Multifamily residential property; (iii) reservations as to oil, gas or mineral rights, provided such rights do not include the right to remove buildings or other material improvements on or near the surface of the Mortgaged Property or to mine or drill on the surface thereof or otherwise enter the surface for purposes of mining, drilling or exploring for, or producing, transporting or otherwise handling oil, gas or other minerals of any kind; (iv) agreements for the installation, maintenance or repair of public utilities, provided such agreements do not create or evidence Liens on the Mortgaged Property or authorize or permit any Person to file or acquire claims of Liens against the Mortgaged Property; any lien or security interest created by this Agreement and the other Transaction Documents, and (vi) such other exceptions (if any) as are acceptable under the Freddie Mac Guide, Fannie Mae Guide or other relevant Approved Takeout Investor’s selling and servicing guidelines (as applicable) or are otherwise approved in writing by Freddie Mac, Fannie Mae or other relevant Approved Takeout Investor (as applicable); provided that any encumbrance not permitted pursuant to the standards of the Purchase Commitment covering the subject Purchased Mortgage Loan (or which Seller has directly or indirectly represented to Buyer covers the Purchased Mortgage Loan) shall not be a Permitted Encumbrance.

“Person” means an individual, partnership, corporation (including a business trust), joint- stock company, limited liability company, trust, unincorporated association, joint venture, any Governmental Authority or other entity.

“Plans” is defined in Section 9(a)(xvi).

“Pool” means a pool of Mortgage Loans eligible in the aggregate to back an MBS.

“Pooled Loan” means a Purchased Mortgage Loan that is included in a Pool.

“Post-Origination Period” means the period of time between a Mortgage Loan’s Origination Date and its Repurchase Date.

“Price Differential” means, with respect to any Purchased Mortgage Loan and for each month (or portion thereof) during which it is subject to an outstanding Transaction, the sum of the results of the following calculation for each day during that month (or portion thereof): the Pricing Rate for that Purchased Mortgage Loan on such day multiplied by the Purchase Price for that Purchased Mortgage Loan on such day divided by 360.

“Pricing Rate” means, for any Purchased Mortgage Loan or Transaction, the per annum percentage rate (or rates) to be applied to determine the Price Differential, which rate (or rates) shall be determined in accordance with the Side Letter.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Buyer) or any similar release by the Federal Reserve Board (as determined by Buyer). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Program Specific Requirements” is defined in subparagraph J of Schedule EML.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Property Charges” means all taxes, fees, assessments, water, sewer and municipal charges (general or special) and all insurance premiums, leasehold payments or ground rents.

“Purchase Commitment” means:

(i)            for Freddie Mac Loans, the written or electronic irrevocable and – except for the conditions stated therein and any relevant conditions stated in the Freddie Mac Guide – unconditional commitment of Freddie Mac (either a “Letter of Commitment” or a Freddie Mac- accepted “Early Rate-lock Application”) held by Seller to buy specified Multifamily Mortgage Loans and that specifies (a) the “mandatory delivery date” (i.e., the date by which the subject Mortgage Loan must be delivered to Freddie Mac) and (b) a purchase price or the criteria by which the purchase price will be determined, each with its completed Exhibit A (interest rate lock and mortgage terms confirmation sheet) attached;

(ii)            for Fannie Mae Loans, the written or electronic irrevocable and – except for the conditions stated therein and any relevant conditions stated in the Fannie Mae Guide – unconditional Fannie Mae Multifamily Commitment issued to Seller for specified Multifamily Mortgage Loans reflecting (i) the “Commitment State” as “Confirmed”, (ii) a Commitment Expiration Date no earlier than ten (10) Business Days after such Fannie Mae Loan’s Purchase Date hereunder, (iii) Execution Type as “MBS”, (iv) Delivery Channel Type as “DUS” and (v) a Commitment amount not less than the Purchase Price in the related Transaction; and

(iii)            for OTI Mortgage Loans, the written irrevocable and – except for the conditions stated therein – unconditional commitment of such Approved Takeout Investor held by Seller to buy specified Multifamily Mortgage Loans and that specifies (a) the “mandatory delivery date” (i.e., the date by which the subject Mortgage Loan must be delivered to such Approved Takeout Investor) and (b) a purchase price or the criteria by which the purchase price will be determined, each with a copy of the related interest rate lock and mortgage terms confirmation sheet attached.

“Purchase Date” means the date with respect to each Transaction on which the Mortgage Loan subject to such Transaction is transferred by Seller to Buyer hereunder.

“Purchase Price” is defined in the Side Letter.

“Purchased Mortgage Loan” means, with respect to any Transaction, the Mortgage Loan sold by Seller to Buyer in such Transaction (each of which sales shall be on a servicing released basis), excluding any Purchased Mortgage Loan repurchased by Seller (whether transferred to an Approved Takeout Investor or transferred to Seller or another designee of Seller). Except where the context requires otherwise, the plural form of such term refers to all Purchased Mortgage Loans under all outstanding Transactions.

“Regulation U” means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation when promulgated to replace the prior Regulation U and having substantially the same function.

“Remittance Date” means the fifteenth (15th) day of each month, or if such day is not a Business Day, the next succeeding Business Day.

“Repurchase Date” means, with respect to each Transaction, the date on which Seller is required to repurchase (or the earlier date, if any, on which Seller electively repurchases) from Buyer the Purchased Mortgage Loan that is the subject of that Transaction. The Repurchase Date for each Purchased Mortgage Loan shall be the earliest of (i) thirty (30) days after the date stated in the related Transaction Request as Freddie Mac’s “Mandatory Delivery Date” or Fannie Mae’s “book-entry delivery date” or the equivalent date stated in the related other Approved Takeout Investor’s Purchase Commitment, as applicable, (ii) sixty (60) days after its Purchase Date, (iii) if it is a Subordinate Mortgage Loan and a prior Mortgage Loan secured by the same Mortgaged Property is a Purchased Mortgage Loan subject to an outstanding Transaction hereunder, the Purchase Date of that prior Mortgage Loan, (iv) if it is, or has become, a Defective Mortgage Loan under Section 3(m), the Early Repurchase Date, and (v) the Termination Date; provided that if in advance of a calendar year end, an Agency has instructed Seller to delay or defer delivery of a Purchased Mortgage Loan to a later date that is no later than February 28 of the next following calendar year (or February 29 if it is a leap year), and Seller has given Buyer written notice that Seller intends to comply with such instruction and specifying such later date, then the Repurchase Date for such Purchased Mortgage Loan shall be the earliest of (x) the date specified in clause (iv), (y) the date specified in clause (v) and (z) such specified later date.

“Repurchase Price” means, for each Purchased Mortgage Loan on any day, the price for which such Purchased Mortgage Loan is to be resold by Buyer to Seller upon termination of the Transaction in which Buyer purchased it, which is (x) its Purchase Price minus (y) any amounts paid to Buyer by or on behalf of Seller to reduce the Repurchase Price for such Purchased Mortgage Loan, plus (z) its accrued and unpaid Price Differential on that day; provided that such accrued Price Differential may be paid on a day other than the Repurchase Date in accordance with the terms of this Agreement.

“Requirement(s) of Law” means any law, treaty, ordinance, decree, requirement, order, judgment, rule, regulation or licensing requirement (or interpretation of any of the foregoing) of any Governmental Authority having jurisdiction over Buyer, Seller, Parent, any other Guarantor, any of their respective Subsidiaries or their respective properties or any agreement by which any of them is bound, as the same may be supplemented, amended, recodified or replaced from time to time, including:

•	Electronic Fund Transfer Act and Regulation E promulgated thereunder;

•	National Flood Insurance Act, Flood Disaster Protection Act of 1973 and the Biggert-Waters Flood Insurance Act of 2012;

•	the FTC Act;

•	rules, regulations and guidelines promulgated under any of such statutes; and

•	any applicable state or local equivalent or similar laws and regulations.

“Responsible Officer” means, as to any Person, the chief executive officer or the chief financial officer of such Person; provided that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, “Responsible Officer” means any officer authorized to act on such officer’s behalf pursuant to such Person’s governing documents or as demonstrated by a certificate of corporate resolution or similar document and an incumbency certificate.

“Sanctioned Country” means, at any time, a country, region or territory that is then the subject or target of any comprehensive Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) another Person owned or controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor.

“SEC” is defined in Section 28(a).

“Second Mortgage Loan” means a Mortgage Loan that is secured by a Subordinate Mortgage that is in second lien position, subordinate (only) to a First Mortgage that is either owned by Fannie Mae or is a Purchased Mortgage Loan subject to an outstanding Transaction hereunder.

“Securities Issuance Failure” means the failure of an MBS based on and backed by a Pool of Pooled Loans to be issued.

“Serviced Mortgage Loans” means Mortgage Loans currently being serviced by Seller.

“Seller” is defined in Section 1.

“Seller Contract” is defined in Section 5(a).

“Seller’s Accounts” means the Funding Account and the Operating Account.

“Servicing Contract” means, with respect to any Person, the arrangement, whether or not in writing, under which that Person has the right to service Mortgage Loans.

“Servicing Records” means all servicing records created and/or maintained by Seller in its capacity as interim servicer for Buyer with respect to a Purchased Mortgage Loan, including any and all servicing agreements, files, documents, records, databases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records and any other records relating to or evidencing its servicing.

“Servicing Rights” means all rights and interests of Seller or any other Person, whether contractual, possessory or otherwise, to service, administer and collect Income with respect to Mortgage Loans, and all rights incidental thereto.

“Settlement Date” means, with respect to Pooled Loans, the date specified as the contractual delivery and settlement date in the related Purchase Commitment pursuant to which (and the related Trade Assignment) Buyer has the right to deliver MBS to the Approved Takeout Investor.

“Side Letter” means the letter agreement dated as of the date hereof between Buyer and Seller, as supplemented, amended or restated from time to time.

“SIPA” is defined in Section 28(a).

“Solvent” means, for any Person, that (a) the fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its debts as they mature and (c) it does not have unreasonably small capital to conduct its businesses.

“Statement Date” means the date of Seller’s most recent Financial Statements for a regular financial reporting period.

“Subordinate Mortgage” means a Mortgage that is subordinate and inferior in lien priority to another Mortgage (or Mortgages) on the same Mortgaged Property.

“Subordinate Mortgage Loan” means a Mortgage Loan secured by a Subordinate Mortgage, each Mortgage Loan prior to which that is secured by the same Mortgaged Property is either (x) owned by Fannie Mae or (y) a Purchased Mortgage Loan subject to an outstanding Transaction under this Agreement and covered by a Purchase Commitment issued by Fannie Mae, and all Servicing Rights for each such prior Mortgage Loan are owned by Seller.

“Subservicer” is defined in Section 12(a)(ii).

“Subsidiary” means any corporation, association or other business entity in which more than fifty percent (50%) of the total voting power or shares of stock (or equivalent equity interest) entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Successor Servicer” is defined in Section 12(e).

“Tangible Net Worth” means, as of any Determination Date, the excess on such date of the Parent’s and its Subsidiaries’ total assets on a consolidated basis, minus the sum of (i) total liabilities, and (ii) the book value of all intangible assets, including good will, trademarks, trade names, service marks, brand names, copyrights, patents and unamortized debt discount and expense, organizational expenses and the excess of the equity in any Subsidiary over the cost of the investment in such Subsidiary, with each of the foregoing determined in accordance with GAAP applied in a manner consistent with the most recent audited financial statements delivered to Seller under this Agreement. For the purposes of this definition, Servicing Rights shall not be considered intangible assets.

“Taxes” is defined in Section 10(f)(ii).

“Termination Date” means the earliest of (i) the Business Day, if any, that Seller or Buyer designates as the Termination Date by written notice given to the other Party, (ii) the date of Declaration of the Termination Date pursuant to Section 11(b)(i) and (iii) September ~~11~~10, ~~2025~~2026.

“Term Loan” means the term loan and any incremental term loans made pursuant to the Term Loan Agreement and all existing or future payment and other obligations owing by Parent, Walker & Dunlop Multifamily, Inc., Seller or any other Affiliate of Parent that is a “Credit Party” to the Term Loan Agreement under any secured hedge agreements or comparable arrangements and any secured cash management agreements or comparable arrangements, in each case, as contemplated by the Term Loan Agreement.

“Term Loan Agreement” means the Amended and Restated Credit Agreement dated as of November 7, 2018 by and among the Parent as borrower, and Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto, as from time to time amended, modified, supplemented, refinanced, renewed, restated or extended.

“Third Mortgage Loan” means a Mortgage Loan that is secured by a Subordinate Mortgage that is in third lien position, subordinate (only) to a First Mortgage and a Second Mortgage, each of which is either owned by Fannie Mae or is a Purchased Mortgage Loan subject to an outstanding Transaction hereunder.

“Total Indebtedness” means, for any period for any Person, the aggregate Debt of such Person during such period less the amount of any nonspecific balance sheet reserves maintained in accordance with GAAP; provided that for purposes of calculating Parent’s Total Indebtedness pursuant to Section 10(u)(i), there shall be excluded from “Total Indebtedness” (a) guaranty obligations to Fannie Mae pursuant to the Fannie Mae DUS Program prior to the time liability is or could be asserted thereunder, (b) amounts from time to time outstanding under this Agreement and any other Agency Warehouse Facilities, (c) those certain mortgage warehouse lines of credit used by Subsidiaries of the Parent other than the Seller or WD Capital to finance the purchase or funding of Mortgage Loans (or participations therein) as more particularly set forth in the related Compliance Certificate, (d) those certain securitized debt obligations arising under the Receivables Backed Notes, Series 2019 Due 2035, of AFAH Finance, LLC and Alliant Fund Asset Holdings, LLC, to the extent such obligations are not guaranteed by the Parent, (e) those certain contingent earnout payments as more particularly set forth in the related Compliance Certificate, and (f) those certain commitments to fund investments in tax credit equity as more particularly set forth in the related Compliance Certificate.

“Trade Assignment” means an assignment by Seller to Buyer of a forward trade between an Approved Takeout Investor and Seller with respect to an MBS to be created from a Pool of Purchased Mortgage Loans in a “delivery versus MBS” transaction, substantially in the form of Exhibit I.

“Transaction” is defined in Section 1.

“Transaction Documents” means this Agreement (including all exhibits and schedules attached hereto), the Side Letter, each Guaranty, each Transaction Request, each Purchase Commitment, each Forward Trade Commitment, each Trade Assignment and each deposit account agreement, other agreement, document or instrument executed or delivered in connection therewith, in each case as supplemented, amended, restated or replaced from time to time.

“Transaction Request” means a request that Buyer enter into a Transaction in the form of Schedule TR or in another form approved by Buyer, appropriate to the type of Transaction being requested, duly completed, with all required attachments and signed by Seller.

“Transfer” is defined in Section 10(t).

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in the relevant jurisdiction.

“Uncommitted Facility Amount” is defined in the Side Letter.

“Upfront Fee” is defined in the Side Letter.

“USPAP” means the Uniform Standards of Professional Appraisal Practice promulgated by The Appraisal Foundation and in effect from time to time.

“WD Capital” means Walker & Dunlop Capital, LLC (formerly known as CWCapital, LLC), a Massachusetts limited liability company.

(b) Interpretation. Headings are for convenience only and do not affect interpretation. The following rules of this Section 2(b) apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. Any capitalized term used in the Side Letter and used, but not defined differently, in this Agreement has the same meaning here as there. A reference in this Agreement to a Section, Exhibit or Schedule is, unless otherwise specified, a reference to a Section of, or an Exhibit or Schedule to, this Agreement. “Indorse” and correlative terms used in the Uniform Commercial Code may be spelled with an initial “e” instead of “i”. A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns. A reference to an agreement or document is to the agreement or document as supplemented, amended, novated, restated or replaced, except to the extent prohibited by any Transaction Document. A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any other means that permits the recipient to reproduce words in a tangible and visible form. Delivery of an executed counterpart of a signature page of this Agreement or any other Transaction Document by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall have the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. An Event of Default exists and will be deemed “continuing” (and subject to correlative terms such as “during the continuance of”) until it has been either (x) waived in writing by the appropriate Person or Persons or (y) timely cured. The term “cured” when used in regard to a Default or Event of Default means that the defaulting Party has taken, or caused to be taken, such action as shall have (i) caused the event, circumstance or condition that gave rise to the subject Default or Event of Default to no longer exist, and (ii) remedied or fully mitigated all material adverse effects thereof on the Liens, rights and interests of the other Parties, and on the value and marketability of the Purchased Assets and their timely acceptability to the related Approved Takeout Investors. The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” and correlative terms are not limiting and mean “including without limitation”, whether or not that phrase is stated. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”. If a day for payment or performance specified by, or determined in accordance with, the provisions of this Agreement is not a Business Day, then the payment or performance will instead be due on the Business Day next following that day. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters; all such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if either Seller or Buyer gives notice to the other that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the effective date of this Agreement in GAAP or in its application on the operation of such provision, whether any such notice is given before or after such change in GAAP or in its application, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Except where otherwise provided in this Agreement, references herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of Seller. Except where otherwise provided in this Agreement, any determination, statement or certificate by the Buyer or an authorized officer of the Buyer or any of its Affiliates provided for in this Agreement that is made in good faith and in the manner provided for in this Agreement shall be conclusive and binding on the parties in the absence of manifest error. A reference to an agreement includes a security agreement, guarantee, agreement or legally enforceable arrangement, whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document or any information recorded on a computer drive or other electronic media form. Where Seller are required by this Agreement to provide any document to Buyer (other than this Agreement including its exhibits and schedules, the Side Letter, the Guaranty and their supporting secretary’s or company certificates, hard copies of each of which shall be provided to Buyer), such document shall be provided in electronic form unless Buyer requests that it be provided in hard copy form, in which event Seller will provide it in hard copy form. This Agreement and the other Transaction Documents are the result of negotiations between Buyer and Seller (and Seller’s related parties) and are the product of all parties. In the interpretation of this Agreement and the other Transaction Documents, no rule of construction shall apply to disadvantage one party on the ground that such party originated, proposed, presented or was involved in the preparation of any particular provision of this Agreement or of any other Transaction, or of this Agreement or such other Transaction Document itself. Seller and Buyer may be party to other mutual agreements and nothing in this Agreement shall be construed to restrict or limit any right or remedy under any such other agreement, and nothing in any such other agreement shall be construed to restrict or limit any right or remedy under this Agreement, except to the extent, if any, specifically provided herein or therein. Except where otherwise expressly stated, the Buyer may (i) give or withhold, or give conditionally, approvals and consents, (ii) be satisfied or unsatisfied, and (iii) form opinions and make determinations, in each case in Buyer’s sole and absolute discretion. A reference to “good faith” means good faith as defined in §1-201(20) of the UCC as in effect in the State of New York. Any requirement of good faith, reasonableness, discretion or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation not immediately available from or with respect to Seller or any other Person or the Purchased Mortgage Loans themselves. Buyer may waive, relax or strictly enforce any applicable deadline at any time and to such extent as Buyer shall elect, and no waiver or relaxation of any deadline shall be applicable to any other instance or application of that deadline or any other deadline, and no such waiver or relaxation, no matter how often made or given, shall be evidence of or establish a custom or course of dealing different from the express provisions and requirements of this Agreement.

3.	Initiation; Confirmations; Termination

(a)            Initiation. Any agreement to enter into a Transaction shall be made in writing at the initiation of Seller through Mortgage Finance Online before the Termination Date. If Seller desires to enter into a Transaction, Seller shall deliver to Buyer no earlier than three (3) Business Days before the proposed Purchase Date, and no later than 2:00 p.m., Houston, Texas time, on the proposed Purchase Date, a Transaction Request for Buyer to purchase a single new Multifamily Loan on such Purchase Date, identifying such new Multifamily Loan and the purchase price that Freddie Mac, Fannie Mae or another Approved Takeout Investor (as applicable) has committed by its related Purchase Commitment to pay for or in respect of it and the other information required by the applicable Transaction Request form. All such purchases by Buyer shall be on a servicing released basis and shall include the Servicing Rights with respect to such Eligible Mortgage Loan.

(b)            Purchase by Buyer. Subject to the terms of the Side Letter, satisfaction of the conditions precedent set forth in this Section 3 and in Section 6, and compliance with the procedures set forth in the applicable Schedule FNMA, Schedule FHA, Schedule FHA-M, Schedule FHLMC+ or Schedule FHLMC-DP and Buyer’s receipt of a counterpart of the related Buyer’s Escrow Instructions Letter executed, respectively, by the Closing Agent specified in such Buyer’s Escrow Instructions Letter, on or before the requested Purchase Date for each Transaction, Buyer shall wire transfer to the Closing Agent specified in the related Transaction Request, for the Seller’s account, an amount equal to the Purchase Price for purchase of the Eligible Mortgage Loan that is the subject of such Transaction on that Purchase Date, less any amounts to be netted against such Purchase Price in accordance with the Transaction terms. The transfer of funds to the Closing Agent to be used to fund the Mortgage Loan, and if applicable, the netting of amounts for value, on the Purchase Date for any Transaction will constitute full payment by Buyer of the Purchase Price for such Mortgage Loan. Seller may (i) initially request less than one hundred percent (100%) of the Purchase Price therefor, (ii) repay part of the Purchase Price therefor to Buyer or (iii) both, and may subsequently request that Buyer fund (or re-fund) the balance of the Purchase Price to Seller, and in either case so long as (x) no Default or Event of Default has occurred and is continuing and (y) Buyer elects, in its sole discretion, to do so, Buyer will fund (or re-fund) so much of such balance as such Seller shall request.

(c)            Confirmations. The Confirmation for each Transaction shall (i) include the Loan Purchase Detail with respect to the Mortgage Loan subject to such Transaction, (ii) identify Buyer and Seller and (iii) specify (A) the Purchase Date, (B) the Purchase Price, (C) the Repurchase Date, (D) the Pricing Rate applicable to the Transaction and (E) any additional terms or conditions of the Transaction mutually agreeable to Buyer and Seller. In the event of any conflict between the terms of a Confirmation that has been affirmatively accepted by Buyer and this Agreement, such accepted Confirmation shall prevail.

(d)            Failed Fundings. Seller agrees to report to Buyer by facsimile transmission or electronic mail as soon as practicable, but in no event later than one (1) Business Day after each Purchase Date, any Mortgage Loan that failed to be funded to the related Mortgagor, otherwise failed to close for any reason or failed to be purchased hereunder. Seller further agrees to (i) return, or cause the Closing Agent to return, to the Funding Account, for refunding to Buyer, the Purchase Price allocable to such Mortgage Loan as soon as practicable, but in no event later than one (1) Business Day after the related Purchase Date, and (ii) indemnify Buyer for any loss, cost or expense incurred by Buyer as a result of the failure of such Mortgage Loans to close or to be delivered to Buyer.

(e)            Accrual and Payment of Price Differential. The Price Differential for each Transaction shall accrue during the period commencing on (and including) the day when the Purchase Price is transferred into the Funding Account (or otherwise paid to Seller or to the Closing Agent for such Transaction) and ending on (but excluding) the day when the Repurchase Price is paid to Buyer. Accrued Price Differential for each Purchased Mortgage Loan shall be due and payable (i) on each Remittance Date (Buyer agrees to use commercially reasonable efforts to bill Seller for accrued Price Differential four (4) Business Days before each Remittance Date, but shall have no liability for failing to do so), (ii) on such Transaction’s Repurchase Date and (iii) on demand made on any Business Day after any Event of Default shall have occurred.

(f)            Repurchase Required. Seller shall repurchase from Buyer Purchased Mortgage Loans conveyed to Buyer and MBS issued in exchange for Pools of Purchased Mortgage Loans, on or before each related scheduled Repurchase Date and may electively sooner repurchase Purchased Mortgage Loans and MBS. Each obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan. If such Repurchase Price is paid by Seller on or before termination of this Agreement, shipment of the related Purchased Mortgage Loans to an Approved Takeout Investor or an Agency Custodian or Buyer’s liquidation of the Purchased Mortgage Loans pursuant to Section 11, Buyer shall transfer such Purchased Mortgage Loans to Seller. Seller is obligated to obtain from Buyer or its designee Purchased Mortgage Loans and MBS not shipped to an Approved Takeout Investor or an Agency Custodian, at Seller’s expense on the related Repurchase Date.

(g)            Cash Repurchase. On the Repurchase Date of Purchased Mortgage Loans being repurchased for cash (including any Pool of Purchased Mortgage Loans that will be either (i) delivered to Fannie Mae under Fannie Mae’s ASAP Sale or ASAP Plus (including ASAP Plus POC) purchase options as described in Part IVA, Section 306 of the Fannie Mae Multifamily Selling and Servicing Guide or (ii) exchanged on an MBS Settlement Date in a “delivery versus cash” or “swap and sell” transaction), termination of the Transaction will be effected by resale to Seller or its designee by Buyer of the Purchased Mortgage Loans on a servicing released basis against payment of the Repurchase Price by Seller’s wiring it or causing it to be wired to the Funding Account. After receipt of the payment of the Repurchase Price from Seller, Buyer shall transfer such Purchased Mortgage Loans and the related Mortgage Loan Documents to Seller or its designee or release all of its interests in the related Pool. All such transfers from Buyer to Seller or Seller’s designee are and shall be without recourse and without any of the transfer warranties of UCC §3-417 or other warranty, express or implied.

(h)            Pool Securitization and Repurchase of MBS Created from the Pool. On the Repurchase Date for a Pool of Purchased Mortgage Loans that is being securitized in a “delivery versus MBS” or “swap and hold” transaction, termination of the Transaction, and the simultaneous initiation of a new Transaction whose subject will be the MBS created from such Pool, will be effected by Buyer’s delivery of such Pool to the relevant Agency Custodian against delivery to Buyer of the MBS created from such Pool. On the Repurchase Date for such MBS, termination of such new Transaction will be effected by Seller’s wiring the Repurchase Price for such MBS, or causing it to be wired, to the Funding Account, whereupon Buyer will transfer the MBS to the relevant Approved Takeout Investor, Seller or its designee, as applicable.

(i)            Termination of Transaction by Repurchase; Transfer of Repurchased Mortgage Loans. On its Repurchase Date, termination of each Transaction will be effected by resale by Buyer to Seller or its designee of the Purchased Mortgage Loan that is the subject of the Transaction on a servicing released basis upon Buyer’s receipt of payment of the Repurchase Price therefor, on account of which Buyer will ship or authorize Seller or its counsel to ship to the relevant Approved Takeout Investor or Approved Custodian, or to Seller, as applicable, in accordance with the terms and provisions of this Agreement, the related Mortgage Note, original in-blank Mortgage Assignment of the related Mortgage and other documents required by such Approved Takeout Investor’s Guide or guidelines. All such transfers to Fannie Mae, Freddie Mac, another Approved Takeout Investor or Seller are and shall be without recourse on Buyer and without any Buyer’s transfer warranties of UCC §3-417 or other warranty, express or implied.

(j)            No Obligation to Transfer Purchased Mortgage Loans after an Event of Default. Notwithstanding the foregoing or any other provision to the contrary in this Agreement or any other Transaction Document, Buyer shall not be obligated to authorize or consent to the transfer of any Purchased Mortgage Loans to Seller or any Seller’s designee after Buyer, following the occurrence of an Event of Default has, pursuant to Section 11(d), either (x) given Seller credit for such Purchased Mortgage Loan or (y) elected to sell it.

(k)            Repurchase Funding; Repurchases after Default. In connection with any repurchase of a Purchased Mortgage Loan, Buyer will debit the Funding Account and Operating Account, if applicable, for the amount of the Repurchase Price. Without limiting Seller’s obligations hereunder, at any time after the occurrence of a Default or an Event of Default, except for repurchases of Mortgage Loans or Pools of Mortgage Loans being sold to Approved Takeout Investors, Seller shall not be permitted to repurchase less than all of the Purchased Mortgage Loans without the prior written consent of Buyer, which may be granted or withheld in Buyer’s sole discretion.

(l)            Reliance. With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a Person authorized to enter into a Transaction on Seller’s behalf.

(m)	Defective Mortgage Loans.

(i)            If, after Buyer purchases a Mortgage Loan, Buyer determines or receives notice (whether from Seller or otherwise) that a Purchased Mortgage Loan is (or has become) a Defective Mortgage Loan, upon Buyer’s election, Buyer may notify Seller, and Seller shall repurchase such Purchased Mortgage Loan at the Repurchase Price on the Early Repurchase Date (as such term is defined below).

(ii)            If Seller becomes obligated to repurchase a Mortgage Loan pursuant to Section 3(m)(i), Buyer shall promptly give Seller notice of such repurchase obligation and a calculation of the Repurchase Price therefor. On or before the second Business Day after such a notice is given (such day, the “Early Repurchase Date”), Seller shall repurchase the Defective Mortgage Loan by paying Buyer the Repurchase Price therefor. Buyer is authorized to charge any of Seller’s Accounts for such amount unless the Parties have agreed in writing to a different method of payment and Seller has paid such amount by such agreed method. If Seller’s Accounts do not contain sufficient funds to pay in full the amount due Buyer under this Section 3(m)(ii), or if the amount due is not paid by any applicable alternative method of payment previously agreed to by the Parties, Seller shall promptly deposit funds in the Operating Account sufficient to pay such amount due Buyer and notify Buyer of such deposit. After receipt of the payment of the Repurchase Price therefor from Seller, Buyer shall transfer such Purchased Mortgage Loans to Seller and deliver to Seller or Seller’s designee all original documents, if any, for the Mortgage Loan previously delivered to Buyer.

4.	Accounts; Income Payments

(a)            Accounts. Seller agrees to establish or cause to be established (i) each of the Accounts at Financial Institution on or before the date hereof and (ii) the Impound Collection Account and the Income Collection Account if and when required by Buyer for the purposes of Sections 11(b)(iii) and/or 11(b)(iv). Seller’s taxpayer identification number will be designated as the taxpayer identification number for each Account, the Impound Collection Account and Income Collection Account, and Seller shall be responsible for reporting and paying taxes on any income earned with respect to the Accounts, the Impound Collection Account and the Income Collection Account. Each such deposit account shall be under the sole dominion and control of Buyer, and Seller agrees that (i) Seller shall have no right or authority to withdraw or otherwise give any directions with respect to any of such deposit accounts or the disposition of any funds held in such deposit accounts; provided that Seller may cause amounts to be deposited into any such deposit account at any time, and (ii) Financial Institution may comply with instructions originated by Buyer directing disposition of the funds in such deposit accounts without further consent of Seller. Only employees of Buyer shall be signers with respect to such deposit accounts. Pursuant to Section 5, Seller has pledged, assigned, transferred and granted a security interest to Buyer in the Accounts, the Impound Collection Account and the Income Collection Account in which Seller has rights or power to transfer rights, or later acquires ownership, other rights or the power to transfer rights. Seller and Buyer hereby agree that Buyer has “control” of such deposit accounts within the meaning of Section 9-104 of the UCC. Any provision hereof to the contrary notwithstanding and for the avoidance of doubt, Seller agrees and acknowledges that Buyer is not required to return to Seller funds on deposit in an Account or the Income Collection Account if any amounts are owed hereunder to Buyer by Seller.

(b)            Funding Account. The Funding Account shall be used for fundings of the Purchase Price and the Repurchase Price with respect to each Purchased Mortgage Loan in accordance with Section 3. Seller shall cause all amounts to be paid in respect of the Purchase Commitments to be remitted by the relevant Approved Takeout Investor directly to Seller’s Funding Account without any requirement for any notice to or consent of Seller. On each Repurchase Date that occurs pursuant to Section 3(f) with respect to any Purchased Mortgage Loan, Buyer will apply the applicable amounts on deposit in the Funding Account to the unpaid Repurchase Price due to Buyer for such Purchased Mortgage Loan and, unless an Event of Default has occurred and is continuing, Buyer will transfer the remaining balance, if any, in the Funding Account to the Operating Account. At any time after the occurrence of an Event of Default, Buyer, in its sole discretion, may apply the amounts on deposit in the Funding Account in accordance with the provisions of Section 4(e).

(c)	Operating Account.

(i)            The Operating Account shall be used for the purposes of (1) Seller’s payment of Price Differential and any other amounts owing to Buyer under this Agreement, the Side Letter or any other Transaction Document, (2) Seller’s funding of any shortfall between (x) the proceeds of an Eligible Mortgage Loan being purchased by Buyer that are to be disbursed at its Origination and (y) the Purchase Price to be paid by Buyer for that Eligible Mortgage Loan and (3) Seller’s payment of any difference between the Repurchase Price and the amount received by Buyer from Fannie Mae, Freddie Mac or another Approved Takeout Investor, as applicable, in connection with the repurchase of a Purchased Mortgage Loan pursuant to Section 3(k).

(ii)            On or before the fourth (4th) Business Day before each Remittance Date, Buyer will notify Seller in writing of the Price Differential and other amounts due Buyer on that Remittance Date. On or before the Business Day preceding each Remittance Date, Seller shall deposit into the Operating Account such cash, if any, as shall be required to make the balance in the Operating Account sufficient to pay all amounts due Buyer on that Remittance Date. On each Remittance Date, Buyer shall withdraw funds from the Operating Account to effect such payment to the extent of funds then available in the Operating Account. If the funds on deposit in the Operating Account are insufficient to pay the amounts then due Buyer in full, Seller shall pay the deficiency amount on the date such payment is due by wire transfer of such amount to the Operating Account, and Buyer shall withdraw the funds so deposited to pay such deficiency to the extent of the funds deposited.

(iii)            Funds deposited by Seller in the Operating Account to cover the shortfall, if any, referred to in clause (2) of Section 4(c)(i) will be disbursed by Buyer to the Closing Agent along with the Purchase Price of the related Eligible Mortgage Loan being purchased by Buyer to fund the Origination of such Mortgage Loan as provided in Section 3(a).

(iv)            At any time after the occurrence and during the continuance of an Event of Default, Buyer, in its sole discretion, may apply the amounts on deposit in the Operating Account in accordance with the provisions of Section 4(e).

(v)            Unless (1) a Default or an Event of Default has occurred and is continuing or (2) the balance in the Operating Account is equal to or less than any amounts then owing to Buyer or any Indemnified Party under this Agreement or another Transaction Document, Buyer may withdraw funds from the Operating Account.

(d)            Income Collection Accounts. Pursuant to Section 5, Seller has pledged, assigned and transferred the Income Collection Account to Buyer and granted Buyer a security interest in the Income Collection Account. No funds other than Income shall be deposited in the Income Collection Account. Where a particular Transaction’s term extends over the date on which Income is paid by the Mortgagor on any Purchased Mortgage Loan subject to that Transaction, that Income will be the property of Buyer until Seller has paid Buyer the full Repurchase Price in respect of such Transaction. Notwithstanding the foregoing, and provided no Default or Event of Default has occurred and is continuing, Buyer agrees that Seller or its designee shall be entitled to receive and retain that Income to the full extent Seller would have been so entitled if the Purchased Mortgage Loans had not been sold to Buyer; provided that any Income received by Seller while the related Transaction is outstanding shall be deemed to be held by Seller solely in trust for Buyer pending the payment of the Repurchase Price in respect of such Transaction and the repurchase of the related Purchased Mortgage Loans, and if a Default or an Event of Default has occurred and is continuing, Buyer may direct Seller in writing to deposit into the Income Collection Account (or such other account as Buyer may direct) (i) all Income then held by Seller in respect of Purchased Mortgage Loans subject to outstanding Transactions and (ii) all future Income in respect of Purchased Mortgage Loans subject to new or outstanding Transactions when received by Seller, and upon receipt of any such direction, Seller shall immediately cause all such Income then held to be deposited, and all such future Income to be deposited within one (1) Business Day after its receipt by Seller, into the Income Collection Account or to such other account as Buyer may direct.

(e)            Application of Funds. After the occurrence and during the continuance of an Event of Default, at such times as Buyer may determine in its sole discretion, Buyer shall apply all Income and other amounts on deposit in all or any of the Accounts, other than mortgagors’ actual escrow payments held in any account and required to be used for the payment of Property Charges in respect of any Purchased Mortgage Loan, in the same order and manner as is provided in Section 11(e) for proceeds of dispositions of Purchased Mortgage Loans not repurchased by Seller.

(f)            Seller’s Obligations. The provisions of this Section 4 shall not relieve Seller from its obligations to pay the Repurchase Prices for the Purchased Mortgage Loans on the applicable Repurchase Dates and to satisfy any other payment obligation of Seller under this Agreement or any other Transaction Document.

5.	Security Interest; Assignment of Purchase Commitments

(a)            Security Interest. The Parties intend that all Transactions hereunder be absolute sales and purchases and not loans. However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Sellers of Seller’s Obligations, or in the event that a transfer of any Purchased Asset is otherwise ineffective as an outright transfer of such Purchased Asset to Buyer, to secure the payment and performance by Seller of its obligations, liabilities and indebtedness under each such Transaction and Seller’s obligations, liabilities and indebtedness under this Agreement and the other Transaction Documents, Seller hereby pledges, assigns, transfers and grants to Buyer a security interest in the Mortgage Assets in which Seller has rights or power to transfer rights and all of the Mortgage Assets in which Seller later acquires ownership, other rights or the power to transfer rights. “Mortgage Assets” means (i) the Purchased Mortgage Loans with respect to all Transactions hereunder (including, without limitation, all Servicing Rights with respect thereto), (ii) all Servicing Records, Mortgage Loan Documents, including, without limitation, the Mortgage Note and Mortgage, and all of Seller’s claims, liens, rights, title and interests in and to the Mortgaged Property in each case related to such Purchased Mortgage Loans, (iii) all Liens securing repayment of such Purchased Mortgage Loans, (iv) all Income with respect to such Purchased Mortgage Loans, (v) the Accounts, (vi) the Purchase Commitments and Forward Trade Commitments to the extent Seller’s rights thereunder relate to the Purchased Mortgage Loans and MBS, (vii) the Income Collection Account, together with all interest on the Income Collection Account, all modifications, extensions and increases of the Income Collection Account and all sums now or at any time hereafter on deposit in the Income Collection Account or represented by the Income Collection Account and (viii) all proceeds of the foregoing including, without limitation, all MBS, and the right to have and receive such MBS when issued, that are, in whole or in part, based on, backed by or created from Purchased Mortgage Loans for which the full Repurchase Price has not been received by Buyer, irrespective of whether such Purchased Mortgage Loans have been released from this security interest. Seller hereby authorizes Buyer to file such financing statements and amendments relating to the Mortgage Assets as Buyer may deem appropriate, and irrevocably appoints Buyer as Seller’s attorney-in-fact to take such other actions as Buyer deems necessary or appropriate to perfect and continue the Lien granted hereby and to protect, preserve and realize on the Mortgage Assets. Seller shall pay all fees and expenses associated with perfecting such Liens including the cost of filing financing statements and amendments under the UCC and recording the Mortgage Assignments as and when required by Buyer in its sole discretion. Notwithstanding the foregoing and anything to the contrary contained in this Agreement, (i) Mortgage Assets and any other collateral pledged or otherwise transferred to Buyer to secure the Obligations shall exclude (a) Fannie Mae Mortgage Servicing Rights, including, without limitation, any agreement between Fannie Mae and Seller or any Affiliate (“Seller Contract”) and all rights arising under any servicing contract pertaining to Mortgage Loans that have been sold to Fannie Mae (other than fee income, sale proceeds, and other amounts payable to Seller), (b) all custodial, clearing, suspense, escrow, and other accounts maintained by Seller for collection or processing of principal, interest, impound, or other payments with respect to Mortgage Loans serviced by Seller on behalf of Fannie Mae, (c) all funds held by Seller in any such account, and (d) Seller’s “Restricted Liquidity” held in Seller’s Fannie Mae Reserve Account, (ii) Buyer shall have no right to seize, retain, or reassign the servicing rights for any Mortgage Loan serviced by Seller for the benefit of Fannie Mae, unless approved in writing by Fannie Mae in its sole and absolute discretion, (iii) Buyer’s consent will not be required for any modification of the Fannie Mae Guide or the Seller Contract (including any Fannie Mae Purchase Commitment) and no such modification will constitute a breach of the Transaction Documents, (iv) Buyer will not assign, re-sell, re-pledge, or otherwise transfer any Purchased Mortgage Loan or Mortgage Assets; provided that Buyer may pledge Mortgage Assets to a Federal Reserve Bank or a Federal Home Loan Bank in connection with a simultaneous pledge of its corresponding rights as buyer under this Agreement, and (v) absent an Event of Default, Buyer is prohibited from recording an assignment of mortgage or similar instrument relating to any Purchased Mortgage Loan; provided that Buyer may file a precautionary UCC financing statement with respect to a Purchased Mortgage Loan in order to protect its rights as buyer under this Agreement.

(b)            Security Agreement or Arrangement or Other Credit Enhancement. The Parties intend that Section 5(a) is “a security agreement or arrangement or other credit enhancement”, as defined and described in Sections 101(47)(A)(v) and 741(7)(A)(ix) of the Bankruptcy Code, related to the repurchase agreement and securities contract established and evidenced by this Agreement and the Transactions hereunder.

(c)            Assignment of Purchase Commitment. The sale of each Mortgage Loan to Buyer shall include Seller’s rights (but none of the obligations) under the applicable Purchase Commitment to deliver the Mortgage Loan to Fannie Mae, Freddie Mac or another Approved Takeout Investor, as applicable, and to receive the net sum therefor provided for in the relevant Purchase Commitment from Fannie Mae, Freddie Mac or the Approved Takeout Investor, as applicable. Effective on and after the Purchase Date for each Mortgage Loan purchased by Buyer hereunder, Seller assigns to Buyer, free and clear of any Lien, all of Seller’s right, title and interest in the applicable Purchase Commitment for such Mortgage Loan and any related Forward Trade Commitment; provided that Buyer shall not assume or be deemed to have assumed any of the obligations of Seller under any Purchase Commitment or Forward Trade Commitment.

6.	Conditions Precedent

(a)            Conditions Precedent to the Effectiveness of this Agreement. The effectiveness of this Agreement shall be subject to the satisfaction of each of the following conditions precedent (any of which Buyer may electively waive, in Buyer’s sole discretion):

(b)            Buyer shall have received, (x) at least five (5) days before the effective date of this Agreement, all documentation and other information regarding Seller and Parent in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, that was requested in writing by Buyer at least ten (10) days before the effective date, and (y) a properly completed and signed IRS Form W-8 or W-9, as applicable, for Seller.

(i)            on or before the date hereof, Seller shall have deliver or caused to be delivered each of the documents listed on Exhibit B in form and substance satisfactory to Buyer and its counsel;

(ii)           as of the date hereof, there has been no Material Adverse Effect on the financial condition of Seller or Parent since the most recent Form 10 Q has been filed by Parent with the Securities and Exchange Commission;

(iii)          as of the date hereof, no material action, proceeding or investigation shall have been instituted or threatened, nor shall any material order, judgment or decree have been issued or proposed to be issued by any Governmental Authority with respect to Seller;

(iv)          Seller shall have delivered to Buyer an opinion of counsel in form and substance satisfactory to Buyer and its counsel;

(v)           Seller shall have delivered to Buyer such other documents, opinions of counsel and certificates as Buyer may reasonably request;

(vi)          Seller shall have established the Accounts at Financial Institution;

(vii)         Seller shall have acquired any licenses to originate Multifamily Loans in all states where it originates them and is required to be licensed; and

(viii)        on or before the date hereof, Seller shall have paid to the extent due all fees and out-of-pocket costs and expenses (including due diligence fees and expenses and reasonable legal fees and expenses) required to be paid under this Agreement or any other Transaction Document.

(c)            Conditions Precedent to Each Transaction. Buyer’s obligation to pay the Purchase Price for each Transaction shall be subject to the satisfaction of each of the following conditions precedent:

(i)            Seller shall have complied with the requirements of the applicable Schedule FNMA, Schedule FHA or Schedule FHLMC.

(ii)           Seller shall have performed all agreements to be performed by them under this Agreement and all other Transaction Documents, as well as under all Purchase Commitments, and after giving effect to the requested Transaction, no Default or Event of Default will exist under this Agreement or any of the other Transaction Documents.

(iii)          at least two (2) Business Days before the Settlement Date for any Pool that is to be exchanged for an MBS backed by such Pool (in a “delivery versus MBS” or “swap and hold” transaction), Seller will (i) electronically transmit to the related Agency (and deliver to Buyer by overnight courier with respect to Purchased Mortgage Loans subject to an outstanding Transaction included in such Pool) the applicable Agency’s form of Loan Schedule, fully completed, and a fully completed copy of (x) Form HUD 11705 (Schedule of Subscribers), (y) Fannie Mae Form 2014 (Delivery Schedule) or (z) Freddie Mac Form 987M (Wire Transfer Authorization Cash Warehouse Delivery) and Freddie Mac Form 996M (Warehouse Provider Release and Transfer), as applicable, designating Buyer as the Person authorized to receive the MBS, executed by Seller and relating to the MBS to be backed by the related Pool, (ii) deliver to Buyer such MBS’s CUSIP number and (iii) if the MBS is to be issued in a “delivery versus MBS” transaction, deliver to Buyer a completed Trade Assignment executed by Seller as the Customer and the related Approved Takeout Investor.

(iv)          If the Transaction is for the purchase by Buyer of a Fannie Mae Loan, Fannie Mae shall still be in a conservatorship run by the Federal Housing Finance Agency or a successor agency of the United States of America.

(v)           If the Transaction is for the purchase by Buyer of a Freddie Mac Loan, Freddie Mac shall still be in a conservatorship run by the Federal Housing Finance Agency or a successor agency of the United States of America.

(vi)          No Default or Event of Default shall have occurred.

(vii)        Buyer, in the exercise of its sole and absolute discretion, shall have made an affirmative election to fund the proposed Transaction.

(viii)       This Agreement and each of the other Transaction Documents shall be in full force and effect, and the Termination Date shall not have occurred.

(ix)          The Multifamily Mortgage Loan subject to such Transaction shall be an Eligible Mortgage Loan.

(x)            Seller’s and Parent’s representations and warranties in this Agreement and each of the other Transaction Documents to which it is a party and in any Officer’s Certificate delivered to Buyer in connection therewith shall be true and correct in all material respects on and as of the date hereof and such Purchase Date, with the same effect as though such representations and warranties had been made on and as of such date (except for those representations and warranties and Officer’s Certificates that are specifically made only as of a different date, which representations and warranties and Officer’s Certificates shall be correct in all material respects on and as of the date made), and Seller shall have complied with all of its agreements and satisfied all of the conditions under this Agreement, each of the other Transaction Documents and the Mortgage Loan Documents to which it is a party on its part to be performed or satisfied at or before the related Purchase Date.

(xi)            No Requirement of Law shall prohibit the consummation of any transaction contemplated hereby, or shall impose limits on the amounts that Buyer may legally receive or shall impose a material tax or levy on such Transaction or the Purchase Price, Repurchase Price or any payments received in respect thereof.

(xii)           No action, proceeding or investigation shall have been instituted or threatened, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority to set aside, restrain, enjoin or prevent the consummation of any Transaction contemplated hereby or seeking material damages against Buyer in connection with the transactions contemplated by the Transaction Documents.

(xiii)          Buyer shall have determined that the amounts on deposit in the Operating Account are sufficient to fund any shortfall between (x) the amount such Seller is to fund to Originate the Multifamily Loan to be purchased by Buyer in such Transaction and (y) the Purchase Price to be paid by Buyer therefor, after taking into account all other obligations of Seller that are to be satisfied with the amounts on deposit in the Operating Account on such Multifamily Loan’s Purchase Date.

(xiv)          after giving effect to such Transaction, the Aggregate Purchase Price will not exceed the Facility Amount.

(xv)          Buyer shall have received such other documents, information, reports and certificates as it shall have reasonably requested.

The acceptance by Seller, or by any Closing Agent at the direction of Seller, of any Purchase Price proceeds shall be deemed to constitute a representation and warranty by Seller that the foregoing conditions have been satisfied.

7.	Change in Law

(a)	If any Change in Law shall:

(i)             impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, Buyer (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)            impose on Buyer or the London interbank market any other condition affecting this Agreement or Transactions entered into by Buyer;

and the result of any of the foregoing shall be to increase the cost to Buyer of making or maintaining any purchase hereunder (or of maintaining its obligation to enter into any Transaction) or to increase the cost or to reduce the amount of any sum received or receivable by Buyer (whether of Repurchase Price, Price Differential or otherwise), then Seller will pay to Buyer such additional amount or amounts as will compensate Buyer for such additional costs incurred or reduction suffered.

(b)           If Buyer reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on Buyer’s capital or on the capital of Buyer’s holding company as a consequence of this Agreement or the purchases made by Buyer under this Agreement to a level below that which Buyer or Buyer’s holding company could have achieved but for such Change in Law (taking into consideration Buyer’s policies with respect to capital adequacy) by an amount deemed by Buyer in good faith to be material, then from time to time Seller will pay to Buyer such additional amount or amounts as will compensate Buyer or Buyer’s holding company for any such reduction suffered.

(c)           A certificate of Buyer setting forth the amount or amounts necessary to compensate Buyer or its holding company, as the case may be, as specified in Section 7(a) or 7(b) shall be delivered to Seller and shall be conclusive absent manifest error. Seller shall pay Buyer, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)           Failure or delay on the part of Buyer to demand compensation pursuant to this Section 7 shall not constitute a waiver of Buyer’s right to demand such compensation; provided that Seller shall not be required to compensate Buyer pursuant to this Section 7 for any increased costs or reductions incurred more than two hundred seventy (270) days before the date that Buyer notifies Seller of the Change in Law giving rise to such increased costs or reductions and of Buyer’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

8.	Segregation of Documents Relating to Purchased Mortgage Loans

Seller shall, and shall cause any other holder on Seller’s behalf, including any financial or securities intermediary, to identify on its books and records, all documents relating to Purchased Mortgage Loans that are in the possession of Seller or such other holder, as subject to this Agreement. All of Seller’s interest in each Purchased Mortgage Loan (including the Servicing Rights) shall pass to Buyer on its Purchase Date and nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Loans or otherwise selling, transferring, pledging or hypothecating the Purchased Mortgage Loans, but no such transaction shall relieve Buyer of its obligations to transfer the Purchased Mortgage Loans to Seller pursuant to Section 3(f), Section 3(m)(ii) or Section 21(b).

9.	Representations and Warranties of Seller.

(a)           To induce Buyer to enter into this Agreement and the Transactions hereunder, Seller and Parent represent and warrant as of the date of this Agreement and as of each Purchase Date that each of the following statements is and shall remain true and correct throughout the term of this Agreement and until all obligations, liabilities and indebtedness of Seller under this Agreement and the other Transaction Documents are paid in full:

(i)             Organization and Good Standing; Subsidiaries. Seller warrants and represents that it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent warrants and represents that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Seller has furnished to Buyer a true and complete copy of its certificate or formation as in effect as of the date of this Agreement, including all amendments thereto, and agrees to furnish to Buyer a true and complete copy of any amendment adopted after the date of this Agreement promptly after it is adopted. Seller and its Subsidiaries each has full legal power and authority to own its property and to carry on its business as currently conducted, and is duly qualified as a foreign limited liability company to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on its business, operations, assets or financial condition. For the purposes hereof, good standing shall include qualification for any and all licenses and payment of any and all taxes required in the jurisdiction of its organization and in each jurisdiction in which Seller or a Subsidiary transacts business. Seller has no Subsidiaries except as set forth in Exhibit D which lists the Subsidiaries as of the date of this Agreement, or as have been subsequently disclosed by it to Buyer in writing. With respect to Seller and each such Subsidiary, Exhibit D correctly states its name as it appears in its articles of formation filed in the jurisdiction of its organization, address, place of organization, each state in which it is qualified as a foreign corporation or entity, and in the case of the Subsidiaries, the percentage ownership (direct or indirect) of Seller in such Subsidiary.

(ii)            Authority and Capacity. Seller has all requisite power, authority and capacity to enter into this Agreement and each other Transaction Document and to perform the obligations required of it hereunder and thereunder. Parent has all requisite power, authority and capacity to enter into this Agreement and its Guaranty and to perform the obligations required of it hereunder and thereunder. This Agreement and the other Transaction Documents constitute the valid and legally binding agreements of Seller, and this Agreement and its Guaranty constitute the valid and legally binding agreements of Parent, respectively enforceable in accordance with their terms (whether enforcement is sought in equity or at law), except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, conservatorship and similar laws, and by equitable principles. No consent, approval, authorization, license or order of or registration or filing with, or notice to, any Governmental Authority is required under any Requirement of Law before the execution, delivery and performance of or compliance by Seller with this Agreement or any other Transaction Document or the consummation by Seller of any transaction contemplated thereby, except for those that have already been obtained by Seller, and the filings and recordings in respect of the Liens created pursuant to this Agreement and the other Transaction Documents. No consent, approval, authorization, license or order of or registration or filing with, or notice to, any Governmental Authority is required under any Requirement of Law before the execution, delivery and performance of or compliance by Parent with this Agreement or the Guaranty or the consummation by Parent of any transaction contemplated thereby, except for those that have already been obtained by Parent. If either Seller or Guaranty is a depository institution, this Agreement is a part of, and will be maintained in, its official records.

(iii)            No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance with its terms and conditions, shall conflict with or result in the breach of, or constitute a default under, or result in the creation or imposition of any Lien (other than Liens created pursuant to this Agreement and the other Transaction Documents) of any nature upon the properties or assets of Seller or Guaranty under, any of the terms, conditions or provisions of Seller’s or Parent’s organizational documents, or any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which Seller or Parent is now a party or by which it is bound (other than this Agreement and the Guaranty, as applicable) or require any consent under any such mortgage, indenture, deed of trust, loan or credit agreement or, instrument where the conflict, breach, default or nonconsent could reasonably be expected to have a Material Adverse Effect, or result in the creation of any Lien upon any of Seller’s or Parent’s property or assets except the Lien in favor of Buyer securing Seller’s obligations hereunder, or result in or permit the acceleration of any of its debt pursuant to any agreement, instrument or indenture to which Seller or Parent is a party or by which it or its property may be bound or affected.

(iv)           Performance. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform, and Seller intends to perform, each and every covenant that it is required to perform under this Agreement and the other Transaction Documents.

(v)            Ordinary Course Transaction. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Seller, and neither the sale, transfer, assignment and conveyance of Mortgage Loans to Buyer nor the pledge, assignment, transfer and granting of a security interest to Buyer in the Mortgage Assets, by Seller pursuant to this Agreement is subject to the bulk transfer or any similar Requirement of Law in effect in any applicable jurisdiction.

(vi)           Litigation; Compliance with Laws. There is no Litigation pending or, to Seller’s knowledge threatened, that could reasonably be expected to cause a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the Mortgage Loans sold or to be sold pursuant to this Agreement. Seller has not violated any Requirement of Law applicable to Seller that, if violated, would materially and adversely affect the Mortgage Loans to be sold pursuant to this Agreement or could reasonably be expected to have a Material Adverse Effect. There is no Litigation pending or, to Parent’s knowledge threatened, that could reasonably be expected to cause a Material Adverse Effect. Parent has not violated any Requirement of Law applicable to Parent that, if violated, could reasonably be expected to have a Material Adverse Effect.

(vii)          Approved Company. Seller currently holds all approvals, authorizations and other licenses from the Agencies required under the Guides (or otherwise) to Originate, hold, service and sell Multifamily Loans.

(viii)         Fidelity Bonds. Seller has purchased fidelity bonds and policies of insurance, all of which are in full force and effect, insuring Seller in the greater of (a) Five Hundred Thousand Dollars ($500,000) and (b) the amount required by the Agencies, against loss or damage from any breach of fidelity by Seller or any officer, director, employee or agent of Seller, and against any loss or damage from loss or destruction of documents, fraud, theft or misappropriation, or errors or omissions, and endorsed to provide that for any loss affecting Buyer’s interest, Buyer will be named on the loss payable draft as its interest may appear.

(ix)            Solvency. Both as of the date hereof and immediately after giving effect to each Transaction hereunder, the fair value of Seller’s assets is greater than the fair value of Seller’s liabilities (including contingent liabilities if and to the extent required to be recorded as liabilities on the financial statements of Seller in accordance with GAAP), and Seller (1) is not insolvent (as defined in 11 U.S.C. § 101(32)), (2) is able to pay and intends to pay its debts as they mature and (3) does not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not transferring any Loans with any intent to hinder, delay or defraud any Person.

(x)             Reporting. In its financial statements, Seller intends to report each sale of a Mortgage Loan hereunder as a financing in accordance with GAAP. Seller has been advised by or confirmed with its independent public accountants that such sales can be so reported under GAAP on its financial statements.

(xi)            Financial Condition. The balance sheets of Parent (and its Subsidiaries, on a consolidated basis) and the related statements of income, changes in stockholders’ equity and cash flows (“Financial Statements”) for the fiscal year ended on the Statement Date (the “Statement Date Financial Statements”) heretofore furnished to Buyer, fairly present the financial condition of Parent (and its consolidated Subsidiaries) on a basis as of the Statement Date and the results of its operations for the fiscal period ended on the Statement Date. On the Statement Date, Parent and its consolidated Subsidiaries did not have either any known material liabilities — direct or indirect, fixed or contingent, matured or unmatured — other than the contingent liabilities (if any) set forth on Schedule 9(a)(xi) and contingent liability on endorsements of negotiable instruments for deposit or collection in the ordinary course of business, or any known material liabilities for sales, long-term leases or unusual forward or long-term commitments, which are not disclosed by the Statement Date Financial Statements or reserved against in them or that have not been otherwise disclosed to Buyer in writing. Parent and Seller are each currently Solvent, and since the Statement Date, (i) there has been no Material Adverse Effect related to Parent (and its Subsidiaries), nor is Seller or Parent aware of any state of facts which (with or without notice, the lapse of time or both) would or could result in any such Material Adverse Effect, and (ii) there have been no material unrealized or anticipated losses from any loans, advances or other commitments of Seller (and its Subsidiaries).

(xii)           Regulation U. Neither Seller nor Parent is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of Buyer’s purchases of Mortgage Loans hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Following the application of the proceeds of each such purchase, not more than twenty-five percent (25%) of the value of the assets (either of Seller only or of Seller and its Subsidiaries on a consolidated basis) will be Margin Stock.

(xiii)          Investment Company Act. Neither Seller nor Parent or any of its other Subsidiaries is required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xiv)          Agreements. Neither Seller nor Parent or any of its other Subsidiaries is a party to any agreement, instrument or indenture, or subject to any restriction, materially or adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 10(h). None of Seller’s Subsidiaries is subject to any dividend restriction imposed by a Governmental Authority other than those under applicable statutory law. Neither Seller nor Parent or any of Seller’s Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument or indenture which default could reasonably be expected to result in a Material Adverse Effect. No holder of any Debt of Seller or of any of its Subsidiaries has given notice of any alleged default thereunder, or, if given, the same has been cured or will be cured by Seller or the relevant Subsidiary within the cure period provided therein. No Act of Insolvency with respect to Seller or Parent or any of its Subsidiaries, or any of their respective properties, is pending, contemplated or, to the knowledge of Seller or Parent, threatened.

(xv)          Title to Properties. Seller and its Subsidiaries have good, valid, insurable (in the case of real property) and marketable title to (i) all of its material Properties and assets (whether real or personal, tangible or intangible) that are reflected on or referred to in the Statement Date Financial Statements or in the more current Financial Statements (if any) most recently furnished to Buyer after the date of this Agreement, except for such properties and assets as have been disposed of since the date of such current Financial Statements either in the ordinary course of business or because they were no longer used or useful in the conduct of its business, and all such Properties and assets are free and clear of all Liens except for (i) the lien of current (nondelinquent) real and personal property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters to which like properties are commonly subject that do not materially interfere with the use of the property as it is currently being used, (iii) purchase money and financing Liens against equipment or other personal property and the other Liens described in Schedule 9(a)(xv); (iv) such other Liens, if any, as are disclosed in such Financial Statements and (v) Permitted Encumbrances.

(xvi)          ERISA. All plans (“Plans”) of a type described in Section 3(3) of ERISA in respect of which Seller or any Subsidiary of Seller is an “employer,” as defined in Section 3(5) of ERISA, are in substantial compliance with ERISA, and none of such Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Section 412 of the IRC, and neither Seller nor any Subsidiary of Seller has incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA. No proceedings have been instituted to terminate any such Plan, and no condition exists that presents a material risk to Seller or a Subsidiary of Seller of incurring a liability to or on account of any such Plan pursuant to any of the foregoing Sections of ERISA. No material liability exists with respect to any Plan in which Seller, Parent or any other Subsidiary Parent is an “employer”, or any trust forming a part thereof, that has been terminated since December 1, 1974.

(xvii)         Proper Names. Seller does not operate in any jurisdiction under a trade name, division, division name or name other than those names previously disclosed in writing by Seller to Buyer, and all such names are utilized by Seller only in the jurisdiction(s) identified in such writing. The only names used by Seller in its tax returns for the last ten (10) years are set forth in Exhibit E.

(xviii)        Tax Returns and Payments. All material federal, state and local income, excise, property and other tax returns known by Seller to be required to be filed with respect to Seller’s operations and those of its Subsidiaries in any jurisdiction have been filed on or before the due date thereof (plus any applicable extensions); all such returns are true and correct; all taxes, assessments, fees and other governmental charges upon Seller, and Seller’s Subsidiaries and upon their respective properties, income or franchises, that are, or should be shown on such tax returns to be, due and payable have been paid, including all Federal Insurance Contributions Act (FICA) payments and withholding taxes, if appropriate, other than those that are being contested in good faith by appropriate proceedings, diligently pursued and as to which Seller has established adequate reserves determined in accordance with GAAP, consistently applied. The amounts reserved, as a liability for income and other taxes payable, in the financial statements described in Section 10(h) are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of Seller and its Subsidiaries, accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto and for which Seller and Seller’s Subsidiaries may be liable in their own right or as transferee of the assets of, or as successor to, any other Person.

(xix)          In Compliance with Applicable Laws. Seller and its Subsidiaries each complies with all Requirements of Law applicable to it, including (1) all applicable Anti-Money Laundering Laws, (2) all licensing and approval requirements applicable to Seller’s and its Subsidiaries’ Origination of Mortgage Loans and (3) all other laws and regulations referenced in the definition of “Requirement(s) of Law”.

(xx)           Place of Business and Formation. The principal place of business of Seller is located at the address set forth for Seller in Section 14. As of the date hereof, and during the four (4) months immediately preceding that date, the chief executive office of Seller and the office where it keeps its financial books and records relating to its property and all contracts relating thereto and all accounts arising therefrom is and has been located at the address set forth for Seller in Section 14. As of the date hereof, Seller’s jurisdiction of organization is the State specified in Section 9(a)(i).

(xxi)          No Adverse Selection. Seller used no selection procedures that identified the Purchased Mortgage Loans offered to Buyer for purchase hereunder as being less desirable or valuable than other comparable Mortgage Loans owned by Seller.

(xxii)         No Default. No Default or Event of Default has occurred.

(xxiii)        No Sanctioned Persons. Neither Seller, Parent or any of its Subsidiaries nor any of its or their respective directors, members, managers, partners, officers, employees, brokers or agents acting or benefiting in any capacity in connection with this Agreement or any other transaction involving Buyer or, to the best of Seller’s and Parent’s knowledge, any of Buyer’s Affiliates, is a Sanctioned Person.

(xxiv)        Anti-Money Laundering Laws. Seller and its Affiliates each complies with all Anti-Money Laundering Laws applicable to it and its agents.

(xxv)         Anti-Corruption Laws and Sanctions. Seller has implemented and maintains in effect policies and procedures designed to ensure compliance by Seller, its Subsidiaries and their respective directors, members, managers, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions, and Seller, its Subsidiaries and their respective directors, members, managers, officers, employees and agents, are in compliance with applicable Anti-Corruption Laws and applicable Sanctions in all material respects. No use of proceeds of any Transaction nor any other transaction contemplated by the Transaction Documents will violate applicable Anti-Corruption Laws or applicable Sanctions.

(b)           Special Representations Concerning Purchased Mortgage Loans. As of the date of this Agreement and as of the date of each Transaction Request, Seller represents that:

(i)             Seller is the legal and equitable owner, free and clear of all Liens other than Permitted Encumbrances and the undelivered Assignment of Mortgage to Fannie Mae or Freddie Mac, of all Purchased Mortgage Loans sold to Buyer by Seller. All Purchased Mortgage Loans have been duly authorized and validly issued. All of the Purchased Mortgage Loans, individually and collectively, sold to Buyer by Seller comply with all of the requirements of this Agreement and each is genuine and what it purports to be. All information concerning each Purchased Mortgage Loan listed in any Transaction Request sent to Buyer was, is and/or shall be (as applicable) true and complete in all material respects as of the date of such Transaction Request.

(ii)            Seller has complied and will continue to comply with all material Requirements of Law relating to each Purchased Mortgage Loan.

(iii)            Seller has selected the Purchased Mortgage Loans in good faith and in the ordinary course of business and not in a manner so as to affect adversely Buyer’s interests.

(iv)           All Purchased Mortgage Loans have been duly (i) made payable to or endorsed and assigned to Seller and (ii) endorsed or assigned by Seller in blank (or in another manner acceptable to Buyer) and delivered (or will be timely delivered by the Closing Agent) to Buyer. Each Assignment of Mortgage in blank assigning the Lien securing any Purchased Mortgage Loan will be in proper and sufficient form for recording in the appropriate government office in the U.S. jurisdiction where the underlying property (land and improvements) covered by such Lien is located. Upon and after delivery by Buyer to the relevant Closing Agent of an Buyer’s Escrow Instructions Letter, Buyer will have a duly perfected first priority security interest in such Multifamily Loan and for so long as either (i) such Closing Agent or another bailee for Buyer retains possession of such Mortgage Note, or takes such other action as is necessary for it to have and maintain a security interest perfected by possession of such Mortgage Note under the UCC, or (ii) Buyer or its designated custodian has possession of such Mortgage Note, Buyer will have a first priority security interest in such Multifamily Loan perfected by possession.

(v)            Seller has and will continue to have the full right, power and authority to pledge the Purchased Mortgage Loans sold to Buyer and to be sold to Buyer by Seller under this Agreement or pursuant to it, and such Purchased Mortgage Loans may be further assigned without any requirement for the consent of any other party to the Purchased Mortgage Loans.

(vi)           Seller will maintain the Lien on the real estate described in, or referred to as covered by, each Purchased Mortgage Loan as a Lien having the priority represented to Buyer, subject only to the Permitted Encumbrances, until all of the Obligations have been fully paid and satisfied and Buyer has no further commitment to purchase Mortgage Loans.

(vii)          Each Purchased Mortgage Loan sold by Seller to Buyer, together with all of its related Mortgage Loan Documents:

(1)             was originated by Seller;

(2)             is covered by a currently valid and enforceable Purchase Commitment;

(3)             has been underwritten and originated in accordance with both the Purchase Commitment covering it and, as applicable, (i) for Freddie Mac Loans, the Freddie Mac Guide, (ii) for Fannie Mae Loans, the Fannie Mae Guide or (iii) for OTI Loans, FHA’s underwriting guidelines and the Ginnie Mae Guide; and

(4)             has been made in compliance in all material respects with all applicable Requirements of Law (including all Requirements of Law relating to usury), and the continued compliance of the Purchased Mortgage Loan is not affected by its purchase by Buyer;

(5)             is the legal, valid and binding obligation of its Mortgagor and is and will continue to be valid and enforceable in accordance with its terms, without any claim, right of rescission, counterclaim, defense or offset, including any claim or defense of usury, except as such enforceability may be limited by bankruptcy and other laws affecting the rights of creditors generally and by principles of equity, excepting rights that, by applicable law, cannot be waived, and neither the operation of any of its contract terms nor the exercise of any right thereunder will render it partly or wholly unenforceable or subject to any such claim, right of rescission, counterclaim, defense or offset, and no such claim, right of rescission, counterclaim, defense or setoff has been asserted;

(6)             has not been modified or amended and none of its requirements has been waived, except as expressly and completely reflected in the applicable Mortgage Loan Documents;

(7)             has fair market value equal to or greater than the Purchase Price attributed or allocated to it under this Agreement;

(8)             complies and will continue to comply with the terms of this Agreement;

(9)            was not originated in, and is not subject to the laws of, any jurisdiction whose laws (i) make unlawful its purchase or ownership by Buyer pursuant to this Agreement or (ii) render the Purchased Mortgage Loan, its Mortgage Note or its Mortgage unenforceable by Buyer or its assigns;

(10)           is in full force and effect and has not been satisfied or subordinated in whole or in part or rescinded, and the Mortgaged Property has not been partially or completely released from the Lien of its Mortgage;

(11)           evidences and is secured by a valid Lien in favor of the relevant Seller on Multifamily real property securing the amount owed by the Mortgagor under the related Mortgage, subject only to Permitted Encumbrances, that has fair market value equal to or greater than the face amount of the related Mortgage Note;

(12)           is executed in full accordance with all requirements of the applicable Laws of the jurisdiction in which the Mortgaged Property is located, with the Mortgage being (i) duly acknowledged and sealed by such official and in such manner and form as to be both recordable and effective under such Laws to give such constructive notice to all Persons as shall be necessary to establish and continue the Lien of such Mortgage with the priority that Seller represents it has to Buyer and (ii) so recorded, and with the Mortgage Note, Mortgage and all related papers executed with the genuine original signature(s) of the Mortgagor, and all parties to such Purchased Mortgage Loan had full legal capacity to execute it; and

(13)           either (i) is the subject of a Current Appraisal of which Seller has possession and will make available to Buyer on request, or (ii) is a Mortgage Loan whose value is determined by means other than an Appraisal in accordance with the Freddie Mac Guide or the Fannie Mae Guide (as applicable) or the selling and servicing requirements of another related Approved Takeout Investor, provided that Seller has in its possession and will make available to Buyer on request evidence of such value and how it was determined in accordance with the Freddie Mac Guide, Fannie Mae Guide or other Approved Takeout Investor’s selling and servicing guidelines, as applicable.

(viii)	As to each Purchased Mortgage Loan and its Mortgage Loan Documents:

(1)             Seller has not waived any default, breach, violation or event permitting acceleration;

(2)             the related Mortgaged Property is free of material damage and in good repair, and Seller has no actual knowledge that such Mortgaged Property has suffered material storm, earthquake or water damage that is not (except for a reasonable deductible) fully covered by a Hazard Insurance Policy, and if it has been damaged, its owner intends to repair or rebuild and such improvements are in fact practically repairable or rebuildable;

(3)             Seller has conducted, or confirmed that its Mortgagor has conducted, inspections and examinations in its commercially reasonable discretion to determine that the Mortgaged Property (i) is free of all hazardous materials and is in compliance with all applicable environmental laws and (ii) has not been used for any activities involving, directly or indirectly, the use, generation, treatment, storage, transportation or disposal of any hazardous material and (iii) is not subject to any existing or pending investigation or inquiry by any Governmental Authority nor subject to any remedial obligations under any applicable Laws pertaining to health or the environment.

(4)             No Mortgagor, guarantor or other obligor of such Purchased Mortgage Loan is a Sanctioned Person or a Person to whom the provision of financial services is prohibited or otherwise restricted by applicable Laws.

(5)             as of the date of this Agreement, no liens or claims have been filed for work, labor or materials affecting the Mortgaged Property which are or may be prior, equal or subordinate to the Lien of the Purchased Mortgage Loan;

(6)             the Mortgage Loan Documents contain customary and enforceable provisions so as to render the rights and remedies of their holder adequate for the realization against the Purchased Mortgage Loans for the Purchased Mortgage Loan of the benefits of the security intended to be provided by it;

(7)             there is only one original executed Mortgage Note, and that original is in the process of being delivered to Buyer by the Closing Agent that closed the Multifamily Mortgage Loan, or has already been delivered to Buyer, in each case in accordance with its terms;

(8)             none of its makers or Mortgagors is an Affiliate of either Seller or any of its Subsidiaries’ members, managers, directors or executive officers except as has been disclosed to and approved in writing by Freddie Mac or Fannie Mae, as applicable;

(9)             does not contain any term or condition such that the repayment schedule results in the outstanding principal balance increasing over time, rather than amortizing or remaining unchanged, whether or not such Mortgage Loan is deemed to be an “option ARM”, “negative amortization” or “graduated payment” loan (Buyer may rely on Seller’s representation and warranty that any Purchased Mortgage Loan maintains its original principal balance unreduced, or amortizes down, over time);

(ix)            The description of the Mortgaged Property in each Mortgage is legally adequate and each Purchased Mortgage Loan has been fully advanced in its face amount.

(x)             No default, and no event that with notice or lapse of time or both would become a default, has occurred and is continuing under a Purchased Mortgage Loan that would provide a basis under the relevant Purchase Commitment or the Freddie Mac Guide for Freddie Mac or the Fannie Mae Guide for Fannie Mae, as applicable, to refuse to purchase such Mortgage Loan.

(xi)            The Hazard Insurance Policy covering the premises encumbered by each Purchased Mortgage Loan:

(10)           names and will continue to name Seller or its servicer as the insured under a standard mortgagee clause;

(11)           is and will continue to be in full force and effect; and

(12)           affords and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if required by the terms of the Freddie Mac Guide, the Fannie Mae Guide or any applicable Requirements of Law.

(xii)           Mortgaged Property securing a Multifamily Purchased Mortgage Loan and located in a special flood hazard area designated as such by the Secretary of HUD is and shall continue to be covered by special flood insurance as required by the National Flood Insurance Program.

(xiii)          No notice of any partial or total condemnation has been given with respect to the real property and improvements securing any Purchased Mortgage Loan.

(c)            Representations as to Pooled Loans. In addition to the representations and warranties set forth in Section 9(b), as of the date of this Agreement, as of the date of each Transaction Request, Seller represents as follows in respect of each Pooled Loan that is subject to a Transaction:

(i)             Seller is approved by either Ginnie Mae as an approved issuer, Fannie Mae as an approved lender, Freddie Mac as an approved seller/servicer (as the case may be), and by FHA as an approved mortgagee, in each case in good standing (such approvals and conditions, collectively, “Agency Approvals”), with no event having occurred or Seller’s having any reason whatsoever to believe or suspect will occur prior to the issuance of the related MBS, including a change in insurance coverage, that would either make Seller unable to comply with the eligibility requirements for maintaining all such Agency Approvals or require notification to the relevant Agency or to HUD or FHA. Should Seller for any reason cease to possess all such Agency Approvals, or should notification to the relevant Agency or to HUD or FHA be required, Seller shall so notify Buyer immediately in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its Agency Approvals at all times during the term of this Agreement and each outstanding Transaction. Seller has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Pooled Loans.

(ii)            Each Pooled Loan is an Agency Eligible Mortgage Loan.

(iii)            All of the representations and warranties made or deemed made respecting such Pooled Loan contained in (or incorporated by reference in) the relevant Guide (collectively, the “Standard Agency Mortgage Loan Representations”) are (and will be as of all relevant dates) true and correct in all material respects, and any material exceptions or modifications to such Standard Agency Mortgage Loan Representations have been approved by the related Agency.

(iv)           The sum of the Cut-off Date Principal Balances of the Pooled Loans in the Pool will at least equal the face principal amount of the MBS to be issued in respect of the Pool.

(v)            The MBS to be issued on account of the Pooled Loans is covered by a Purchase Commitment and does not exceed the availability under such Purchase Commitment. Each Purchase Commitment is a legal, valid and binding obligation of an Approved Takeout Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(vi)           The Custodian has certified such Pooled Loans to the related Agency for the purpose of being swapped for an MBS backed by such Pool, in each case, in accordance with the terms of the applicable Guide.

(vii)          Buyer has been listed as the sole subscriber of the MBS being issued with respect to such Pool of Pooled Loans.

(viii)         No Securities Issuance Failure shall have occurred with respect to the MBS to be issued with respect to such Pool.

(d)           Copies. Each time Seller delivers or causes to be delivered to Buyer a copy (instead of the original) of any document pursuant or relating to this Agreement, any other Transaction Document or any Transaction, Seller shall be deemed to warrant, represent and certify to Buyer at the time of delivery that such copy is a true, correct and complete copy of the original of that document unless such document is accompanied by Seller’s written statement that such document is incorrect or incomplete in the manner specified in such statement.

(e)           Survival of Representations. All the representations and warranties made by Seller to Buyer in this Agreement are binding on Seller regardless of whether the subject matter thereof was under the control of Seller or a third party. Seller acknowledges that Buyer will rely upon all such representations and warranties with respect to each Purchased Mortgage Loan purchased by Buyer hereunder, and Seller makes such representations and warranties in order to induce Buyer to purchase the Mortgage Loans. The representations and warranties by Seller in this Agreement with respect to a Purchased Mortgage Loan shall be unaffected by, and shall supersede and control over, any provision in any existing or future endorsement of any Purchased Mortgage Loan or in any Assignment of Mortgage with respect to such Purchased Mortgage Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty. All Seller’s representations and warranties shall survive delivery of the Mortgage Note and other Mortgage Loan Documents and the Loan Purchase Detail, the purchase by Buyer of Purchased Mortgage Loans, transfer of the servicing for the Purchased Mortgage Loans to a successor servicer, delivery of Purchased Mortgage Loans to Fannie Mae or Freddie Mac, delivery of MBS to an Approved Takeout Investor, repurchases of the Purchased Mortgage Loans by Seller and termination of this Agreement. The representations and warranties of Seller in this Agreement shall inure to the benefit of Buyer and its successors and assigns, notwithstanding any examination by Buyer of any Mortgage Loan Documents, related files or other documents delivered to Buyer.

10.	Seller’s Covenants.

Seller agrees to perform the following duties at all times during the term of this Agreement:

(a)           Maintenance of Existence; Conduct of Business. Seller shall preserve and maintain its existence in good standing and all of its rights, privileges, licenses and franchises necessary in the normal conduct of its business, including its eligibility as lender, seller/servicer and issuer described under Section 9(a)(vii); and Seller shall conduct its business in an orderly and efficient manner and shall keep adequate books and records of its business activities, and make no material change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement. Without Buyer’s prior written consent, Seller will not make any material change in its accounting treatment and reporting practices except as required by GAAP.

(b)           Compliance with Applicable Laws. Seller shall comply with all Requirements of Law, a breach of which would, or could reasonably be expected to, adversely affect the Purchased Mortgage Loans or the Mortgage Loans to be sold pursuant to this Agreement, or that could reasonably be expected to result in a Material Adverse Effect except where contested in good faith and by appropriate proceedings and with adequate book reserves determined in accordance with GAAP, consistently applied, established therefor. Seller shall comply, and shall cause each of its Subsidiaries to comply, with all Requirements of Law applicable to it and the Purchased Mortgage Loans or any part thereof, including (1) the Anti-Money Laundering Laws, (2) all licensing and approval requirements applicable to Seller’s Origination of Mortgage Loans and (3) all other laws and regulations referenced in the definition of “Requirement(s) of Law”.

(c)           Compliance with Anti-Corruption Laws. Seller shall, and shall cause each of its Subsidiaries to, maintain in effect and enforce policies and procedures designed to ensure compliance by Seller, its Subsidiaries and their respective directors, members, managers, partners, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

(d)           Inspection of Properties and Books. Seller shall permit authorized representatives of Buyer to (i) discuss the business, operations, assets and financial condition of Seller with their officers and employees and to examine their books of account, records, reports and other papers and make copies or extracts thereof, (ii) inspect all of Seller’s property and all related information and reports, and (iii) audit Seller’s operations to ensure compliance with the terms of the Transaction Documents and applicable Requirements of Law, all at Seller’s expense and at such reasonable times as Buyer may request. Seller will provide its accountants with a photocopy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly any and all questions that the officers of Buyer or any authorized representatives of Buyer may address to them in reference to the financial condition or affairs of Seller. Buyer will notify Seller before contacting its accountants and Seller may have its representatives in attendance at any meetings between the officers or other representatives of Buyer and Seller’s accountants held in accordance with this authorization. Buyer agrees that it will take reasonable steps to prevent disclosure to third parties of any proprietary information obtained from any such inspections and discussions or from any financial statements or reports furnished by Seller to Buyer pursuant to this Agreement and to use commercially reasonable efforts to maintain the confidential nature of such material; provided that this restriction shall not apply to information that (i) at the time in question has already entered the public domain, (ii) is required to be disclosed by any Requirement of Law (including pursuant to any examination, inspection or investigation by any Governmental Authority having regulatory jurisdiction over Buyer), (iii) is furnished by Buyer to purchasers or prospective purchasers of participations or interests in the Obligations or Purchased Mortgage Loan so long as such purchasers and prospective purchasers have agreed to be subject to restrictions substantially identical to those contained in this sentence, or (iv) the disclosure of which Buyer reasonably deems necessary to protect its interests herein.

(e)           Notices. Seller will promptly notify Buyer of the occurrence of any of the following and shall provide such additional documentation and cooperation as Buyer may request with respect to any of the following:

(i)             any change in Seller’s business address;

(ii)            any merger, Division, consolidation or reorganization of Seller, any Subsidiary of Seller or Parent, or any changes in the ownership of Seller or any Subsidiary of Seller;

(iii)           any Change in Control;

(iv)           any change of Seller’s name or jurisdiction of organization;

(v)            any Material Adverse Effect in Seller’s financial position;

(vi)           entry of any court judgment or regulatory order in which Seller or Parent or any of its Subsidiaries is required to pay a claim or claims that could reasonably be expected to have a Material Adverse Effect on Seller or Parent;

(vii)          the filing of any petition, claim or lawsuit against Seller or Parent or any of its Subsidiaries that could reasonably be expected to have a material adverse effect on Seller’s, Parent’s or any of Seller’s Subsidiaries’ (x) financial condition taken as a whole, (y) ability to perform its obligations under any Transaction Document or (z) ability to continue its operations in a manner similar to its current operations;

(viii)         Seller, Parent or any of its Subsidiaries admits to committing, or is found to have committed, a material violation of any Requirement of Law relating to its business operations, including Seller’s or any of its Parent’s other Subsidiaries’ loan generation, sale or servicing operations;

(ix)            the initiation of any material investigations, audits, examinations or reviews of Seller or Parent by any Agency or Governmental Authority relating to Seller’s Origination, sale or servicing of mortgage loans or to Seller’s business operations, with the exception of normally scheduled audits or examinations by the regulators of Seller or Parent;

(x)             any disqualification or suspension of Seller or any of Parent’s other Subsidiaries by an Agency, including any notification or warning by an Agency of any such disqualification or suspension;

(xi)            the occurrence of any actions, inactions or events upon which an Agency may, in accordance with its Guide, disqualify or suspend Seller or any of Parent’s other Subsidiaries as a Multifamily seller or servicer, including those events or reasons for disqualification or suspension enumerated in the Freddie Mac Guide, the Fannie Mae Guide or the Ginnie Mae Guide;

(xii)           the filing, recording or assessment of any federal, state or local tax Lien for taxes, penalty and interest of more than Two Million Five Hundred Thousand Dollars ($2,500,000) against Seller or any of its assets;

(xiii)          the occurrence of any Default hereunder;

(xiv)          the occurrence of any Event of Default hereunder;

(xv)           the occurrence of any event which, with or without notice or lapse of time or both, would constitute a default under any other agreement, instrument or indenture to which either Seller or Parent is a party or to which any of them or any of its properties or assets may be subject which could reasonably be expected to result in a Material Adverse Effect in respect of Seller or Parent;

(xvi)          the suspension, revocation or termination of any licenses or eligibility as described under Section 9(a)(vii) of Seller; or

(xvii)        any other action, event or condition of any nature that could reasonably be expected to result in a Material Adverse Effect.

(f)	Payment of Debt, Taxes, etc.

(i)             Seller shall pay and perform all its material obligations and Debt in accordance with the terms thereof, and pay and discharge or cause to be paid and discharged all material taxes, assessments and governmental charges or levies known to Seller to have been imposed upon Seller or its income, receipts or properties, before the same shall become past due, as well as all lawful claims for labor, materials or supplies or otherwise that, if unpaid, might become a Lien upon such properties or any part thereof; provided that Seller shall not be required to pay obligations, Debt, taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which Seller shall have obtained an adequate bond or adequate insurance or that are being contested in good faith and by proper proceedings that are being reasonably and diligently pursued, if such proceedings do not involve any likelihood of the sale, forfeiture or loss of any such property or any interest therein while such proceedings are pending and if adequate book reserves determined in accordance with GAAP, consistently applied, are established therefor.

(ii)            (A)          All payments made by Seller under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority, excluding taxes imposed on (or measured by) its net income (however denominated) or capital, branch profits taxes, franchise taxes or any other tax imposed on the net income by the United States, a state or a foreign jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof (collectively, “Taxes”), all of which shall be paid by Seller for its own account not later than the date when due. If Seller is required by any Requirement of Law to deduct or withhold any Taxes from or in respect of any amount payable hereunder, it shall (a) make such deduction or withholding, (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date due, (c) deliver to Buyer, promptly, original tax receipts and other evidence satisfactory to Buyer of the payment when due of the full amount of such Taxes and (d) pay to Buyer such additional amounts as may be necessary so that such Buyer receives, free and clear of all Taxes, a net amount equal to the amount it would have received under this Agreement, as if no such deduction or withholding had been made.

(B)            In addition, Seller agrees to pay to the relevant Governmental Authority in accordance with all applicable Requirements of Law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (“Other Taxes”).

(C)            Seller agrees to indemnify Buyer for the full amount of Taxes and Other Taxes (including additional amounts with respect thereto), and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 10(f), and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided that Buyer shall have provided Seller with evidence, reasonably satisfactory to Seller, of payment of Taxes or Other Taxes, as the case may be.

(D)            Any assignee of Buyer that is not incorporated or otherwise created under the laws of the United States, any State thereof, or the District of Columbia (a “Foreign Buyer”) shall provide Seller with properly completed IRS Form W-8BEN or W-8ECI or any successor form prescribed by the IRS, certifying (X) that such Foreign Buyer is either (1) entitled to benefits under an income tax treaty to which the United States is a party that eliminates United States withholding tax under Sections 1441 through 1442 of the Code on payments to it or (2) otherwise fully exempts from United States withholding tax under Sections 1441 through 1442 of the Code on payments to it, or (Y) that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, on or before the date upon which each such Foreign Buyer becomes a purchaser of Mortgage Loans hereunder. Each Foreign Buyer will resubmit the appropriate form on the earliest of (x) the third anniversary of the prior submission or (y) on or before the expiration of thirty (30) days after there is a “change in circumstances” with respect to such Foreign Buyer as defined in Treas. Reg. Section 1.1441(e)(4)(ii)(D). For any period with respect to which a Foreign Buyer has failed to provide Seller with the appropriate form or other relevant document pursuant to this Section 10(f)(ii) (unless such failure is due to a change in any Requirement of Law occurring subsequent to the date on which a form originally was required to be provided), such Foreign Buyer shall not be entitled to any “gross-up” of Taxes or indemnification under this Section 10(f) with respect to Taxes imposed by the United States; provided that should a Foreign Buyer, that is otherwise exempt from a withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Seller shall take such steps as such Foreign Buyer shall reasonably request to assist such Foreign Buyer to recover such Taxes.

(E)            Without prejudice to the survival or any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 10(f) shall survive the termination of this Agreement. Nothing contained in this Section 10(f) shall require Buyer to make available any of its tax returns or other information that it deems to be confidential or proprietary.

(F)            Each Party acknowledges that it is its intent, for purposes of U.S. federal, state and local income and franchise taxes only, to treat each purchase transaction hereunder as indebtedness of Seller that is secured by the Purchased Mortgage Loans and that the Purchased Mortgage Loans are owned by Seller in the absence of an Event of Default by Seller. All Parties agree to such treatment and agree to take no action inconsistent with this treatment unless required by law.

(g)           Insurance. Seller shall maintain, at no cost to Buyer, (a) errors and omissions insurance or mortgage impairment insurance and blanket bond coverage, with such companies and in such amounts as to satisfy the current requirements of the relevant Guide applicable to a qualified mortgage originating institution, and shall cause Seller’s policy to be endorsed with the Blanket Bond Required Endorsement and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies reasonably acceptable to Buyer, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity. Within thirty (30) days after notice from Buyer, Seller will obtain such additional insurance as Buyer shall reasonably require, at no cost to Buyer. Photocopies of such policies shall be furnished to Buyer at no cost to Buyer upon Seller’s obtaining such coverage or any renewal of or modification to such coverage.

(h)           Financial Statements and Other Reports. Seller shall deliver or cause to be delivered to Buyer:

(i)             as soon as available and in any event not later than sixty (60) days after the end of each calendar quarter of Parent, including the last calendar quarter of each year, statements of income and changes in members’ equity and cash flow of Seller and its Subsidiaries on a consolidated basis with respect to Seller for that fiscal quarter and the period from the beginning of the fiscal year to the end of that Calendar Quarter, and related consolidated balance sheet (including contingent liabilities) as of the end of that calendar quarter, all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis, and certified by Seller’s chief financial officer that, to the best of his or her knowledge, such financial statements were prepared in accordance with GAAP and present fairly the financial condition and the results of operations for the period covered, subject, however, to year-end audit adjustments and the omission of notes to the Financial Statements;

(ii)            as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Parent, audited consolidated fiscal year-end statements of income and cash flows of Parent for that year, and the related consolidated audited balance sheet as of the end of that year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail and accompanied by (1) an opinion as to those financial statements in form and substance reasonably satisfactory to Buyer (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) and prepared by an independent certified public accounting firm reasonably acceptable to Buyer (it being acknowledged by Buyer that KPMG LLP currently is an acceptable independent certified public accounting firm), stating that said financial statements fairly present in all material respects the financial condition, cash flows and results of operations of Parent and its Subsidiaries on a consolidated basis, in each case as of the end of, and for, such year, and (2) if then available or otherwise within fifteen (15) days of receipt by Parent, any management letters, management reports or other supplementary comments or reports delivered by those accountants to Parent; and

(iii)           such other information related to such quarterly and annual reports as Buyer may from time to time reasonably request.

(iv)           together with each delivery of financial statements required in this Section 10(h), a Compliance Certificate executed by Seller’s chief financial officer;

(v)            except to the extent, if any, that disclosure is prohibited or limited by any Requirement of Law, contractual agreement or otherwise required by the related Agency, not later than five (5) Business Days after receiving any audit of Seller or any of its Subsidiaries completed by any Agency, advice whether Seller and/or such Subsidiary, as the case may be, passed or failed such audit and whether it remains in good standing with such Agency; and

(vi)           from time to time, with reasonable promptness, such further information regarding the Mortgage Assets, or the business, operations, properties or financial condition of Seller as Buyer may reasonably request.

Notwithstanding the foregoing or anything to the contrary contained in the Transaction Documents, Seller will not be required to deliver to Buyer an original, copy or summary of any audit, lender assessment report, or other internal review document prepared by or for Fannie Mae.

(vii)          Limits on Distributions. During the existence of a Default or Event of Default, Seller shall not pay, make or declare or incur any liability to pay, make or declare any dividend (excluding stock dividends) or other distribution, direct or indirect, on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition, direct or indirect, of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself whether now or hereafter outstanding.

(i)            Use of JPM Chase’s Name. Except to the extent otherwise required by applicable law, Seller shall, and shall cause its Subsidiaries to, confine its use of Buyer’s logo and the “JPMorgan” and “Chase” names to those uses specifically authorized by Buyer in writing. None of Seller or its Subsidiaries may use Buyer’s name or logo to obtain any mortgage-related services without the prior written consent of Buyer.

(j)            Reporting. In its financial statements, Seller will report each sale of a Mortgage Loan hereunder as a financing in accordance with GAAP.

(k)           Transactions with Affiliates. Seller will not, directly or indirectly, (a) make any loan, advance, extension of credit or capital contribution to any of Seller’s Affiliates, (b) sell, transfer, pledge or assign any of its assets to or on behalf of those Affiliates except for pledges made to Buyer pursuant to this Agreement or pledges made pursuant to the Term Loan of assets other than Purchased Mortgage Loans or other Mortgage Assets, (c) merge or consolidate with or purchase or acquire assets from those Affiliates, (d) pay management fees to or on behalf of those Affiliates, other than (i) payments attributable to reasonable overhead and administrative charges allocated to Seller by the Affiliates, (ii) reasonable subservicing fees payable to Affiliates for their servicing of Seller’s portfolio of Serviced Mortgage Loans, and (iii) other transactions in the ordinary course of business (but still in compliance with the terms of this Section 10(k)) and on terms not less favorable to the Seller than could be obtained from an unaffiliated third party on an arm’s length basis, or (e) make a payment that is not otherwise permitted by this Section 10(k) to any Affiliate.

(l)            Recourse Servicing Contracts. Except for Servicing Contracts involving Fannie Mae DUS Mortgage Loans and conduit originations for which Seller notifies Buyer pursuant hereto, Seller shall not acquire or enter into Servicing Contracts under which Seller must repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the respective terms of those Mortgage Loans.

(m)          Defense of Title; Preservation of Mortgage Assets. Seller warrants and will defend the right, title and interest of Buyer in and to all Mortgage Assets against all adverse claims and demands of all Persons whomsoever. Seller shall do all things necessary to preserve the Mortgage Assets so that such Mortgage Assets remain subject to a first priority perfected Lien hereunder. Without limiting the foregoing, Seller will comply with all Requirements of Law applicable to Seller or relating to the Mortgage Assets and cause the Mortgage Assets to comply with all applicable Requirements of Law. Seller will not allow any default to occur for which Seller is responsible under any Mortgage Assets or any Transaction Documents and Seller shall fully perform or cause to be performed when due all of its obligations under any Mortgage Assets and the Transaction Documents.

(n)           No Amendment or Compromise. Without Buyer’s prior written consent, none of Seller or those acting on Seller’s behalf shall amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any Purchased Mortgage Loan, any related Mortgage Document or any related rights if such amendment, modification, waiver, settlement or compromise could reasonably be expected to adversely affect the value of such Purchased Mortgage Loan.

(o)           Loan Determined to be Defaulted or Defective. Upon discovery by Seller that any Purchased Mortgage Loan is In Default or a Defective Mortgage Loan, Seller shall promptly give notice of such discovery to Buyer.

(p)           Further Assurances. Seller agrees to do such further acts and things and to execute and deliver to Buyer such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Buyer to carry into effect the intent and purposes of this Agreement and the other Transaction Documents, to perfect the interests of Buyer in the Mortgage Assets or to better assure and confirm unto Buyer its rights, powers and remedies hereunder and thereunder.

(q)           Contingent Liabilities. Seller shall not assume, guarantee, endorse or otherwise become contingently liable for the obligation of any Person except (a) for the Term Loan and obligations arising in connection therewith, (b) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and (c) for obligations arising in connection with the sale of Mortgage Loans in the ordinary course of Seller’s business.

(r)            Underwrite in Compliance with Guides. Seller will underwrite Eligible Mortgage Loans in compliance with the applicable Guide.

(s)           No Reincorporation. Seller will not reorganize in any State other than the State of its organization set forth in Section 9(a)(i) without written notice to Buyer given at least thirty (30) days in advance, specifically authorizing Buyer to file a UCC-1 Financing Statement reflecting such change in its new state of organization.

(t)	Restrictions on Fundamental Changes. Seller shall not, either directly or indirectly:

(i)             Reorganize, spin-off, Divide, consolidate with, merge with or into, or enter into any analogous reorganization or transaction with any Person except that WD Capital may merge with and into Seller.

(ii)            Amend or otherwise modify Seller’s certificate of formation or operating agreement in any manner which is materially adverse to Buyer.

(iii)            Liquidate, wind up or dissolve (or suffer any liquidation or dissolution).

(iv)            Make any material change in the nature or scope of the business in which Seller engages as of the date of this Agreement and cease actively to engage in the business of originating or acquiring Mortgage Loans, or if applicable, servicing Mortgage Loans.

(v)            Sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or any substantial part of Seller’s business or assets, whether now owned or acquired after the date hereof, other than sales by Seller of (1) Mortgage Loans, (2) MBS and (3) Servicing Rights, in each case in the ordinary course of business and to the extent not otherwise prohibited by this Agreement.

(vi)           Acquire by purchase or in any other transaction all or substantially all of the business or property, or stock or other ownership interests of any Person, for consideration in an amount equal to or greater than Twenty Five Million Dollars ($25,000,000).

(vii)          Permit (i) any Subsidiary of Seller (other than WD Capital) or (ii) Parent (solely with respect to Sections 10(t)(i) through 10(t)(v)), to do or take any of the foregoing actions.

(u)	Financial Covenants. Seller shall not:

(i)             Permit the ratio of (x) the Total Indebtedness of Parent and its consolidated Subsidiaries to (y) its Tangible Net Worth at any time to be more than 3.00 to 1.00, tested on the last day of each calendar quarter.

(ii)             Permit the Tangible Net Worth of Parent and its consolidated Subsidiaries at any time (i) to be less than the sum of (x) Two Hundred Million Dollars ($200,000,000) plus (y) seventy-five percent (75%) of the sum of Parent’s and its Subsidiaries’ Equity Issuances after the effective date of this Agreement, tested on the last day of each calendar quarter, or (ii) to be less than the applicable net worth requirement of HUD, Fannie Mae or Freddie Mac.

(iii)            Permit the Liquidity of Parent and its consolidated Subsidiaries at any time to be less than (i) Fifteen Million Dollars ($15,000,000), tested on the last day of each calendar quarter, or (ii) the applicable liquidity requirement of HUD, Fannie Mae or Freddie Mac.

(iv)           Permit either (1) the aggregate unpaid principal amount at any time of all Mortgage Loans comprising Parent’s consolidated Servicing Portfolio (excluding Delinquent Serviced Mortgage Loans) to be less than Twenty Billion Dollars ($20,000,000,000), or (2) the aggregate unpaid principal amount at any time of all Fannie Mae DUS Mortgage Loans comprising Parent’s consolidated Servicing Portfolio (excluding Delinquent Serviced Mortgage Loans or Mortgage Loans that have been transferred to Fannie Mae for resolution) to be less than Ten Billion Dollars ($10,000,000,000), tested in each case on the last day of each calendar quarter.

(v)            Permit the sum at any time of the unpaid principal balances of all Delinquent Serviced Mortgage Loans in Seller’s Servicing Portfolio of Fannie Mae Mortgage Loans, to exceed three and one-half percent (3.5%) of the aggregate unpaid principal balances of all Fannie Mae Mortgage Loans then serviced by Seller and its consolidated Subsidiaries, tested on the last day of each calendar quarter; provided that, solely for the purposes of this Section 10(u)(v), (i) Serviced Mortgage Loans that are No Risk Mortgage Loans under the Fannie Mae DUS Program shall not be considered Delinquent Mortgage Loans, and (ii) to the extent of their loan balances not subject to any loss sharing by, or recourse to, Seller, At Risk Mortgage Loans under a modified sharing arrangement in the Fannie Mae DUS program shall not be considered Delinquent Serviced Mortgage Loans.

(v)            UCC. Seller will not change its name, organizational type or location (within the meaning of Section 9-307 of the UCC) unless it shall have (i) given Buyer at least thirty (30) days’ prior written notice thereof and (ii) delivered to Buyer all financing statements, amendments, instruments, legal opinions and other documents requested by Buyer in connection with such change. Seller will keep its principal place of business and chief executive office at the location specified in Section 14, and the office where it maintains any physical records of the Purchased Mortgage Loans at a corporate facility of Seller, or, in any such case, upon thirty (30) days’ prior written notice to Buyer, at another location within the United States.

(w)            Purchase Commitments. Except to the extent superseded by this Agreement, Seller covenants that it shall continue to perform all of its duties and obligations to the relevant Agency and the Approved Takeout Investor, under any applicable Purchase Commitment and Forward Trade Commitment and otherwise, with respect to a Purchased Mortgage Loan as if such Mortgage Loan were still owned by Seller and to be sold directly by Seller to the Agency pursuant to such Purchase Commitment on the date provided therein without the intervening ownership of Buyer pursuant to this Agreement. Without limiting the generality of the foregoing, Seller shall timely assemble all records and documents concerning the Mortgage Loan required under each applicable Purchase Commitment and all other documents and information that may have been required or requested by the relevant Agency, and Seller shall make all representations and warranties required to be made to such Agency under the applicable Purchase Commitment.

(x)            Use of Proceeds. Seller (i) will not request any Transaction, and (ii) will not use, and will ensure that its Subsidiaries and its and their respective directors, members, managers, partners, officers, employees and agents do not use, the proceeds of any Transaction, (x) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money or anything else of value to any Person in violation of applicable Anti-Corruption Laws, (y) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country or (z) in any manner that would result in the violation of any Sanctions.

(y)            Government Regulation. Seller will not (1) be or become subject at any time to any Requirement of Law (including the U.S. Office of Foreign Asset Control list) that prohibits or limits Buyer from entering into any Transaction, or otherwise conducting business, with Seller or (2) fail to provide documentary and other evidence of Seller’s identity as may be requested by Buyer at any time to enable Buyer to verify Seller’s identity or to comply with any applicable Requirement of Law, including Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318, and applicable Anti-Corruption Laws.

(z)	Special Covenants Concerning Mortgage Assets.

(i)             Until the Repurchase Prices for all Purchased Mortgage Loans shall have been paid to Buyer and Buyer no longer has any commitment to enter into any Transaction or provided other financial accommodations to Seller under or in respect of this Agreement, Seller warrants and will defend the right, title and interest of Buyer in and to the Mortgage Assets against the claims and demands of all persons whomsoever.

(ii)            Each Purchased Mortgage Loan will be underwritten and originated in accordance with the Purchase Commitment covering it and (i) for Freddie Mac Loans, the Freddie Mac Guide, (ii) for Fannie Mae Loans, the Fannie Mae Guide or (iii) for OTI Mortgage Loans, FHA’s underwriting guidelines, as such Guide exists, or guidelines exist, as of the date the Purchased Mortgage Loan is originated.

(iii)            Seller will cause to be maintained with respect to each Purchased Mortgage Loan, one or more Hazard Insurance Policies which provide at least the coverages and amounts of coverage required by the applicable Guide. Each Hazard Insurance Policy shall contain a standard loss payee clause in favor of Seller and its successors and assigns. If any Mortgagor in respect of any Purchased Mortgage Loan fails to pay any premiums on the Hazard Insurance Policy for the related property, Seller shall pay such premiums out of its own funds and may separately add the amount so paid to the relevant Mortgagor’s obligation as provided by the Mortgage Loan Documents, but shall not add that amount to the remaining principal balance of the Purchased Mortgage Loan.

(iv)           Seller hereby authorizes Buyer to file such UCC financing statements, amendment statements and continuation statements and agree to make or cause to be made by any Person such book entries and control agreements with respect to the Purchased Mortgage Loans and the other Mortgage Assets as Buyer may reasonably request from time to time to perfect or continue perfection of the security interests granted or required to be granted to Buyer pursuant to this Agreement. Seller shall also execute and deliver to Buyer such further instruments of sale, pledge or assignment or transfer, and such powers of attorney, as shall be reasonably required by Buyer from time to time, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded to Buyer under this Agreement and the other Transaction Documents. Buyer shall have all the rights and remedies of a secured party under the UCC of the State of New York and any other applicable law, in addition to all rights provided for in this Agreement or the other Transaction Documents.

(v)            Seller shall maintain, at its principal office or in a regional office not disapproved by Buyer, or in the office of a computer service bureau engaged by such Seller and not disapproved by Buyer, and upon request shall make available to Buyer the originals of all Mortgage Loan Documents and related instruments, and all files, surveys, certificate, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Mortgage Assets that are held by or under the direction or control of Seller or any of its Affiliates and that have not already been provided to Buyer or (as applicable) Freddie Mac or Fannie Mae.

(vi)           Except to correct errors or omissions in Mortgage Loan Documents, without the written consent of Buyer given on a case-by-case basis, Seller shall not amend or modify, or waive any of the terms and conditions of any Purchased Mortgage Loans, or settle or compromise any claim in respect of them, or accept other than cash in liquidation of any Purchased Mortgage Loan.

(aa)          If either Seller hereafter enters into a mortgage warehousing or Servicing Rights repurchase agreement, credit agreement or similar credit facility for the financing of Eligible Mortgage Loans with any Person other than Buyer or an Affiliate of Buyer that provides terms more favorable to the buyer or lender thereunder than Sections 10(u)(i) (Leverage Ratio), 10(u)(ii) (Minimum Tangible Net Worth) or 10(u)(iii) (Maintenance of Liquidity) of the Agreement (each, a “More Favorable Agreement”), Sellers shall give Buyer notice thereof, and deliver a true, correct and complete copy of such More Favorable Agreement, prior to the extension (if any) of the Termination Date following the date of such More Favorable Agreement. Buyer and Sellers will, in conjunction with the extension (if any) of the Termination Date following the date of such More Favorable Agreement, enter into good faith discussions as to the inclusion of such more favorable terms in the Agreement at the time of such extension. For the avoidance of doubt, (i) this clause shall not include mortgage warehousing or Servicing Rights repurchase agreements, credit agreements or similar credit facilities in existence as of the date hereof and amendments, modifications and restatements thereof, and (ii) no amendment or modification to the Agreement shall be a precondition to the effectiveness of such more favorable terms.

11.	Events of Default; Remedies.

(a)	Each of the following events shall, upon its occurrence, be an “Event of Default”:

(i)             Seller fails to remit any Price Differential, Income, fees, Repurchase Price, escrow payment or any other amount due to Buyer pursuant to the terms hereof or any other Transaction Document; or

(ii)            Seller fails to repurchase any Purchased Mortgage Loan at the time and for the amount required hereunder; or

(iii)            (A) any representation or warranty made by Seller or Parent in this Agreement or any other Transaction Document is untrue, inaccurate or incomplete in any material respect (each such representation or warranty, a “Materially False Representation”) on or as of the date made; provided that if any representation or warranty in Section 9(b) (a “Loan Level Representation”) was when made, or has become, a Materially False Representation, then that Materially False Representation will not constitute a Default or an Event of Default — although such Materially False Representation will cause each affected Purchased Mortgage Loan to cease to be an Eligible Mortgage Loan and Seller shall be obligated to repurchase it from Buyer promptly after learning from any source of its ineligibility — unless both (1) such Loan Level Representation relates to three (3) or more Purchased Mortgage Loans and (2) when such Loan Level Representation was made, the chief executive officer, the chief financial officer, the president, a vice president or a more senior officer of Seller had actual knowledge that it was being made and that it was untrue, inaccurate or incomplete in a material respect, in which event such Materially False Representation will constitute an Event of Default; or

(B) any information contained in any written statement, report, financial statement or certificate made or delivered by Seller or Parent (either before or after the date hereof) to Buyer pursuant to the terms of this Agreement or any other Transaction Document is untrue or incorrect as of the date when made or deemed made; or

(iv)           Seller shall fail to comply with any of the requirements set forth in Section 10(d) (Inspection of Properties and Books), Section 10(o) (Loan Determined to be In Default or Defective) or Section 10(u) (Financial Covenants); or

(v)            Seller shall fail to observe, keep or perform any duty, responsibility or obligation imposed or required by this Agreement or any other Transaction Document other than one of the Events of Default specified or described in another section of this Section 11(a), and such failure continues unremedied for a period of ten (10) Business Days after the earliest of (a) receipt by Seller of notice from Buyer of that failure, (b) receipt by Buyer of notice from Seller of that failure or (c) the date Seller should have notified Buyer of that failure under the applicable clause of Section 10(e); or

(vi)           any Act of Insolvency occurs with respect to Seller, Parent or any of Seller’s Subsidiaries; or

(vii)          one or more final judgments or decrees are entered against Seller, Parent or any of Seller’s Subsidiaries involving claims of Two Million Five Hundred Thousand Dollars ($2,500,000) or more not paid or not fully covered by insurance and the same are not vacated, discharged or satisfied, or stayed or bonded pending appeal, within thirty (30) days from the date of entry thereof, and Seller, Parent or such Subsidiary shall not within said period of thirty (30) days or such longer period during which execution of same shall have been stayed by court order or by written agreement with the judgment creditor, perfect appeal therefrom and cause execution thereof to be stayed during such appeal; or

(viii)         any Agency, private investor or any other Person seizes or takes control of the servicing portfolio of Seller or any of its Subsidiaries for breach of any servicing agreement applicable to such servicing portfolio or for any other reason whatsoever; or

(ix)            any Agency or Governmental Authority revokes or materially restricts the authority of Seller or any of Seller’s Subsidiaries to Originate, purchase, sell or service Mortgage Loans, or Seller or any of Seller’s Subsidiaries shall fail to meet all requisite servicer eligibility qualifications promulgated by any Agency; or

(x)             there is a default under any agreement other than a Transaction Document that Seller or any of its Affiliates or Subsidiaries, has entered into with Buyer or any of its Affiliates or Subsidiaries; or

(xi)            Seller or any of its Subsidiaries fails to pay when due any other Debt in excess of Two Million Five Hundred Thousand Dollars ($2,500,000), individually or in the aggregate, beyond any period of grace provided, or there occurs any breach or default with respect to any material term of any such Debt, if the effect of such failure, breach or default is to cause, or to permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, such Debt of such Person to become or be declared due before its stated maturity (upon the giving or receiving of notice, lapse of time or both, or satisfaction of any other condition to acceleration, whether or not any such condition to acceleration has been satisfied); or

(xii)           there is a Material Adverse Effect; or

(xiii)          (A) Seller shall assert that any Transaction Document is not in full force and effect or shall otherwise seek to terminate or disaffirm its obligations under any such Transaction Document at any time following the execution thereof or (B) any Transaction Document ceases to be in full force and effect, or any of Seller’s material obligations under any Transaction Document shall cease to be in full force and effect, or the enforceability thereof shall be contested by Seller; or

(xiv)         any Governmental Authority or any Person acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the assets of Seller and its Subsidiaries, and such action shall not have been discontinued or stayed within thirty (30) days; or

(xv)          Parent defaults under its Guaranty, or a default or an event of default shall have occurred under any other Transaction Document; or

(xvi)         any order, judgment or decree shall be entered decreeing the dissolution or split up of Seller, and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days or in any event later than five (5) days before the date when such order, judgment or decree shall become final and nonappealable, or if Seller shall not be diligently pursuing efforts to have such order discharged, vacated, bonded around or stayed during that time; or

(xvii)        any Change in Control of Seller shall have occurred without Buyer’s prior written consent; or

(xviii)       Freddie Mac, Fannie Mae or other Approved Takeout Investor, as applicable, shall refuse or fail for any reason to purchase a Purchased Mortgage Loan within ninety (90) days of the date of the Purchase Commitment covering (or having been represented by Seller as covering) such Purchased Mortgage Loan, and:

(A)           such Agency or other Approved Takeout Investor shall not have confirmed in a writing received by Buyer within five (5) Business Days thereafter that it has not rejected such Purchased Mortgage Loan and reaffirms its Purchase Commitment therefor, and Seller shall fail to repurchase such Purchased Mortgage Loan on or before three (3) Business Days after Buyer’s demand that Seller repurchase it, made at any time after the expiry of such five (5) Business Day period; or

(B)            such Agency or other Approved Takeout Investor shall have so confirmed such nonrejection and so reaffirmed such Purchase Commitment, but shall have then failed to complete its purchase of such Purchased Mortgage Loan within ten (10) days after the expiry of such five (5) Business Day period, and Seller shall fail to repurchase such Purchased Mortgage Loan after Buyer’s demand that Seller repurchase it, made at any time after the expiry of such ten (10) day period; or

(xix)          a downgrade of Seller’s servicer ratings by two or more levels (x) below the ratings held by Seller as of the date of this Agreement or, (y) for ratings initiated after the date of this Agreement, below such initial ratings; or

(xx)           the initiation of any investigation or proceeding in respect of Seller by any Governmental Authority, that is reasonably likely to have a material adverse effect on Seller’s ability to perform its obligations under this Agreement or the other Transaction Documents; or

(xxi)          the Pension Benefit Guaranty Corp. shall, or shall indicate its intention to, file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of Seller or any of their respective Subsidiaries; or

(xxii)         Seller shall become subject to registration as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended; or

(xxiii)        Buyer shall fail to have a valid and perfected first priority security interest in any of the Purchased Mortgage Loans, the Servicing Rights thereto or any related Mortgage Assets, in each case free and clear of any other Lien; or

(xxiv)        Seller shall repudiate or disavow its obligations under any of the Transaction Documents or shall contest their validity or enforceability.

(b)           If an Event of Default occurs, Buyer, at its option, may at any time or times thereafter while such Event of Default is continuing, elect by written notice to Seller to do any or all of the following:

(i)             accelerate the Repurchase Date of each outstanding Transaction whose Repurchase Date has not already occurred and cancel any Transaction whose Purchase Date has not yet occurred;

(ii)             terminate and replace Seller as interim servicer with respect to any Mortgage Assets at the cost and expense of Seller;

(iii)           direct Seller to cause all Income to be transferred into the Income Collection Account and all escrow payments received to be deposited in the Impound Collection Account within one (1) Business Day after receipt by Seller;

(iv)           direct, or cause Seller to direct, all Mortgagors to remit all Income directly to an account specified by Buyer;

(v)            direct any Closing Agent or other bailee in possession of any Mortgage Note or other Mortgage Loan Document for any Purchased Mortgage Loan to deliver the same to Buyer or its designee (Buyer agrees to not do so unless an Event of Default has occurred); and

(vi)           terminate any commitment of Buyer to purchase Mortgage Loans under this Agreement or otherwise.

(c)           If Buyer has exercised its option under Section 11(b)(i), then (i) Seller’s obligations hereunder to repurchase all Purchased Mortgage Loans then subject to outstanding Transactions shall thereupon become immediately due and payable, (ii) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of (x) the greater of (i) the Pricing Rate for such Transaction and (ii) the Prime Rate plus five percent (5%) to (y) the Repurchase Price for such Transaction as of the accelerated Repurchase Date as determined pursuant to Section 11(b) (decreased as of any day by (A) any amounts retained by Buyer with respect to such Repurchase Price pursuant to Section 11(b)(iii) and 11(b)(iv) and (B) any proceeds from the sale of Purchased Mortgage Loans pursuant to Section 11(d), on a 360 day per year basis for the actual number of days during the period from and including the date of the Event of Default giving rise to such option to but excluding the date of payment of the Repurchase Price as so increased), (iii) all Income paid after such exercise or deemed exercise shall be paid over to and retained by Buyer and shall be applied to the aggregate unpaid Repurchase Prices and all other amounts owed by Seller to Buyer or any other Indemnified Party under the Transaction Documents, (iv) in accordance with Section 4, all amounts on deposit in the Accounts, shall be applied by Buyer to the aggregate unpaid Repurchase Prices and all other amounts owed by Seller to Buyer or any other Indemnified Party under the Transaction Documents, (v) Seller shall, if directed by Buyer in writing, immediately deliver to Buyer any documents then in Seller’s possession relating to any Purchased Mortgage Loans subject to such Transactions and (vi) Buyer may, by notice to Seller, declare the Termination Date to have occurred.

(d)           Upon the exercise by Buyer of its option under Section 11(b)(i), without prior notice to Seller, Buyer may (A) immediately sell, on a servicing released or servicing retained basis as Buyer deems desirable, in a recognized market at such price or prices as Buyer may in its sole discretion deem satisfactory, any or all Purchased Mortgage Loans and MBS subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller to Buyer or any other Indemnified Party under the Transaction Documents or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Mortgage Loans and MBS, to give Seller credit for such Purchased Mortgage Loans in an amount equal to the Market Value therefor on such date against the aggregate unpaid Repurchase Prices and any other amounts owing by Seller to Buyer or any other Indemnified Party under the Transaction Documents.

(e)           The proceeds of any disposition or the amount of any credit described above shall be applied first, to the costs and expenses incurred by Buyer in connection with or as a result of an Event of Default (including legal fees, consulting fees, accounting fees, file transfer and inventory fees, costs and expenses incurred in respect of a transfer of the servicing of the Purchased Mortgage Loans and costs and expenses incurred in connection with a disposition of the Purchased Mortgage Loans); second, to costs of cover and/or related hedging transactions; third, to the aggregate and accrued Price Differential owed hereunder, fourth, to the remaining aggregate Repurchase Prices owed hereunder; fifth, to any other accrued and unpaid obligations of Seller hereunder and under the other Transaction Documents and sixth, any remaining proceeds shall be paid to Seller or other Person legally entitled thereto.

(f)	The Parties acknowledge and agree that:

(i)             Buyer has no desire or intention to hold any of the Purchased Mortgage Loans or MBS for investment under any circumstances, and if (x) Seller fails to repurchase any Purchased Mortgage Loan or MBS when required to do so by this Agreement, whether before or after its termination, or (y) any Event of Default has occurred and is continuing, and (z) Buyer has not made an affirmative election under the circumstances then prevailing to retain such Purchased Mortgage Loan or MBS pursuant to clause (B) of Section 11(d), Buyer will sell it (i) if practicable and if the sale can be made without Buyer’s having to undertake representation, warranty or other obligations that Buyer, acting in its sole discretion, considers unacceptable, to the relevant Approved Takeout Investor (if any), or (ii) by private sale to another Person in the secondary mortgage market or securities market, as applicable, undertaking only such representation, warranty and other obligations, if any, to such Person as Buyer, acting in its sole discretion, considers acceptable, at the earliest reasonable opportunity and for such price as Buyer, acting in its sole discretion, determines to be the optimal price available at the time of such sale; provided that if at any time Buyer determines that the secondary market for Multifamily Mortgage Loans or securities market, as applicable, is illiquid, disrupted or dysfunctional, Buyer may elect to postpone sales of Purchased Mortgage Loans or MBS or both for so long as Buyer determines that any such market conditions persist, and no such delay shall be construed to constitute or require a change in the classification of the Purchased Mortgage Loans or MBS in Buyer’s hands from “held for sale” to “held for investment”, and in all cases, to the maximum extent not prohibited by applicable law, their Market Value shall be the only “reasonable determinant of value” of Purchased Mortgage Loans or MBS for purposes of Section 562 of the Bankruptcy Code;

(ii)            in the absence (whether because of market disruptions or for any other reason whatsoever) of a generally recognized source for secondary mortgage market prices of, or for bid or offer quotations for, any one or more Purchased Mortgage Loans at any time, whether before or after any termination of this Agreement, if Buyer elects to determine the Market Values of Purchased Mortgage Loans, Buyer may use such means, methods, averaging, weighting, calculations and assumptions as it shall determine in its sole discretion to be appropriate, and Buyer’s determination shall be conclusive and binding, absent manifest error, for all purposes, it being the Parties’ specific intention to include therein the purposes of Sections 559 and 562 of the Bankruptcy Code; and

(iii)            in determining the Market Value of any Purchased Mortgage Loans, it is reasonable for Buyer to use and rely on the information regarding such Purchased Mortgage Loans provided by Seller without being required to check or verify the accuracy or completeness of such information.

(g)           The Parties further recognize that if, under the circumstances described in clause (x) or clause (y) of Section 11(f)(i), Buyer has elected to sell Purchased Mortgage Loans, the market for Mortgage Loans may then be insufficiently liquid or dysfunctional in other respects, they agree that Buyer may elect the time and manner of liquidating any Purchased Mortgage Loan, and nothing contained herein shall obligate Buyer (i) to liquidate any Purchased Mortgage Loan immediately after Seller’s failure to repurchase it when required by this Agreement, the occurrence of an Event of Default or any termination of this Agreement, or (ii) to liquidate all Purchased Mortgage Loans in the same manner or on the same day, and no exercise by Buyer of any right or remedy shall constitute a waiver of any other right or remedy. Seller shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses incurred by Buyer in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions reasonably incurred) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default.

(h)           To the extent permitted by applicable law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by or on behalf of Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder. Interest on any sum payable by Seller to Buyer under this Section 11(h) shall be at a rate equal to the greater of (x) the Pricing Rate for the relevant Transaction and (y) the Prime Rate plus five percent (5%).

(i)            If an Event of Default occurs and is continuing, Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement entered into in connection with the Transactions contemplated by this Agreement, under applicable law or in equity.

(j)            Seller hereby acknowledges, admits and agrees that Seller’s obligations under this Agreement are recourse obligations of Seller.

(k)            Notwithstanding any optionality that is otherwise available to Buyer pursuant to this Section 11, before exercising any of the remedies set forth therein with respect to a Purchased Mortgage Loan that is subject to a takeout commitment of Fannie Mae, Buyer shall be obligated to deliver to Fannie Mae a written offer to sell such Purchased Mortgage Loan in accordance with the terms and conditions of such takeout commitment. If Fannie Mae either (i) expressly declines to purchase a Purchased Mortgage Loan that has been so offered for sale, or (ii) fails to respond to Buyer within ten (10) Business Days after receiving such an offer, whichever first occurs, then Buyer shall be free to make an election of remedies as specified in this Section 11 with respect to such Purchased Mortgage Loan. For purposes of clarification, and notwithstanding any provision of this Agreement to the contrary, Seller and Buyer confirm that any such sale of a Purchased Mortgage Loan to Fannie Mae shall be on a servicing-released basis and subject to all applicable Agency requirements; provided that Buyer shall not be required to undertake any representation or warranty that Buyer considers unacceptable in its sole discretion. The parties acknowledge that Fannie Mae is a third party beneficiary of this Section 11(k) and shall deliver such further assurances as Fannie Mae may reasonably require. Lender acknowledges that the execution and delivery of such further assurances are within the scope of the power of attorney set forth in Section 18.

12.	Servicing Rights Are Owned by Buyer; Interim Servicing of the Purchased Mortgage Loans

(a)           As a condition of purchasing an Eligible Mortgage Loan, Buyer hereby engages Seller to interim service such Purchased Mortgage Loan as agent for Buyer for a term (the “Interim Servicing Term”) commencing on the Purchase Date of such Purchased Mortgage Loan and ending on the first Remittance Date thereafter, as such term may be renewed from time to time as provided in Section 12(a)(v), on the following terms and conditions:

(i)             Seller shall interim service and temporarily administer the Purchased Mortgage Loan on behalf of Buyer in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and in accordance with all applicable requirements of the Agencies, Requirements of Law, the provisions of any applicable servicing agreement, and the requirements of any applicable Purchase Commitment and the Approved Takeout Investor, so that the eligibility of the Purchased Mortgage Loan for purchase under such Purchase Commitment is not voided or reduced by such interim servicing and temporary administration.

(ii)            If any Eligible Mortgage Loan that is proposed to be sold on a Purchase Date is serviced by a servicer other than Seller or any of its Affiliates (a “Subservicer”), or if the interim servicing of any Purchased Mortgage Loan is to be transferred to a Subservicer, each Seller shall provide a copy of the related subservicing agreement and a Subservicer Instruction Letter executed by such Subservicer (collectively, the “Subservicing Agreement”) to Buyer before such Purchase Date or interim servicing transfer date, as applicable. Each such Subservicing Agreement shall be in form and substance acceptable to Buyer. In addition, Seller shall have obtained the prior written consent of Buyer for such Subservicer to subservice Purchased Mortgage Loans, which consent may be withheld in Buyer’s sole discretion. In no event shall Seller’s use of a Subservicer relieve Seller of its obligations hereunder, and Seller shall remain liable under this Agreement as if Seller were interim servicing such Purchased Mortgage Loans directly. Any termination of Seller as interim servicer shall automatically terminate each Subservicer. If any Agency or Governmental Authority revokes or materially restricts any Subservicer’s authority to originate, sell or service Mortgage Loans, or if any Subservicer shall fail to meet all requisite originator, seller and servicer eligibility qualifications promulgated by any Agency, Buyer may direct Seller to immediately terminate such Subservicer as a subservicer of any or all of the Purchased Mortgage Loans and Seller shall promptly cause the termination of such Subservicer as directed by Buyer.

(iii)           Seller acknowledges that it has no right, title or interest in the Servicing Rights for any Purchased Mortgage Loan, and agrees that it may not transfer or assign any rights to master service, service, interim service, subservice or administer any Purchased Mortgage Loan before Seller’s repurchase thereof from Buyer (by payment to Buyer of the Repurchase Price on the applicable Repurchase Date) other than an interim servicing transfer to a Subservicer approved by Buyer pursuant to a Subservicing Agreement approved by Buyer as described above in this Section 12.

(iv)           Seller shall deliver all physical and contractual servicing materials, files and records for the servicing of each Purchased Mortgage Loan, together with all of the related Servicing Records that are not already in Buyer’s possession, to Buyer’s designee upon the earliest of (w) the occurrence of a Default or Event of Default hereunder unless Buyer gives written notice to Seller that the Interim Servicing Term is renewed and specifying the renewal term, (x) the expiration (and non-renewal) of the Interim Servicing Term or (y) the transfer of servicing to any entity approved by Buyer and the assumption thereof by such entity. Seller’s transfer of the Servicing Records and the physical and such contractual servicing materials, files and records under this Section 12(a)(iv) shall be in accordance with customary standards in the industry and such transfer shall include the transfer of the gross amount of all escrows held for the related mortgagors without reduction for unreimbursed advances or “negative escrows”.

(v)            The Interim Servicing Term will be deemed renewed on each Remittance Date following the second Remittance Date after the related Purchase Date for a renewal term extending to the next succeeding Remittance Date unless (i) Seller has sooner been terminated as interim servicer of all of the Purchased Mortgaged Loans or (ii) an Event of Default has occurred on or before such Remittance Date, in which latter event the Interim Servicing Term will expire on such Remittance Date unless Buyer gives written notice to Seller that the Interim Servicing Term is renewed and specifying the renewal term.

(vi)           The Interim Servicing Term will automatically terminate and Seller shall have no further obligation to interim service such Purchased Mortgage Loan as agent for Buyer or to make the delivery of documents required under this Section 12, upon receipt by Buyer of the Repurchase Price therefor.

(vii)           Buyer has no obligation to pay Seller a fee for the interim servicing obligations Seller agrees to assume hereunder, no fee or other compensation will ever accrue or be or become owing, due or payable for or on account of such interim servicing and such interim servicing rights have no monetary value.

(b)           During the period Seller is interim servicing the Purchased Mortgage Loans as agent for Buyer, Seller agrees that Buyer is the owner of the related Servicing Rights, Credit Files and Servicing Records and Seller, acting as interim servicer, shall at all times maintain and safeguard the Credit File for the Purchased Mortgage Loan (including photocopies or images of the documents delivered to Buyer), and accurate and complete records of its interim servicing of the Purchased Mortgage Loan, Seller’s possession of the Credit Files and Servicing Records being for the sole purpose of interim servicing such Purchased Mortgage Loans and such retention and possession by Seller being in a temporary custodial capacity only.

(c)	Seller further covenants as follows:

(i)             Buyer may, at any time during Seller’s business hours on reasonable notice (provided that after the occurrence of a Default or an Event of Default, no notice shall be required), examine and make copies of all such documents and records relating to interim servicing and administration of the Purchased Mortgage Loans;

(ii)             At Buyer’s request, Seller shall promptly deliver to Buyer reports regarding the status of any Purchased Mortgage Loan being interim serviced by Seller, which reports shall include a description of any event that would cause the Purchased Mortgage Loan to become a Defaulted Loan or a Defective Mortgage Loan or any other circumstances that could cause a material adverse effect on such Purchased Mortgage Loan, Buyer’s title to or security interest in such Purchased Mortgage Loan or the collateral securing it; Seller may be required to deliver such reports until the repurchase of the Purchased Mortgage Loan by Seller;

(iii)            Seller shall immediately notify Buyer if it becomes aware of any payment default that occurs under any Purchased Mortgage Loan; and

(iv)            If, during the Post-Origination Period, any Mortgagor contacts Seller requesting a payoff quote on the related Purchased Mortgage Loan, Seller shall ensure that any payoff quote provided requires Mortgagor to wire payoff funds directly to the Funding Account and includes wiring instructions therefor.

(d)           Seller shall release its custody of the contents of any Credit File only (i) in accordance with the written instructions of Buyer, (ii) when such release is required as incidental to Seller’s servicing of the Purchased Mortgage Loan, or is required to fulfill the related Purchase Commitment or comply with the relevant Guide, or (iii) as required by any Requirements of Law.

(e)           Buyer shall have the right to appoint a successor interim servicer, or a regular servicer, to service any Purchased Mortgage Loan (each a “Successor Servicer”) at any time (i) after the occurrence of a Default or an Event of Default, or (ii) before the pending expiration of the Interim Servicing Term (such appointment pursuant to this clause (ii) to be effective upon such expiration). If Buyer elects to make such an appointment after the occurrence of a Default or an Event of Default, Seller shall be assessed all costs and expenses incurred by Buyer associated with transferring the physical and contractual servicing materials, files and records for the servicing of each Purchased Mortgage Loan, together with all related Servicing Records, to the Successor Servicer. In the event of such an appointment, Seller shall perform all acts and take all action so that any part of the Credit File and related Servicing Records held by Seller, together with any and all mortgagors’ escrow payments held in any account and all other receipts relating to such Purchased Mortgage Loan, are promptly delivered to the Successor Servicer, and shall otherwise fully cooperate with Buyer in effectuating such transfer. Seller shall have no claim for lost interim servicing income, any termination fee, lost profits or other damages if Buyer appoints a Successor Servicer hereunder. Buyer may, in its sole discretion if an Event of Default shall have occurred and be continuing, without payment of any termination fee or any other amount to Seller, sell any or all of the Purchased Mortgage Loans on a servicing released basis, at the sole cost and expense of Seller.

(f)            In the event Seller is terminated as interim servicer of any Purchased Mortgage Loan, whether by expiry of the Interim Servicing Term or by any other means, Seller shall cooperate with Buyer in effecting such termination and transferring all authority to interim service such Purchased Mortgage Loan to the Successor Servicer. Without limiting the generality of the foregoing, Seller shall, in the manner and at such times as the Successor Servicer or Buyer shall reasonably request (i) promptly transfer all data in its possession relating to the applicable Purchased Mortgage Loans and other Mortgage Assets to the Successor Servicer in such electronic format as the Successor Servicer may reasonably request, (ii) promptly transfer to the Successor Servicer, Buyer or Buyer’s designee all other files, records, correspondence and documents relating to the applicable Purchased Mortgage Loans and other Mortgage Assets and (iii) fully cooperate and coordinate with the Successor Servicer and/or Buyer to comply with any applicable so-called “goodbye” letter requirements, notices or other applicable requirements of the Real Estate Settlement Procedures Act or other applicable Requirements of Law applicable to the transfer of the servicing of the applicable Purchased Mortgage Loans. Seller agrees that if Seller fails to cooperate with Buyer or any Successor Servicer in effecting the termination of Seller as servicer of any Purchased Mortgage Loan or the transfer of all authority to service such Purchased Mortgage Loan to such Successor Servicer in accordance with the terms hereof, Buyer will be irreparably harmed and entitled to injunctive relief and shall not be required to post bond.

(g)           Notwithstanding anything to the contrary in any Transaction Document, Seller and Buyer agree that all Servicing Rights with respect to the Purchased Mortgage Loans are being transferred hereunder to Buyer on the applicable Purchase Date, the Purchase Price for the Purchased Mortgage Loans includes full and fair consideration for such Servicing Rights and such Servicing Rights will be conclusively deemed to be transferred by Buyer to Seller upon Seller’s payment of the Repurchase Price for such Purchased Mortgage Loans.

13.	Single Agreement

Buyer and Seller acknowledge that, and have entered into this Agreement and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder, together with the provisions of the Side Letter, constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder and its obligations under the Side Letter, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder or any obligations under the Side Letter and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction or any agreement under the Side Letter shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder or any agreement under the Side Letter, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

14.	Notices and Other Communications

Except as otherwise expressly provided herein, all such notices, statements, demands or other communications shall be in writing and shall be deemed to have been duly given and received (i) if sent by facsimile, upon the sender’s receipt of confirmation of transmission of such facsimile from the sending facsimile machine or (ii) if emailed, upon confirmation of receipt by the recipient (including by the recipient’s replying to the email or by the sender’s receiving a read receipt when the sender has chosen MS Outlook’s “request a read receipt” option, or a substantially similar option under another email program, for the email when sent), provided that for both clauses (i) and (ii), if such transmission-confirmed facsimile is sent or such read receipt is received outside of the recipient’s normal business hours, the faxed or emailed communication shall be deemed received at the opening of business on the next Business Day, or (iii) if hand delivered, when delivery to the address below is made, as evidenced by a confirmation from the applicable courier service of delivery to such address, but without any need of evidence of receipt by the named individual required and (iv) if mailed by Express Mail or sent by overnight courier, on the following Business Day, in each case addressed as follows:

if to Seller or Parent:

Walker & Dunlop, LLC
7272 ~~7501~~ Wisconsin Avenue, Suite ~~1200E~~ 1300
Bethesda, Maryland 20814
Attention: ~~Stephen Theobald~~Gregory A. Florkowski
phone: (301) 215-5505
email: gflorkowski@walkerdunlop.com

~~phone: (301) 215-5575~~

~~email: stheobald@walkerdunlop.com~~ In each case with copies to:

Walker & Dunlop, LLC
7272 ~~7501~~ Wisconsin Avenue, Suite ~~1200E~~ 1300
Bethesda, Maryland 20814
Attention: ~~Richard M. Lucas~~Daniel J. Groman
phone: (301) ~~634-2146~~202-3277
email: dgroman@walkerdunlop.com

~~email: rlucas@walkerdunlop.com~~

and

Morgan, Lewis & Bockius LLP ~~1701~~
2222 Market Street
Philadelphia, Pennsylvania 19103
Attention: ~~Michael J. Pedrick,~~ Andrew T. Budreika
phone: (215) 963-5493
email: ~~michael.pedrick@morganlewis.com,~~ andrew.budreika@morganlewis.com

Buyer shall also send copies by Express Mail of any notices to Seller of any Default or Event of Default to:

Fannie Mae

1100 15th Street, NW

Washington, D.C. 20005

Attention: Vice President, MMB Partner Risk

and to:

Fannie Mae

1100 15th Street, NW

Washington, D.C. 20005

Attention: MMB Legal, VP Strategy

if to Buyer:

JPMorgan Chase Bank, N.A.

~~712 Main Street,~~ 131 South

Dearborn Street

5th Floor ~~North Houston, Texas~~

~~77002~~

Chicago, Illinois 60603

Attention: ~~Lindsay Schelstrate~~

Neil Troeger

phone: (~~713~~312) ~~216-3725~~325-3292

ema~~il: lindsay.r.schelstrate@jpmorgan.com~~il: neil.l.troeger@jpmorgan.com with copies to:

JPMorgan Chase Bank, N.A.

Mortgage Warehouse Finance Operations

Attn: MWF Operations Team

TX1-0022

14800 Frye Road, 2nd Floor

Fort Worth, TX 76155

Attention: ~~Veronica J. Chapple~~

Natalie Sheeran

phone: (817) ~~399-4849~~399-4858

fax: (817) 399-6890

ema~~il: vickie.j.chapple@jpmorgan.com~~il: natalie.x.sheeran@jpmorgan.com

Either Party may revise any information relating to it by notice in writing to the other Party given in accordance with the provisions of this Section 14.

15.	Fees and Expenses; Indemnity

(a)           Seller will pay its own legal and accounting fees and other costs incurred in respect of this Agreement, the other Transaction Documents and this facility. Seller will promptly pay all out-of-pocket costs and expenses incurred by Buyer, including reasonable attorneys’ fees, in connection with (i) preparation, negotiation, and documentation of this Agreement and the other Transaction Documents, (ii) administration of this Agreement and the other Transaction Documents and any amendment or waiver thereto and purchase and resale of Mortgage Loans by Buyer hereunder, (iii) protection of the Purchased Mortgage Loans (including all costs of filing or recording any assignments, financing statements, amendments and other documents), (iv) performance of due diligence and audits in respect of Mortgage Loans purchased or proposed for purchase hereunder and Seller’s business and finances, by Buyer or any agent of Buyer, conducted before and after the date hereof, and (v) enforcement of Buyer’s rights hereunder and under any other Transaction Document (including costs and expenses suffered or incurred by Buyer in connection with any Act of Insolvency related to Seller or to Parent or any other Guarantor, appeals and any anticipated post-judgment collection services).

(b)           In addition to its other rights hereunder, Seller shall indemnify Buyer and Buyer’s Affiliates and Subsidiaries and their respective directors, officers, agents, advisors and employees (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against, and hold Buyer and each of them harmless from, any losses, liabilities, damages, claims, costs and expenses (including reasonable attorneys’ fees and disbursements) suffered or incurred by any Indemnified Party (“Losses”) relating to or arising out of this Agreement, any other Transaction Document or any other related document, or any transaction contemplated hereby or thereby or any use or proposed use of proceeds thereof and amendment or waiver thereof, or any breach by Seller, Parent or any other Guarantor of any covenant, representation or warranty contained in any of such documents, or arising out of, resulting from, or in any manner connected with, the purchase by Buyer of any Mortgage Loan or the servicing of any Purchased Mortgage Loans by Seller; provided that Seller shall not be required to indemnify any Indemnified Party to the extent such Losses result from the gross negligence or willful misconduct of such Indemnified Party. The provisions of this Section 15 shall survive the termination of this Agreement.

16.	Release of Possession of Mortgage Loan Documents for Correction.

If Seller believes that a Mortgage Note or other Mortgage Loan Document for a Purchased Mortgage Loan that has been delivered to Buyer contains one or more errors or omissions that are correctable and the correction of which is necessary to facilitate the purchase or enforceability of that Mortgage Loan, then Seller may deliver to Buyer a written request for the release of the Mortgage Note or other such document to Seller for the purpose of making that correction and stating the specific reason for the release. If Buyer, in its sole discretion, deems the reason stated by Seller in such request to be sufficient to warrant release of possession of the Mortgage Note or such other document to such Seller for correction, then Buyer will deliver the Mortgage Note or such other Mortgage Loan Document to Seller at its earliest convenience. Seller shall return to Buyer the corrected Mortgage Note or other document provided by no later than the fifth (5th) Business Day after the date it is released by Buyer. Whenever the Mortgage Note or any other Mortgage Loan Document for any Purchased Mortgage Loan is in the possession of Seller, Seller shall hold it in trust for the benefit of Buyer. At no time shall the sum of the Outstanding Principal Balances of Purchased Mortgage Loans whose Mortgage Notes or other Mortgage Loan Documents have been (and still are) released to Seller pursuant to this Section 16 exceed Ten Million Dollars ($10,000,000).

17.	Further Assurances.

Seller shall (i) promptly provide such further assurances or agreements as Buyer may request in good faith in order to effect the purposes of this Agreement and (ii) on or before the date hereof, mark its systems and/or other data processing records evidencing the Purchased Mortgage Loans with a legend or other identifier, acceptable to Buyer, evidencing that Buyer has acquired an interest therein as provided in this Agreement.

18.	Buyer as Attorney-in-Fact

Buyer is hereby appointed the attorney-in-fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that Buyer may, in good faith, deem necessary or advisable to accomplish the purposes hereof, including (i) receiving, endorsing and collecting all checks made payable to the order of Seller representing any Income on any of the Purchased Mortgage Loans and giving full discharge for the same, (ii) perfecting and continuing the Lien granted by this Agreement and (iii) protecting, preserving and realizing on the Mortgage Assets, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Buyer agrees to not exercise the power granted by this Section 18 unless an Event of Default has occurred and is continuing; provided that Buyer may (i) add and amend endorsements in Seller’s name of Mortgage Notes either in blank or to an Agency or its designee, cancel endorsements and re-endorse Mortgage Notes in Seller’s name and receive, endorse and collect all checks made payable to the order of Seller representing any Income on any of the Purchased Mortgage Loans and give full discharge for the same and (ii) take such actions as it deems in good faith to be necessary or appropriate to accomplish the purposes hereof, to perfect and continue the Lien granted hereby and to protect and preserve the Mortgage Assets, at any time before or after any Event of Default shall have occurred.

19.	Wire Instructions

(a)            Unless otherwise specified in this Agreement, any amounts to be transferred by Buyer to Seller hereunder shall be deposited in immediately available funds to the account of Seller:

Bank:	JPMorgan Chase Bank, N.A.
ABA No.:	021000021
Account Name:	Funding Account
Acct. No.:	918040270
Attn:	~~Vickie Chapple~~Natalie Sheeran (817) ~~399-4849~~399-4858

(b)            Any amounts to be transferred by Seller to Buyer hereunder shall be sent by wire transfer in immediately available funds to the account of Buyer at:

Bank:	JPMorgan Chase Bank, N.A.
ABA No.:	021000021
Account Name:	Chase Mortgage Warehouse Finance - Clearing Account
Acct. No.:	771065349
Attn:	~~Vickie Chapple~~Natalie Sheeran (817) ~~399-4849~~399-4858

(c)            Amounts received after 2:00 p.m., Houston, Texas time, on any Business Day shall be deemed to have been paid and received on the next succeeding Business Day.

20.	Entire Agreement; Severability

This Agreement, as supplemented by the Side Letter, supersedes any existing agreements between the Parties containing terms and conditions for repurchase transactions. Each provision and agreement of this Agreement and the other Transaction Documents shall be treated as separate and independent from any other provision or agreement of this Agreement and the other Transaction Documents and shall be enforceable notwithstanding the unenforceability of any of such other provisions or agreements. Without limiting the generality of the foregoing, if any phrase or clause of any Transaction Document would render any provision or agreement of that (or any other) Transaction Document unenforceable, such phrase or clause shall be disregarded and deemed deleted, and such provision or agreement shall be enforced as fully as if the offending phrase or clause had never appeared.

21.	Assignments; Termination

(a)           The rights and obligations of Seller under this Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer and any such assignment without the prior written consent of Buyer shall be null and void.

(b)           Buyer may assign all or any portion of its rights, obligations and interest under this Agreement and in the Mortgage Assets at any time without the consent of any Person, provided that any such assignment, other than an assignment to an Affiliate of Buyer, is subject to the prior written consent of Seller so long as an Event of Default or Default has not occurred and is not continuing. Any such assignment shall be in a minimum amount of at least Five Million Dollars ($5,000,000) unless otherwise consented to by Seller; provided that Seller’s consent shall not be required if an Event of Default or Default has occurred and is continuing. Resales of Purchased Mortgage Loans by Buyer (subject to (i) Seller’s right to repurchase the Purchased Mortgage Loans before termination of this Agreement or Buyer’s liquidation of the Purchased Mortgage Loans pursuant to Section 11 and (ii) Buyer’s obligation to deliver the same to Seller or its designee upon receipt of the Repurchase Price therefor)in accordance with applicable law, shall be permitted without restriction. Buyer may sell participation interests in all or any portion of its rights, obligations and interest under this Agreement and in the Mortgage Assets to any Person at any time without the consent of any Person. In addition to, and notwithstanding any provision to the contrary in, the foregoing, Buyer may assign its rights to enforce this Agreement as to any Mortgage Loan to any Person that subsequently purchases such Mortgage Loan from Buyer or provides financing to Buyer with respect to such Mortgage Loan.

(c)           In addition to the foregoing, Buyer may, at any time in its sole discretion, pledge or grant a Lien in all or any portion of its rights under this Agreement (including any rights to Mortgage Assets and any rights to payment of the Repurchase Price) to secure obligations to a Federal Reserve Bank or a Federal Home Loan Bank, without notice to or consent of Seller; provided that no such pledge or grant of a security interest would release Buyer from any of its obligations under this Agreement, or substitute any such pledgee or grantee for Buyer as a party to this Agreement.

(d)           Subject to the foregoing, this Agreement and any Transactions shall bind and benefit the Parties and their respective successors and permitted assigns.

(e)           Notwithstanding any of the foregoing provisions of this Section 21, Buyer shall not be precluded from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Section 11.

(f)           This Agreement and all Transactions outstanding hereunder shall terminate automatically without any requirement for notice on the date occurring on or after the Termination Date on which all Repurchase Prices and all other obligations of Seller under the Transaction Documents have been paid in full.

22.	Counterparts

(a)            This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)            Delivery of an executed counterpart of a signature page of this Agreement or any other Transaction Document by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Buyer to accept electronic signatures in any form or format without its prior written consent.

23.	Governing Law; Consent to Jurisdiction

(a)            This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal law applicable to national banks.

(b)            Seller hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Southern District Of New York and of any New York state court sitting in the City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the Transactions contemplated hereby, or for recognition or enforcement of any judgment, and each Party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against Buyer may only) be heard and determined in such state court or, to the extent permitted by law, in such federal court. Seller hereby irrevocably waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 23 shall affect the right of Buyer to bring any action or proceeding against Seller or its Property in the courts of other jurisdictions. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address for notices hereunder specified in Section 14.

24.	WAIVER OF JURY TRIAL

EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 24.

25.	No Waivers, Etc.

No express or implied waiver of any Event of Default by Buyer shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by Buyer shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any Party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the Parties hereto.

26.	Use of Employee Plan Assets

(a)            If assets of an employee benefit plan subject to any provision of ERISA are intended to be used by Seller in a Transaction, Seller shall so notify Buyer before the Transaction. Seller shall represent in writing to Buyer that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and Buyer may proceed in reliance thereon but shall not be required so to proceed.

(b)            Subject to the last sentence of Section 26(a), any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)            By entering into a Transaction pursuant to this Section 26, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition that Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as any such Transaction is outstanding.

27.	Intent

(a)            The Parties intend and acknowledge that each Transaction, as well as the Guaranty, is a “repurchase agreement” as that term is defined in Section 101 of the Bankruptcy Code, and a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code. Seller and Parent each hereby agrees that it shall not challenge the characterization of this Agreement or the Guaranty as a “repurchase agreement” as that term is defined in Section 101 of the Bankruptcy Code, or as a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code in any dispute or proceeding.

(b)            It is understood that either Party’s right to accelerate or terminate this Agreement or to liquidate Mortgage Loans delivered to it in connection with Transactions hereunder, or to exercise any other remedies pursuant to Section 11, is a contractual right to accelerate, terminate or liquidate this Agreement or such Transaction as described in Sections 555 and 559 of the Bankruptcy Code.

(c)            The Parties agree and acknowledge that if a Party hereto is an “insured depository institution” as that term is defined in the FDIA, each Transaction hereunder is a “qualified financial contract” as that term is defined in FDIA, and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)            It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the FDICIA and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the Parties is not a “financial institution” as that term is defined in FDICIA).

(e)            It is understood and agreed that this Agreement constitutes a “master netting agreement” as that term is defined in Section 101 of the Bankruptcy Code, and that either Party’s right to cause the termination, liquidation, or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with, this Agreement or any Transaction is a contractual right to cause the termination, liquidation, or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with, this Agreement or any Transaction as described in Section 561 of the Bankruptcy Code.

28.	Disclosure Relating to Certain Federal Protections

The Parties acknowledge that they have been advised that:

(a)            in the case of Transactions in which one of the Parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (as amended, the “1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other Party with respect to any Transaction hereunder;

(b)            in the case of Transactions in which one of the Parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other Party with respect to any Transaction hereunder; and

(c)            in the case of Transactions in which one of the Parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder other than funds on deposit in a deposit account with such financial institution are not a deposit and therefore are not insured by either the FDIC or the National Credit Union Share Insurance Fund.

29.	Confidentiality

Confidential Terms. The Parties hereby acknowledge and agree that all written or computer-readable information provided by one Party to any other regarding the terms set forth in any of the Transaction Documents or the Transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any Person (other than Affiliates and Subsidiaries thereof) without the prior written consent of such other Party except to the extent that (i) such Person is an Affiliate, Subsidiary, division, or parent holding company of a Party or a director, officer, employee or agent (including an accountant, legal counsel and other advisor) of a Party or such Affiliate, division or parent holding company, (ii) in such Party’s opinion it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in order to comply with any applicable federal or state laws or regulations, (iii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, (iv) in the event of a Default or an Event of Default Buyer reasonably determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Mortgage Loans or otherwise to enforce or exercise Buyer’s rights hereunder, or (v) to the extent Buyer deems necessary or appropriate, in connection with an assignment or participation under Section 21 or in connection with any hedging transaction related to Purchased Mortgage Loans. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Transaction Document, the Parties may disclose to any and all Persons, without limitation of any kind, the U.S. federal, state and local tax treatment of the Transactions, any fact that may be relevant to understanding the U.S. federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal, state and local tax treatment and that may be relevant to understanding such tax treatment, and the Parties may disclose information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the financing industry; provided that Seller may not disclose (except as provided in clauses (i) through (iii) of this Section 29) the name of or identifying information with respect to Buyer or any pricing terms (including the Pricing Rate, Facility Fee or other fee, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the U.S. federal, state and local tax treatment of the Transactions and is not relevant to understanding the U.S. federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer. Any Person required to maintain the confidentiality of Confidential Terms as provided in this Section 29 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Terms as such Person would accord to its own confidential information. The provisions set forth in this Section 29 shall survive the termination of this Agreement for a period of one (1) year following such termination.

30.	Setoff

Except to the extent specifically permitted herein, Seller hereby irrevocably and unconditionally waives all right to setoff that it may have under contract (including this Agreement), applicable law, in equity or otherwise with respect to any funds or monies of Buyer (or any disclosed principal for which Buyer is acting as agent) at any time held by or in the possession of Seller.

Seller agrees that Buyer may set off any funds or monies of Seller at any time held by or in the possession of Buyer in connection with this Agreement or any other Transaction Document or otherwise, against any amounts Seller owes to Buyer, or against any amounts Seller owes to any other Indemnified Party, pursuant to the terms of this Agreement or any other Transaction Document.

31.	WAIVER OF SPECIAL DAMAGES.

SELLER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT SELLER MAY HAVE TO CLAIM OR RECOVER FROM BUYER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

32.	USA PATRIOT ACT NOTIFICATION.

The following notification is provided to Seller pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Seller: When Seller opens an account, if Seller is an individual, Buyer will ask for Seller’s name, taxpayer identification number, residential address, date of birth, and other information that will allow Buyer to identify Seller, and if Seller is not an individual, Buyer will ask for Seller’s name, taxpayer identification number, business address, and other information that will allow Buyer to identify Seller. Buyer may also ask, if Seller is an individual, to see Seller’s driver’s license or other identifying documents, and if Seller is not an individual to see Seller’s legal organizational documents or other identifying documents.

33.	No Fiduciary Duty, etc.

(a)            Seller and Parent each acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that Buyer will not have any obligations except those obligations expressly set forth in this Agreement and the other Transaction Documents and Buyer is acting solely in the capacity of an arm’s-length contractual counterparty to Seller and Parent with respect to the Transaction Documents and the Transactions and not as a financial advisor or a fiduciary to, or an agent of, Seller, Parent or any other Person. Seller and Parent each agrees that it will not assert any claim against Buyer based on an alleged breach of fiduciary duty by such Person in connection with this Agreement and the Transactions. Additionally, Seller and Parent each acknowledges and agrees that Buyer is not advising Seller or Parent as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Seller and Parent will consult with their own advisors concerning such matters and each shall be responsible for making its own independent investigation and appraisal of the Transactions, and Buyer shall have no responsibility or liability to Seller or Parent with respect thereto.

(b)            Seller and Parent each further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that Buyer is a full service banking or securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Buyer may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, Seller, Parent and other companies with which Seller or Parent may have commercial or other relationships. With respect to any securities and/or financial instruments so held by Buyer or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)            In addition, Seller and Parent each acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that Buyer and its Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which Seller or Parent may have conflicting interests regarding the Transactions and otherwise. Buyer will not use confidential information obtained from Seller or Parent by virtue of the Transactions or its other relationships with Seller in connection with the performance by Buyer of services for other companies, and Buyer will not furnish any such information to other companies. Seller also acknowledges that Buyer has no obligation to use in connection with the transactions contemplated by the Transaction Documents, or to furnish to Seller or Parent, confidential information obtained from other companies.

(The remainder of this page is intentionally blank; counterpart signature pages follow)

EXECUTED to be effective as of the date first above written.

BUYER:
JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

SELLER:
WALKER & DUNLOP, LLC

By:
Name:	
~~Title:~~	
Title:

PARENT:
WALKER & DUNLOP, INC.

By:
Name:

~~By:~~	
~~Name:~~	
Title:

Signature Page to Master Repurchase Agreement between JPMorgan Chase Bank, N.A., as Buyer, and Walker &
Dunlop, LLC, as Seller, and Walker & Dunlop, Inc., as Parent

EXECUTED to be effective as of the date first above written.

BUYER:
JPMORGAN CHASE BANK, N.A.

By:
Name:	
Title:
~~Authorized Officer~~

SELLER:
WALKER & DUNLOP, LLC

By:
Name:
Title:

~~Name .. Stephen P. Theobald~~

~~Title: Executive Vice President and Chief Financial Officer~~

PARENT:
WALKER & DUNLOP, INC.

By:
Name:
Title:

~~Name .. Stephen P. Theobald~~

~~Title: Executive Vice President and Chief Financial Officer~~

Signature Page to Master Repurchase Agreement between JPMorgan Chase Bank, N A., as Buyer, and Walker &

Dunlop, LLC, as Seller, and Walker & Dunlop, Inc., as Parent

List of Exhibits and Schedules

Exhibit A	Form of Compliance Certificate

Exhibit B	Conditions Precedent Documents

Exhibit C	(Reserved)

Exhibit D	Subsidiary Information

Exhibit E	Seller’s Names from Tax Returns (preceding 10 years)

Exhibit F	(Reserved)

Exhibit G	Approved Takeout Investors

Exhibit H	Seller’s Authorized Signers

Exhibit I	Form of Trade Assignment

Schedule DQ	Disqualifiers

Schedule EML	Eligible Mortgage Loan criteria

Schedule TR	form of Transaction Request

Schedule FNMA	Fannie Mae DUS and other Fannie Mae Mortgage Loans Procedures

Schedule FHA	FHA Permanent Project Mortgage Loans and Related Ginnie Mae MBS Procedures

Schedule FHA-M	FHA Modified Mortgage Loans Procedures Schedule

FHLMC	Freddie Mac Program Mortgage Loans Procedures

Schedule FHLMC-DP	Freddie Mac Direct Purchase Mortgage Loans Procedures

Schedule E&BL	form of (combined) Escrow and Bailee Letter

Schedule EL	form of Escrow Letter

Schedule BL	form of Bailee Letter

Schedule BEIL	form of Buyer’s Escrow Instructions Letter

Schedule 9(a)(xi)	Summary of contingent liabilities and Material Adverse Effects and material unrealized losses since the Statement Date

Schedule 9(a)(xv)	Existing Liens on Property of Seller or its Subsidiaries

EXHIBIT A

TO MASTER REPURCHASE AGREEMENT

Form of Compliance Certificate

with computations

to show compliance or non-compliance with

certain financial covenants

COMPLIANCE CERTIFICATE

AGENT:	JPMORGAN CHASE BANK, N.A.
COMPANY:	WALKER & DUNLOP, LLC

SUBJECT PERIOD:                               ended                , 20

DATE:                            , 20

This certificate is delivered to the Buyer under the Master Repurchase Agreement, dated as of July 15, 2019 (as supplemented, amended or restated from time to time, the “Repurchase Agreement”), among Walker & Dunlop, LLC (“Seller”) and Walker & Dunlop, Inc. (“Parent”) and JPMorgan Chase Bank, N.A. (the “Buyer”). Unless they are otherwise defined in this request, terms defined in the Repurchase Agreement have the same meanings here as there.

The undersigned officer of Parent and Seller certifies to Buyer that on the date of this certificate that:

1.              The undersigned is an incumbent officer of Parent and Seller, holding the titles stated below the undersigned’s signature below.

2.              Seller’s financial statements that are attached to this certificate were prepared in accordance with GAAP (except that interim — i.e., other than annual — financial statements exclude notes to financial statements and statements of changes to stockholders’ equity and cash flow and are subject to year-end adjustments) and (subject to the aforesaid proviso as to interim financial statements) present fairly the financial position and results of operations of Seller and its Subsidiaries, on a consolidated basis, as of                            and for the (check, as applicable) ☐one, ☐ two or ☐ three quarter(s) of Seller’s fiscal year, as the case may be, ending on the last day of that period (the “Subject Period”).

3.              The undersigned officer of Seller supervised a review of the activities of Seller and its Subsidiaries during the Subject Period in respect of the following matters and has determined the following: (a) to undersigned officer’s best knowledge, except to the extent that a representation or warranty speaks to a specific date, the representations and warranties of Seller in Section 10 of the Repurchase Agreement are true and correct in all material respects, other than for the changes, if any, described on the attached Annex A; (b) Seller has complied with all of its obligations under the Transaction Documents, other than for the deviations, if any, described on the attached Annex A; (c) no Event of Default has occurred that has not been declared by the Buyer in writing to have been cured or waived, and no Default has occurred that has not been cured before it became an Event of Default, other than those Events of Default and/or Defaults, if any, described on the attached Annex A; (d) compliance by Seller with certain financial covenants in Section 11(v) of the Repurchase Agreement is accurately calculated on the attached Annex A; and (e) Seller’s compliance with Section 10(u) of the Repurchase Agreement is subject to the exclusion from the Total Indebtedness calculation of the items set forth on the attached Annex B;

Walker & Dunlop, LLC

By:

Name:

Title:

ANNEX A TO COMPLIANCE CERTIFICATE

1.              Describe deviations from compliance with obligations, if any — clause 3(b) of attached Officer’s Certificate — if none, so state:

2.              Describe Defaults or Events of Default, if any — clause 3(c) of attached Officer’s Certificate — if none, so state:

3.              Calculate compliance with covenants in Section 10(u) — clause 3(d) of attached Officer’s Certificate:

As of the last day of the calendar quarter ending                                           , 20__:

(a)            The ratio of (x) the Total Indebtedness of Parent and its consolidated Subsidiaries to (y) its Tangible Net Worth was ____. (The maximum is 3.00 to 1.00.)

(b)            The Tangible Net Worth of Parent and its consolidated Subsidiaries ~~was $__________________. (The minimum is $200,000,000.)~~at any time was not (i) less than the sum of (x) Two Hundred Million Dollars ($200,000,000) plus (y) seventy-five percent (75%) of the sum of Parent’s and its Subsidiaries’ Equity Issuances after the effective date of the Repurchase Agreement, tested on the last day of each calendar quarter in the Subject Period, or (ii) less than the applicable net worth requirement of HUD, Fannie Mae or Freddie Mac.

(c)            The Liquidity of Parent and its consolidated Subsidiaries was $___________________. (The minimum is $15,000,000.)

(d)            The sum of the unpaid principal balances of all Delinquent Serviced Mortgage Loans in the Fannie Mae Servicing Portfolio was ___% of the aggregate unpaid principal balances of all Fannie Mae Mortgage Loans then serviced by Seller and its consolidated Subsidiaries. (The maximum is 3.5%.)

(e)            The aggregate principal balance of Seller’s portfolio of Serviced Mortgage Loans (excluding Delinquent Serviced Mortgage Loans) was $____________ as of the last day of the most recent calendar quarter. (The minimum is $20,000,000,000.)

(f)             The aggregate principal balance of Seller’s portfolio of Serviced Fannie Mae Mortgage Loans (excluding Delinquent Serviced Mortgage Loans) was $____________ as of the last day of the most recent calendar quarter. (The minimum is $10,000,000,000.)

ANNEX B TO COMPLIANCE CERTIFICATE

TOTAL INDEBTEDNESS CARVEOUTS

(a)	those certain mortgage warehouse lines of credit used by Subsidiaries of the Parent other than the Seller or WD Capital to finance the purchase or funding of Mortgage Loans (or participations therein) are as set forth below:

(b)	those certain contingent earnout payments are as set forth below:

(c)	those certain commitments to fund investments in tax credit equity are as set forth below:

EXHIBIT B

CONDITIONS PRECEDENT DOCUMENTS

1.	Master Repurchase Agreement

2.	Side Letter

3.	Parent’s Guaranty

4.	A Company Certificate for Seller as to the authenticity of the copies of organizational documents and governmental certificates of organization, existence and good standing of Seller, and the authenticity and continuing effect of the resolutions of Seller’s governing body authorizing the Master Repurchase Agreement, attached to Officer’s Certificate, and as to the incumbency of the officers authorized by such resolutions to act for Seller.

5.	A Secretary’s Certificate for Parent as to the authenticity of the copies of organizational documents and governmental certificates of incorporation, existence and good standing of Parent, and the authenticity and continuing effect of the resolutions of Parent’s governing body authorizing the Master Repurchase Agreement and the Guaranty, attached to Secretary’s Certificate, and as to the incumbency of the officers authorized by such resolutions to act for Parent.

6.	UCC, tax lien and judgment searches, state of Seller’s organization and county where Seller’s chief executive office is located

7.	UCC-1 Financing Statements

8.	Opinions of Counsel

9.	Errors and omissions insurance policy or mortgage impairment insurance policy or evidence of insurance in lieu of policy

10.	Blanket bond coverage policy or evidence of insurance in lieu of policy endorsed to (i) name JPMorgan Chase Bank, N.A. as a “lender loss payee”, (ii) provide that for any loss affecting Buyer’s interest, Buyer will be named on the loss payable draft as its interest may appear and (iii) provide Buyer access to coverage under the theft of secondary market institution’s money or collateral clause of such policy.

11.	Copies of such documentation as Buyer shall have requested concerning Seller’s status as a Fannie Mae approved DUS Buyer, an FHA approved originator and servicer, a Freddie Mac Program and Freddie Mac Direct Purchase seller and servicer, and a Ginnie Mae mortgage backed securities issuer.

EXHIBIT C

(Reserved)

EXHIBIT D

Subsidiaries of Seller

Subsidiary Name	Address	Jurisdiction of Organization	Percentage of Ownership Interests Held
1. W&D BE, Inc.	~~7501~~7272 Wisconsin Avenue, Suite ~~1200E~~1300 Bethesda, Maryland 20814	Delaware	100%
2. Walker & Dunlop Capital, LLC	~~7501~~7272 Wisconsin Avenue, Suite ~~1200E~~1300 Bethesda, Maryland 20814	Delaware	100%

EXHIBIT E

SELLER’S NAMES FROM TAX RETURNS

Walker & Dunlop, LLC

EXHIBIT F

(Reserved)

EXHIBIT G

APPROVED TAKEOUT INVESTORS

AFL CIO Housing Investment

Trust

Amherst Pierpont Securities LLC

BB & T

Bank of America / Merrill Lynch

Bank of Montreal (BMO)

Barclays

Brean Capital, LLC

Cantor Fitzgerald

Chimera Investment Corporation

Citigroup Global Markets

Credit Suisse Securities

D.A. Davidson

Deutsche Securities

Duncan-Williams

Fannie Mae

Federal Home Loan Bank of

Chicago

Freddie Mac

FTN Financial

Goldman Sach & Co

Guggenheim Capital Markets, LLC

Hunt Financial Securities LLC

Huntington Inv

Janney Montgomery Scott LLC

Jefferies & Co.

JPMorgan Securities

KeyBank National Association

KGS-Alpha Capital Markets

Lancaster Pollard & Co., LLC

Merrill Lynch

Mesirow Financial

Mizuho Securities

Morgan Stanley

Nomura Securities

Oppenheimer

Piper Jaffray

PNC Bank/PNC Capital Markets

Raymond James

RBC

RBS Securities

Red Capital Markets, Inc.

Robert W. Baird & Co.

Incorporated

Sandler O'Neill

Sterne, Agee & Leach, Inc.

Stifel Nicolaus

SunTrust Robinson Humphrey,

Inc.

BNY Capital Markets

TIAA-CREF

UBS

Vining Sparks-MBS

Wells Fargo Securities

Zions Bank

EXHIBIT H

SELLER’S AUTHORIZED SIGNERS

Gregory Florkowski

Stephen P. Theobald

William M. Walker

Daniel J. Groman

~~Sandra Barlow Paula Battista Ernest Benjamin Dale Brem Kenneth Buchanan~~ Debra A. Casale ~~Corey Cooper~~

~~Holly Davis (Shonosky) Gregory Florkowski Melissa Frado~~

Veronica Veraldi

Nancy Sexton

Loretta Webb

Paula Battista

Donna Potember

Mary Hui ~~July James~~

Holly Davis

Sheila Pasha

July James

~~Trevor Johnson Elizabeth Kieffer~~ Katy Landolfi ~~Kristin Layden Donna Mighty Nancy Miller Sheila Pasha Donna Potember~~

Natalie Hamilton Miller

Michelle Potts

Natalie Wyatt

Kenneth Buchanan

Sandra R. Barlow

Ines Hadzismajlovic

Charles Conkling

Heather L. Cox

Trevor Johnson

Corey Cooper

James A. Schroeder

Issa Bannourah

Stephanie Pratt ~~Mitchell Resnick Nancy Sexton Jim Schroeder~~

~~Howard W. Smith III Stephen P. Theobald~~

~~Veronica Veraldi (Langhoffer) William M. Walker~~

~~Richard Warner Loretta Webb~~

Leila Sugay

Wendy Ryono-Lee

Vlora Camaj

Jing Lin

Joyce Velazquez

Kristina Staples

Julia Gull

Christopher Bosse

Yassar Mahmood

EXHIBIT I

FORM OF TRADE ASSIGNMENT

[NAME] (“Takeout Investor”) [Address]

[Address]

Attention: [   ]

[DATE]

Ladies and Gentlemen:

Attached hereto is a correct and complete copy of your confirmation of commitment (the “Commitment”) for the following security (the “Security”):

Trade Date:	[ ]
Settlement Date:	[ ]
Security Description:	[ ]
Coupon:	[ ]
Price:	[ ]
Par Amount:	[ ]
Pool Number:	[ ]

The undersigned customer (the “Customer”) has assigned the Security to JPMorgan Chase Bank, N.A. (“JPMorgan”) as security for Customer’s Obligations under the Master Repurchase Agreement (as amended, the “Agreement”) by and between Customer and JPMorgan.

This is to confirm that (i) Takeout Investor’s obligation to purchase the Security on the above terms in accordance with the Commitment is in full force and effect, (ii) Take-out Investor will accept delivery of the Security directly from JPMorgan, (iii) Take-out Investor will pay JPMorgan for the Security, (iv) Customer unconditionally guarantees payment to JPMorgan of all sums due under the Commitment, (v) JPMorgan shall deliver the Security to Takeout Investor on the above terms and in accordance with the Commitment. Payment will be made “delivery versus payment” to Takeout Investor in immediately available funds. Capitalized terms used, but not otherwise defined herein, shall have the respective meanings assigned to such terms in the Agreement.

Very truly yours,	Agreed to, confirmed and accepted:

[CUSTOMER]	[TAKE-OUT INVESTOR]

By:	By:

Name:	Name:
Title:	Title:

SCHEDULE DQ

TO MASTER REPURCHASE AGREEMENT

DISQUALIFIERS

“Disqualifier” means any of the following events, after the occurrence of which, for so long as the material effects of such event shall continue and shall not have been waived or declared cured in writing by Buyer the affected Purchased Mortgage Loan shall be a Defective Mortgage Loan:

1.	If it is a Freddie Mac Loan and:

(a)	Freddie Mac shall refuse to purchase it or shall give notice in any manner that it will not purchase it; or

(b)	the long-term senior unsecured debt rating of Freddie Mac shall be reduced by S&P to lower than BBB+ (or by another rating agency to a comparable lower rating); or

(c)	any Act of Insolvency shall occur or be taken by or with respect to Freddie Mac.

2.	If it is a Fannie Mae Loan and:

(a)	Fannie Mae shall refuse to fund it under Fannie Mae’s DUS line for Seller or shall give notice in any manner that it will not so fund it, or give notice in any manner that it will not guarantee the MBS to be based on and backed by it; or

(b)	the long-term senior unsecured debt rating of Fannie Mae shall be reduced by S&P to lower than BBB+ (or by another rating agency to a comparable lower rating); or

(c)	any Act of Insolvency shall occur or be taken by or with respect to Fannie Mae; or

(d)	the Approved Takeout Investor who issued the Forward Trade Commitment to purchase a Fannie Mae MBS based on and backed by such Fannie Mae Loan shall refuse to purchase such MBS for the price provided for in such Forward Trade Commitment or shall give notice in any manner that it will not do so; or

(e)	Fannie Mae shall express doubt, or Buyer shall have reasonable doubt, that the Approved Takeout Investor who issued the Forward Trade Commitment to purchase a Seller Fannie Mae MBS based on and backed by such Fannie Mae Loan will timely honor such Forward Trade Commitment and Seller shall fail to provide a substitute Forward Trade Commitment issued by another Approved Takeout Investor within five (5) Business Days after the Buyer’s written request therefor.

3.	If it is an FHA Loan and:

(a)	the related Approved Takeout Investor shall refuse to purchase it or shall give notice in any manner that it will not purchase it; or

(b)	FHA revokes, rescinds, withdraws or cancels the FHA Firm Commitment to insure it; or

(c)	Ginnie Mae revokes, rescinds, withdraws or cancels the Ginnie Mae Commitment to Guarantee Mortgage-Backed Securities for the MBS to be based on and backed by the Pool to which such FHA Loan is dedicated.

4.	Any event occurs, or is discovered to have occurred, after which the affected Purchased Mortgage Loan fails to satisfy every element of the definition of Eligible Mortgage Loan.

5.	In respect of any Purchased Mortgage Loan, for any reason whatsoever any of Seller’s special representations concerning Purchased Mortgage Loans set forth in Section 9(b) shall become untrue, or shall be discovered to be untrue, in any respect that is material to the value or collectability of that Purchased Mortgage Loan, considered either by itself or together with other items of Purchased Assets.

6.	Five (5) Business Days shall have elapsed after a Transaction shall have been funded for Buyer’s purchase of a Purchased Mortgage Loan without the original Mortgage Note having been received by Buyer from the relevant Closing Agent.

7.	Any Purchased Mortgage Loan shall be assumed by (or otherwise become the liability of) — or the real property securing it shall become owned by — an Affiliate of Seller or any of any such Affiliate’s or its Subsidiaries’ directors or executive officers which owns any of the equity of such assumptor or owner or has any role in the management of such assumptor or owner unless approved in writing by Freddie Mac (if it is a Freddie Mac Loan) or Fannie Mae (if it is a Fannie Mae Loan) or by another Approved Takeout Investor (if it is an OTI Loan).

SCHEDULE EML

TO MASTER REPURCHASE AGREEMENT

ELIGIBLE MORTGAGE LOANS

“Eligible Mortgage Loan” means and includes each Multifamily Mortgage Loan that has with an original term to its stated maturity of forty-five (45) years or less and that satisfies all requirements of this Agreement for a Purchased Mortgage Loan as well as the following criteria:

A.	It must be secured by a Lien on its related real estate.

B.             It must bear interest at a fixed interest rate, at a fluctuating interest rate or at a fixed or fluctuating interest rate for part of its term followed, respectively, by a fluctuating or fixed interest rate for the remainder of its term.

C.             Immediately before Buyer’s purchase of it, Seller is its legal and equitable owner and holder, free and clear of all Liens (other than Buyer’s Liens).

D.             It and its related Purchase Commitment have been duly authorized and validly issued to Seller.

E.             It is secured by a Mortgage on Multifamily real property and improvements (which may be a manufactured housing community) located in one of the states of the United States or the District of Columbia that is owned by a Person who is a citizen of the United States or was formed and is existing under the laws of one of the states of the United States or the District of Columbia.

F.             It has been closed or will be closed and funded when Buyer funds its Purchase Price to the related Closing Agent.

G.             It has not previously been sold or pledged to obtain financing (whether or not such financing constitutes Debt) under another warehousing financing arrangement or gestation agreement.

H.             Seller believes that it is not based on untrue, incomplete, inaccurate or fraudulent information and is not otherwise subject to fraud.

I.               It meets all the requirements of the Purchase Commitment covering it.

J.              If it is intended for inclusion in a Pool of Mortgage Loans eligible for securitization as an MBS, it complies, or before issuance of the MBS to be backed by such Pool it will comply, with the requirements of the Agency that will issue or guaranty such MBS.

K.             Except for FHA Modified Mortgage Loans or Freddie Mac Moderate Rehab Loans, the full face amount of its Mortgage Note has been advanced.

L.             It is a First Mortgage Loan, unless permitted to be a Subordinate Mortgage Loan pursuant to the numbered Sections of this Schedule EML following subparagraph T below (the “Program Specific Requirements”), in which case such Mortgage Loan may only be a Second Mortgage Loan or a Third Mortgage Loan.

M.            It (i) has been duly executed and delivered by the parties to it, (ii) has been made in compliance with all applicable laws, rules and regulations (including all laws, rules and regulations relating to usury), (iii) is and will continue to be a legal, valid and binding obligation, enforceable in accordance with its terms, without setoff, counterclaim or defense in favor of its Mortgagor or any other obligor on the Mortgage Note, (iv) has not been modified or amended and none of its requirements have been waived, except in each case in a writing that is part of its Mortgage Loan Documents and (v) complies and will continue to comply with the terms of this Agreement, the related Purchase Commitment and the applicable Guide or guidelines, and the standard practices, of the applicable Approved Takeout Investor.

N.             If it is a First Mortgage Loan, it is secured by a First Mortgage on the real property and improvements described in or covered by that Mortgage and has or will have a title insurance policy, in ALTA form or equivalent, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Approved Takeout Investors purchasing First Mortgage Loans.

O.             The real property securing it has been evaluated or appraised in accordance with Title XI of FIRREA, USPAP and the requirements of the applicable Approved Takeout Investor.

P.             If it is a Subordinate Mortgage Loan that is permitted by the Program Specific Requirements, it is a Second Mortgage Loan or a Third Mortgage Loan secured by the Mortgaged Property covered by its Mortgage, Seller is its lender and servicer as well as the lender and servicer of the First Mortgage Loan on the same Mortgaged Property and such First Mortgage Loan is either owned by Fannie Mae or is a Purchased Mortgage Loan subject to an outstanding Transaction under this Agreement whose Repurchase Date is a future date.

Q.             To the extent required by the related Purchase Commitment or by Approved Takeout Investors generally for similar Mortgage Loans, each Subordinate Mortgage Loan has or will have a title insurance policy, in ALTA form or equivalent, from a recognized title insurance company, insuring the appropriate priority of the Lien of the Mortgage and meeting the usual requirements of Approved Takeout Investors purchasing those Mortgage Loans.

R.             The Mortgage Note for each Purchased Mortgage Loan is (1) payable or endorsed to the order of Seller, (2) an “instrument” within the meaning of Article 9 of the Uniform Commercial Code of all applicable jurisdictions and (3) denominated and payable in United States dollars.

S.             No default exists under any Purchased Mortgage Loan on its Purchase Date, and no default thereon has existed for thirty (30) days or more at any time thereafter.

T.             No party to a Purchased Mortgage Loan or any of its Loan Documents is in violation of any applicable law, rule or regulation that would impair the collectability of the Mortgage Loan or the performance by the Mortgagor or any other obligor of their respective obligations under the Mortgage Note or any other Loan Document.

U.             Even if it has been purchased by Buyer and is therefore a Purchased Mortgage Loan, no Mortgage Loan shall be an Eligible Mortgage Loan:

1.            that contains any term or condition such that the repayment schedule results in the outstanding principal balance increasing over time, rather than remaining the same or amortizing, except for FHA Modified Mortgage Loans or Freddie Mac Moderate Rehab Loans;

2.            if it is a Freddie Mac Loan, that is not originated using the Freddie Mac Electronic Mortgage Documents available on the Freddie Mac Web Site (http:/www.freddiemac.com) or in another manner approved in writing by Freddie Mac or does not satisfy the terms, conditions and requirements for purchase by Freddie Mac of the Freddie Mac Guide in all material respects;

3.            if it is a Freddie Mac Loan and any Customer is an Affiliate of Seller or any of its or its Subsidiaries’ directors or executive officers and the same has not been approved in writing by Freddie Mac;

4.            if it is a Freddie Mac Loan but it is not covered by a Freddie Mac Purchase Commitment, or has a characteristic that would provide a basis under the relevant Purchase Commitment or the Freddie Mac Guide for Freddie Mac to refuse to purchase such Mortgage Loan (unless Freddie Mac shall have reaffirmed in writing its commitment to purchase such Mortgage Loan notwithstanding such characteristic);

5.            if it is a Fannie Mae Loan, that is not originated using the Fannie Mae mortgage documents available on the Fannie Mae Web Site:

https://www.fanniemae.com/multifamily/loan-documents

or in another manner approved in writing by Fannie Mae, or that does not satisfy the terms, conditions and requirements for purchase by Fannie Mae of the Fannie Mae DUS Guide in all material respects;

6.            if it is a Fannie Mae Loan and any Customer is an Affiliate of Seller or any of its or its Subsidiaries’ directors or executive officers and the same has not been approved in writing by Fannie Mae; or

7.            if it is a Fannie Mae Loan but it is not covered by a Fannie Mae Purchase Commitment, or has a characteristic that would provide a basis under the relevant Purchase Commitment or the Fannie Mae DUS Guide for Fannie Mae to refuse to purchase such Mortgage Loan (unless Fannie Mae shall have reaffirmed in writing its commitment to purchase such Mortgage Loan notwithstanding such specified characteristic).

Subject to the foregoing definition and compliance with the terms and limitations set forth below, and the terms, representations and warranties and the covenants in the Agreement (including applicable Exhibits and Schedules), each of the following types of Mortgage Loans is an Eligible Loan for purposes of the Agreement:

1.	Fannie Mae DUS Mortgage Loan

(a)            Definition: A permanent Mortgage Loan on a Multifamily Property originated by Seller under Fannie Mae’s Delegated Underwriting and Servicing Guide, including any permanent Mortgage Loan on a Multifamily Property originated by Seller pursuant to a Fannie Mae credit facility provided by Fannie Mae, and in accordance with Fannie Mae’s Delegated Underwriting and Servicing Guide; provided that construction loans ~~and loans secured by hospitals or intermediate care facilities~~ are ineligible.

(b)            Subordinate Mortgage Loan: Second Mortgage Loans and Third Mortgage Loans are permitted.

(c)            Committed/Uncommitted: Purchase Commitment issued by Fannie Mae required, and if to be securitized in a “delivery versus MBS” transaction, Forward Trade Commitment and Trade Assignment also required.

1.	Other Fannie Mae Mortgage Loan

(a)            Definition: A permanent Mortgage Loan on a Multifamily Property originated by Seller under Fannie Mae’s Multifamily Selling and Servicing Guide, including any permanent Mortgage Loan on a Multifamily Property originated by Seller pursuant to a Fannie Mae credit facility provided by Fannie Mae, and in accordance with Fannie Mae’s Selling and Servicing Guide; provided that construction loans ~~and loans secured by hospitals or intermediate care facilities~~ are ineligible.

(b)            Subordinate Mortgage Loan: Second Mortgage Loans and Third Mortgage Loans are permitted.

(c)            Committed/Uncommitted: Purchase Commitment issued by Fannie Mae required, and if to be securitized in a “delivery versus MBS” transaction, Forward Trade Commitment and Trade Assignment also required.

2.	FHA Permanent Mortgage Loan

(a)            Definition: A permanent FHA fully-insured Mortgage Loan. Construction loans ~~and loans secured by hospitals, intermediate care facilities, rehabilitation facilities or skilled nursing facilities~~ are ineligible.

(b)            Subordinate Mortgage Loans: Second Mortgage Loans and Third Mortgage Loans are permitted.

(c)            Committed/Uncommitted: Purchase Commitment and Forward Trade Commitment each issued by an Approved Takeout Investor, with Trade Assignment, required.

3.	FHA Modified Mortgage Loan

(a)            Definition: A modified FHA fully-insured Mortgage Loan secured by a Mortgage on a Multi-family Property. Construction loans ~~and loans secured by hospitals, intermediate care facilities, rehabilitation facilities or skilled nursing facilities~~ are ineligible.

(b)            Subordinate Mortgage Loans: Second Mortgage Loans and Third Mortgage Loans are permitted.

(c)            Committed/Uncommitted: Purchase Commitment and Forward Trade Commitment each issued by an Approved Takeout Investor, with Trade Assignment, required.

2.	Freddie Mac Program Loan

(a)            Definition: Multifamily Loans (including, without limitation, Mortgage Loans secured by manufactured housing communities) to be sold to Freddie Mac pursuant to the Freddie Mac Seller/Servicer programs, including any permanent Multi-Family Loan on a Multifamily Property originated by the Borrower pursuant to a Freddie Mac credit facility provided by Freddie Mac, and in accordance with the Freddie Mac Seller/Servicer programs; provided that construction loans ~~and loans secured by hospitals or intermediate care facilities~~ are ineligible.

(b)            Subordinate Mortgage Loans: Second Mortgage Loans and Third Mortgage Loans are permitted.

(c)            Committed/Uncommitted: Purchase Commitment issued by Freddie Mac required, and if to be securitized in a “delivery versus MBS” transaction, Forward Trade Commitment and Trade Assignment also required.

3.	Freddie Mac Direct Purchase Mortgage Loan

(a)            Definition: Multifamily Loans sold to Freddie Mac pursuant to the Freddie Mac TELP Program.

(b)            Subordinate Mortgage Loans: Second Mortgage Loans and Third Mortgage Loans are permitted, but only if permitted under the Freddie Mac TELP Program.

(c)	Committed/Uncommitted: Purchase Commitment required.

SCHEDULE TR

TRANSACTION REQUEST

SELLER:	Walker & Dunlop, LLC
WAREHOUSING ELIGIBLE LOAN TYPE:

☐       FANNIE MAE DUS MORTGAGE LOAN

☐       FIRST MORTGAGE LOAN

☐       SECOND MORTGAGE LOAN

☐       THIRD MORTGAGE LOAN

☐       OTHER FANNIE MAE MORTGAGE LOAN

☐       FHA PERMANENT MORTGAGE LOAN

☐       FHA MODIFIED MORTGAGE LOAN

☐       FREDDIE MAC PROGRAMS MORTGAGE LOAN

☐       FREDDIE MAC DIRECT PURCHASE MORTGAGE LOAN

PRIORITY OF MORTGAGE	☐ FIRST MORTGAGE LOAN ☐ SECOND MORTGAGE LOAN ☐ THIRD MORTGAGE LOAN

Loan No.:	Warehouse Date:

Project Name:	Contract/Pool No.:

Project State and Zip Code:

Mortgage Note Amount:	Mortgage Note	Interest Rate:

Date:

Transaction Amount:	Approved Amount:

Endorsement Amount:
Cumulative Endorsement Amount:

Investor:	Committed	Expiration Date:

Purchase Price:

Seller:

Acquisition Cost:

Closing Agent:

Closing Agent Contact Person:

Closing Agent Contact Person’s Phone No.:

Closing Agent Contact Person’s email Address:

Closing Agent’s Address:

WIRE TRANSFER INFORMATION

Wire Amount:	Receiving	Bank:	Date of Wire:

ABA No.:

City & State:	Credit	Account

Name:	Advise:	Number

Seller hereby certifies that:	Phone:

(i)             the representations and warranties of Seller contained in the Repurchase Agreement (defined below), the other Transaction Documents or any document or instrument delivered pursuant to or in connection with the Repurchase Agreement are true in all material respects as of the date as of which they were made and are also true in all material respects at and as of the date hereof, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated and permitted by the Repurchase Agreement and the other Transaction Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to extent that such representations and warranties relate expressly to an earlier date);

(ii)            Seller is in compliance with, and has not breached any of, its covenants in the Repurchase Agreement;

(iii)           since the Statement Date, there has been no material adverse change in Seller’s financial condition;

(iv)           no Default or Event of Default has occurred and is continuing or will occur or exist after giving effect to the funding of such Transaction;

(v)            all of the conditions set forth in Sections 3 and 7 of the Repurchase Agreement have been satisfied;

(vi)           Seller has granted a security interest to JPMorgan Chase Bank, N.A. (“Buyer”) in all of Seller’s right, title and interest in and to the Mortgage Loan described above and all related Mortgage Assets pursuant to Section 6 of Master Repurchase Agreement dated      , 2019 (as supplemented, amended or restated, the “Repurchase Agreement”) between Buyer and Seller and Parent. Capitalized terms used in this Schedule without further definition have the meanings set forth in the Repurchase Agreement; and

(vii)          Seller agrees to cause the Mortgage Notes(s) and the other Mortgage Documents required by the applicable Schedule FNMA, Schedule FHA, Schedule FHA-M, Schedule FHLMC+ or Schedule FHLMC-DP to be delivered to Buyer on or before the second (2nd) Business Day after the date of the Transaction whose proceeds are to fund the Mortgage Loan are wired to the Closing Agent.

Seller acknowledges that Buyer will rely on the truth of each statement in this Transaction Request in funding the requested Transaction.

This Transaction Request is irrevocable and binding on the Seller. The Seller is obligated to enter into the Transaction requested hereby.

SELLER’S AUTHORIZED SIGNATURE

Name:
Title:

Schedule FNMA

 PROCEDURES AND DOCUMENTATION FOR WAREHOUSING
FANNIE MAE DUS AND OTHER FANNIE MAE MORTGAGE LOANS

Walker & Dunlop, LLC, a Delaware limited liability company (“Seller”), must observe the following procedures and documentation requirements in all respects. All documents must be satisfactory to JPMorgan Chase Bank, N.A. (“Buyer”) in its sole discretion. Capitalized terms used in this Schedule without further definition have the meanings set forth in the Master Repurchase Agreement between Seller and Buyer dated August 26, 2019 (as supplemented, amended, restated or replaced, the “Agreement”). Fannie Mae form numbers used in this Schedule are for convenience only and Seller must use the equivalent forms required at the time of delivery of a Mortgage Loan or an MBS.

I.	At least three (3) Business Days before the Transaction date, Buyer must receive a request via Mortgage Finance Online providing the following information on the subject Mortgage Loan:

1.	Mortgagor’s name.

2.	Project name.

3.	Seller’s case/loan number.

4.	Location of project.

5.	Mortgage Note Amount.

6.	Expected Transaction date.

7.	Name, street address, email address, telephone number and telecopier number of title company and closing attorney and contact person. The request must identify who will be responsible for custody of closing documents and delivery of required items to Buyer.

8.	If Seller self-funded the Mortgage Loan with unencumbered funds (a “Prefunded Mortgage Loan”), then in lieu of the information listed in Item 7 above, the original closing date of the Prefunded Mortgage Loan, the Origination Date of the Prefunded Mortgage Loan.

II.	At least one (1) Business Day before the Transaction date, Seller will send to Buyer electronically via Mortgage Finance Online before 11:00 a.m. (Houston, Texas time) the following:

1.	The Transaction Request (Schedule TR), subject only to any changes communicated before 11:00 a.m. (Houston, Texas time) on the Transaction date.

2.	The following additional information on the subject Mortgage Loan:

(a)	Note Rate.

(b)	Name of Approved Takeout Investor.

(c)	Discount (if any).

3.	A copy of the closing settlement statement prepared by Seller or a copy of the proposed closing settlement statement (a copy of the actual closing settlement statement shall be delivered to Buyer after the closing).

4.	For Fannie Mae DUS Mortgage Loans, a copy of the confirmed Fannie Mae Multifamily MBS/DUS Commitment printed from the C&D System.

5.	For Other Fannie Mae Mortgage Loans, a copy of the Fannie Mae Multifamily Commitment printed from the C&D System.

6.	If an MBS is to be issued, a copy of the Purchase Commitment or trade confirmations for the MBS.

7.	A copy of Buyer’s Escrow Instructions Letter to the settlement attorney (the “Buyer’s Escrow Instructions Letter”), countersigned by an authorized representative of the settlement attorney involved with the transaction, in a form substantially similar to that attached hereto as (a) Schedule E&BL if the settlement attorney will also be acting as the bailee of the Mortgage Note or (b) Schedule EL if the settlement attorney will not be acting as the bailee of the Mortgage Note. The foregoing conditions shall not be applicable in the event the Transaction proceeds will be used to reimburse Seller for a Prefunded Mortgage Loan.

No Transaction will be funded by Buyer prior to Buyer’s receipt of all documents required under Section II above. Buyer shall have a reasonable time (one Business Day under ordinary circumstances) to examine Seller’s Transaction Request and the related documents required to be delivered by Seller before funding the requested Transaction, and may reject any Mortgage Loan that does not meet the requirements of this Schedule, the Agreement or the related Purchase Commitment.

In accordance with the Escrow Letter, if applicable, disbursement will be authorized only after the settlement attorney or closing counsel takes possession, on behalf of Buyer, of the signed Mortgage Note, endorsed by Seller in blank and without recourse, and the title company is prepared to issue its title insurance policy. Immediately after disbursement, the settlement attorney, the closing attorney or title company (as applicable, the “Closing Agent”) must send the original of the Mortgage Note to Buyer for receipt by Buyer on the following Business Day. In the event the Mortgage Loan is not closed and the related Mortgage submitted for recording by 4:30 p.m. (Houston, Texas time) on Transaction date, the Closing Agent must return the Transaction proceeds immediately to the account specified in Buyer’s Escrow Letter unless otherwise approved by Buyer before that time; provided that the Transaction proceeds may remain with the title company for up to two (2) Business Days with prior written notice to Buyer and, if longer than two (2) Business Days, only with Buyer’s prior written approval.

The foregoing arrangements, which permit Buyer to fund the Transaction after the Mortgage Note has been delivered to a third person on behalf of, and as agent and bailee for, Buyer, and before the Mortgage Note is received by Buyer, are for the convenience of Seller. Seller retains all risk of loss or nondelivery of the Mortgage Note, and Buyer does not have any liability or responsibility for those risks.

For any Transaction relating to a Prefunded Mortgage Loan, the parties shall not engage a Closing Agent or utilize an Escrow Letter.

III.	On The Transaction date, Buyer must receive the following:

1.	For any Transaction other than one relating to a Prefunded Mortgage Loan, the following, either electronically via Mortgage Finance Online or by fax:

(a)	A copy of the closing settlement statement.

(b)	A copy of the Mortgage Note made by the Mortgagor and payable to the order of Seller, executed by the Mortgagor.

(c)	A copy of the unrecorded, undated assignment in blank of the Mortgage.

(d)	A copy of the first page of the title insurance policy or the title insurance commitment to issue a policy marked to show the final policy exceptions, which:

(i)             Names as insured Seller and/or the Approved Takeout Investor, and their successors and assigns, as their interests may appear;

(ii)            Shows the effective date and time as the date and time of disbursement of the Transaction proceeds from escrow; and

(iii)           Sets forth an insured amount that is equal to or greater than the aggregate Transaction proceeds amount.

(e)	A bailee agreement executed by Seller’s closing counsel, in the form of (a) Schedule E&BL if the closing counsel is also acting as the settlement attorney with respect to the Transaction proceeds or (b) Schedule BL if the closing counsel is not acting as the settlement attorney with respect to the Transaction proceeds, in either case whereby the closing counsel agrees that it will hold the original Mortgage Note as bailee for and on behalf of Buyer and deliver it to Buyer by recognized overnight delivery within one (1) Business Day after the Transaction date.

(f)	Written notice from Seller authorizing Buyer to disburse funds to the Escrow Agent as set forth in the Escrow Letter, to be held in trust by the Escrow Agent pending the Seller’s authorization to release such funds.

(g)	Such other documents as are reasonably requested by Buyer.

2.	For any Transaction relating to a Prefunded Mortgage Loan, the following:

(a)	A copy of the closing settlement statement.

(b)	The original Mortgage Note, payable to the order of Seller and executed by the Mortgagor.

(c)	The original unrecorded, undated assignment in blank of the Mortgage.

(d)	A copy of the first page of the title insurance policy or the title insurance commitment to issue a policy marked to show the final policy exceptions, which:

(i)            Names as insured Seller and/or the Approved Takeout Investor, and their successors and assigns, as their interests may appear;

(ii)            Shows the recording date of the Mortgage as being prior to the date of the Transaction; and

(iii)            Sets forth an insured amount that is equal to or greater than the aggregate Transaction proceeds.

(e)	Such other documents as are reasonably requested by Buyer

IV.	As soon as possible following the Transaction date, and no later than one (1) Business Day after the Transaction date, Buyer must receive the following:

1.	If not previously delivered, the original Mortgage Note, endorsed by Seller in blank and without recourse, sent by overnight delivery.

2.	A copy of the closing settlement statement.

V.	As soon as possible following the Transaction date, and no later than two (2) Business Days prior to the date the Approved Takeout Investor or the Approved Custodian must receive the Purchased Mortgage Loan, Buyer must receive the following:

1.	If not previously delivered, the original unrecorded, undated assignment in blank of the Mortgage, sent by overnight delivery.

2.	The remainder of the documents required for shipping to the Approved Takeout Investor or to an Approved Custodian for the Approved Takeout Investor, as specified by the Approved Takeout Investor or in the applicable Seller/Servicer Guide, including the original release documents required by the Approved Takeout Investor.

3.	Such other documents as are reasonably requested by Buyer.

VI.	As soon as possible following the Transaction date, and no later than two (2) Business Days prior to the date the Approved Takeout Investor or the Approved Custodian must receive the Purchased Mortgage Loan, Buyer must receive the following:

1.	Signed shipping instructions for the delivery of the Purchased Mortgage Loan, including the following:

(a)	Name and address of the Approved Takeout Investor or the Approved Custodian to which the Mortgage Loan Documents are to be shipped, the desired shipping date and the preferred method of delivery (which must be a shipper ordinarily utilized by Buyer) with Seller’s billing account information for such shipper (or alternatively a pre-labeled envelope);

(b)	Name of the project securing the Purchased Mortgage Loan;

(c)	Date by which the Approved Takeout Investor or the Approved Custodian must receive the Purchased Mortgage Loan; and

(d)	Instructions for endorsement of the Mortgage Note.

2.	For Other Fannie Mae Mortgage Loans and Fannie Mae DUS Mortgage Loans, the following additional documents must be received to the extent applicable:

(a)	Executed bailee letter with the appropriate applicable Schedule (in form approved by Fannie Mae and Buyer).

3.	For cash payments, including payments by Fannie Mae for Pooled Loans being delivered under a Fannie Mae ASAP purchase option, the signed original Wire Transfer Request (Fannie Mae Form 4639) or Fannie Mae Wiring Instructions printed from the C&D System, specifying the applicable Funding Account as the receiving account for loan purchase proceeds. Wire instructions are as follows:

JPMorgan Chase Bank, N.A. ABA #: 021000021

ACCOUNT #: 918040270

REF: Walker & Dunlop LLC

ATTN: ~~Vickie Chapple~~Natalie Sheeran at (817) ~~399-4849~~399-4858

4.	If an MBS is to be issued by Fannie Mae in a “delivery versus MBS” or “swap and hold” transaction, a copy of the Fannie Mae Wiring Instructions printed from the C&D System, instructing Fannie Mae to issue the MBS in Seller’s name and to deliver the MBS to Buyer’s custody account at JPMorgan Chase using the following instructions:

Federal Reserve Bank of New York

ABA #:

For: 021000021

REF: Walker & Dunlop LLC

5.	If an MBS is to be issued in a “delivery versus MBS” or “swap and hold” transaction, completed and signed Security Delivery Instructions, in the form attached as Schedule I to this Schedule.

Unless otherwise agreed in writing with Seller, Buyer exclusively will deliver the Mortgage Note and other original Mortgage Loan Documents required by this Schedule evidencing the Purchased Mortgage Loan, together with a bailee letter, to an Approved Takeout Investor or an Approved Custodian. Upon instruction by Seller, Buyer will complete the endorsement of the Mortgage Note. If no MBS is to be issued in a “delivery versus MBS” or “swap and hold” transaction, Buyer will deliver the Mortgage Note and the other documents required for shipping to the Approved Takeout Investor as specified by the Approved Takeout Investor or in the applicable Seller/Servicer Guide with a bailee letter to the Approved Takeout Investor that issued the Purchase Commitment for the Purchased Mortgage Loan or to an Approved Custodian for the Approved Takeout Investor. If an MBS is to be issued in such a transaction, Buyer will deliver the Mortgage Note and the other documents required for shipping.

Schedule I to Schedule FNMA

JPMORGAN CHASE BANK, N.A.

SECURITY DELIVERY INSTRUCTIONS

INSTRUCTIONS MUST BE RECEIVED TWO (2) BUSINESS DAYS IN ADVANCE OF PICK-UP/DELIVERY

BOOK-ENTRY DATE:	SETTLEMENT DATE:

ISSUER:	SECURITY: $

(For Seller):[______]

(For Seller):[________]

CUSIP NO. _________________

Pool No. _______MI No. _________

Coupon Rate: ____________

Issue Date (M/D/Y):_______________Maturity Date (M/D/Y): _____________

POOL TYPE:

DELIVERY INSTRUCTIONS:          DVP AMOUNT $

AUTHORIZED SIGNATURE: _____________________

TITLE: ________

Schedule FHA

PROCEDURES AND DOCUMENTATION FOR WAREHOUSING FHA PERMANENT MORTGAGE LOANS AND RELATED GINNIE MAE MBS

Walker & Dunlop, LLC, a Delaware limited liability company (“Seller”) must observe the following procedures and documentation requirements in all respects. All documents must be satisfactory to JPMorgan Chase Bank, N.A., a national banking association (“Buyer”) in its sole discretion. Capitalized terms used in this Schedule without further definition have the meanings set forth in the Master Repurchase Agreement between Seller and Buyer dated August 26, 2019 (as supplemented, amended, restated or replaced, the “Agreement”). HUD form numbers used in this Schedule are for convenience only and Seller must use the equivalent forms required at the time of delivery of a Mortgage Loan or an MBS.

I.	At least three (3) Business Days before the Transaction date, Buyer must receive a request via Mortgage Finance Online providing the following information on the subject Mortgage Loan:

1.	Mortgagor’s name.

2.	Project Name.

3.	Seller’s case/loan number.

4.	HUD’s case/loan number.

5.	Location of project.

6.	Mortgage Note Amount.

7.	Expected Transaction date.

8.	Name and address of Seller’s counsel to be present at closing.

9.	Name, street address, email address, telephone number and telecopier number of title company and settlement attorney and contact person. Must identify who will be responsible for custody of closing documents and delivery of required items to Buyer.

10.	If Seller self-funded the Mortgage Loan with unencumbered funds (a “Prefunded Mortgage Loan”), then in lieu of the information listed in Item 7 above, the original closing date of the Prefunded Mortgage Loan, the Origination Date of the Prefunded Mortgage Loan.

Upon receipt of Seller’s letter required under this Section I, in form and substance satisfactory to Buyer, Buyer will issue its closing instructions letter to Seller’s counsel and its Buyer’s Escrow Instructions Letter to the settlement attorney involved with the transaction.

II.	At least one (1) Business Day before the Transaction date, Seller will send to Buyer electronically via Mortgage Finance Online before 11:00 a.m. (Houston, Texas time) the following:

1.	The Transaction Request (Schedule TR), subject only to any changes communicated before 11:00 a.m. (Houston, Texas time) on the Transaction date.

2.	The following additional information on the subject Mortgage Loan:

(a)	Note Rate.

(b)	Name of Approved Takeout Investor.

(c)	Discount (if any).

3.	A copy of the closing settlement statement prepared by Seller or a copy of the proposed closing settlement statement (a copy of the actual closing settlement statement shall be delivered to Buyer after the closing).

4.	A copy of the current FHA Firm Commitment to insure.

5.	If no MBS is to be issued, a copy of the Purchase Commitment (which must conform to the requirements of the Agreement) for the Purchased Mortgage Loan (or the original thereof if requested by Buyer).

6.	If an MBS is to be issued, a copy of the Purchase Commitment or trade confirmation for the MBS (or the original thereof if requested by Buyer).

7.	A copy of Buyer’s closing instructions letter to Seller’s attorney, countersigned by the attorney involved with the Transaction. The foregoing conditions shall not be applicable in the event the Purchase Price is to be used to reimburse Seller for any Prefunded Mortgage Loan.

8.	A copy of Buyer’s Escrow Instructions Letter to the settlement attorney (the “Buyer’s Escrow Instructions Letter”), countersigned by an authorized representative of the settlement attorney involved with the Transaction, in a form substantially similar to that attached hereto as (a) Schedule E&BL if the settlement attorney will also be acting as the bailee of the Mortgage Note or (b) Schedule EL if the settlement attorney will not be acting as the bailee with respect to the Mortgage Note. The foregoing conditions shall not be applicable in the event the Purchase Price will be used to reimburse Seller for a Prefunded Mortgage Loan.

No Transaction will be funded by Buyer prior to Buyer’s receipt of all documents required under Section II above. Buyer shall have a reasonable time (one Business Day under ordinary circumstances) to examine Seller’s Transaction Request and the related documents required to be delivered by Seller before funding the requested Transaction, and may reject any Eligible Mortgage Loan that does not meet the requirements of this Schedule, the Agreement or of the related Purchase Commitment.

In accordance with the Escrow Letter, if applicable, in the event the Mortgage Loan is not closed and the related Mortgage submitted for recording by 4:30 p.m. (Houston, Texas time) on the Transaction date, the settlement attorney or closing counsel must return the wired Purchase Price immediately to the account specified in Buyer’s Escrow Letter unless otherwise approved by Buyer before that; provided that the Purchase Price may remain with the title company for up to two (2) Business Days with the prior written notice to Buyer, and if longer than two (2) Business Days, only with Buyer’s prior written approval.

The foregoing arrangements, which permit Buyer to fund the Transaction after the Mortgage Note has been delivered to a third person on behalf of, and as agent and bailee for, Buyer, and before the Mortgage Note is received by Buyer, are for the convenience of Seller. Seller retains all risk of loss or nondelivery of the Mortgage Note, and Buyer does not have any liability or responsibility for those risks.

For any Transaction relating to a Prefunded Mortgage Loan, the parties shall not engage a settlement attorney or closing counsel, or utilize an Escrow Letter.

III.	On the Transaction Date, Buyer must receive the following:

1.	For any Transaction other than one relating to a Prefunded Mortgage Loan, the following, either electronically via Mortgage Finance Online or by fax:

(a)	A copy of the closing settlement statement.

(b)	A copy of the Mortgage Note made by the Mortgagor and payable to the order of Seller, executed by the Mortgagor and endorsed for insurance by HUD.

(c)	A copy of the unrecorded, undated assignment in blank of the Mortgage.

(d)	A copy of the first page of the title insurance policy or the title insurance commitment to issue a policy marked to show the final policy exceptions, which:

(i)            Names as insured the “Mortgagee and/or the Secretary of the Department of Housing and Urban Development, and their successors and assigns, as their interests may appear.”

(ii)           Shows the effective date and time (i) as the date and time of disbursement of the Transaction proceeds from escrow, or (ii) in the event the Transaction relates to a Prefunded Mortgage Loan, as of the date and time of the recording of the Mortgage.

(iii)          Sets forth an insured amount that is equal to or greater than the aggregate Transaction proceeds.

(e)	To the extent applicable, a bailee agreement executed by Seller’s closing counsel, in the form of (a) Schedule E&BL if the closing counsel is also acting as the settlement attorney with respect to the Transaction proceeds funds or (b) Schedule BL if the closing counsel is not acting as the settlement attorney with respect to the Transaction proceeds funds, in either case whereby the closing counsel agrees that it will hold the original Mortgage Note as bailee for and on behalf of Buyer and deliver it to Buyer by recognized overnight delivery within one (1) Business Day after the Transaction Date.

(f)	To the extent applicable, written notice from Seller authorizing Buyer to disburse funds to the Escrow Agent as set forth in the Escrow Letter, to be held in trust by the Escrow Agent pending the Seller’s authorization to release such funds.

(g)	Such other documents as are reasonably requested by Buyer.

2.	For any Transaction relating to a Prefunded Mortgage Loan, the following:

(a)	A copy of the closing settlement statement.

(b)	The original Mortgage Note, payable to the order of Seller and executed by the Mortgagor and endorsed for insurance by HUD.

(c)	The original unrecorded, undated assignment in blank of the Mortgage.

(d)	A copy of the first page of the title insurance policy or the title insurance commitment to issue a policy marked to show the final policy exceptions, which

(i)            Names as insured Seller and/or the Approved Takeout Investor, and their successors and assigns, as their interest may appear;

(ii)           Shows the recording date of the Mortgage as being prior to the date of the Transaction; and

(iii)          Sets forth an insured amount that is equal to or greater than the aggregate Transaction amount.

(e)	Such other documents as are reasonably requested by Buyer.

IV.	As soon as possible after the Transaction date, and no later than two (2) Business Days prior to the date the Approved Takeout Investor or the Approved Custodian must receive the Purchased Mortgage Loan, Buyer must receive:

1.	The original unrecorded, undated assignment in blank of the Mortgage, sent by overnight delivery.

2.	The remainder of the documents required for shipping to the Approved Takeout Investor as specified by the Approved Takeout Investor or in the applicable Seller/Servicer Guide or to an Approved Custodian for the Approved Takeout Investor, including the original release documents required by the Approved Takeout Investor.

3.	Documents that are reasonably requested by Buyer, including a copy of the closing settlement statement.

V.	As soon as possible after the Transaction date, and no later than two (2) Business Days prior to the date the Approved Takeout Investor or the Approved Custodian must receive the Purchased Mortgage Loan, Buyer must receive signed shipping instructions for the delivery of the Purchased Mortgage Loan, including the following:

1.	Name and address of the Approved Takeout Investor or the Approved Custodian to which the Mortgage Loan Documents are to be shipped, the desired shipping date and the preferred method of delivery (which must be a shipper utilized by Buyer), with Seller’s billing account information for such shipper (or alternatively a pre-labeled envelope).

2.	Name of the project securing the Purchased Mortgage Loan.

3.	Date by which the Approved Takeout Investor or the Approved Custodian must receive the Purchased Mortgage Loan.

4.	Instructions for endorsement of the Mortgage Note.

5.	Completed but not signed Release of Security Interest (HUD Form 11711A), to be signed and delivered by Buyer.

Unless otherwise agreed in writing with Seller, Buyer exclusively will deliver the Mortgage Note and other original Mortgage Loan Documents relating to the collateral securing a Purchased Mortgage Loan, together with a bailee letter, to an Approved Takeout Investor or an Approved Custodian. Upon instruction by Seller, Buyer will complete the endorsement of the Mortgage Note. If no MBS is to be issued, Buyer will deliver the Mortgage Note with a bailee letter to the Approved Takeout Investor that issued the Purchase Commitment for the Purchased Mortgage Loan or an Approved Custodian for the Approved Takeout Investor. If an MBS is to be issued, Buyer will deliver the Mortgage Note and the Release of Security Interest with a Bailee Letter to an Approved Custodian for Ginnie Mae. Any bailee letter to Fannie Mae’s counsel shall be modified to include the following provision:

Fannie Mae shall hold the Note and Additional Documents as bailee for the benefit of Buyer until (i) Fannie Mae delivers the Mortgage-backed Security (as defined below) by wire transfer in accordance with the delivery instructions specified on Form 2014, a copy of which is attached as Exhibit A hereto, or (ii) Fannie Mae returns to Buyer, as set forth below, the Note and any Additional Documents delivered by Buyer. Buyer agrees that Buyer’s ownership and security interests in the Note and Additional Documents shall terminate and be cancelled without further action upon delivery to Buyer by Fannie Mae of the Purchase Price. In the event that Fannie Mae does not issue the Mortgage-backed Security in exchange for the Note, Fannie Mae will execute and deliver to Buyer one or more assignments, in recordable form, of the Security Instruments (as defined in the Master Agreement) securing the Note and will endorse the Note in blank but without recourse (assuming the Note has been endorsed to Fannie Mae), and sever any applicable loan documents in connection with the Master Agreement as necessary; and Buyer agrees that Fannie Mae’s status as bailee for Buyer shall thereupon terminate and be canceled without further action upon delivery to Buyer of the Note (endorsed as aforesaid) and Additional Documents, as described in clause (ii) above, together with such executed assignment of the Security Instruments.

VI.	If a Ginnie Mae MBS is to be issued, as soon as possible following Closing, but no later than two (2) Business Days prior to the Settlement Date for such MBS, Buyer must receive:

1.	A signed copy of the Schedule of Subscribers (HUD Form HUD-11705), instructing Ginnie Mae to issue the MBS in Seller’s name, and to deliver the Security to Buyer’s custody account at the Federal Reserve Bank of New York (ABA_______, For:________, Reference: Walker & Dunlop, LLC).

2.	Completed and signed Securities Delivery Instructions, in the form set forth below in this Schedule.

Upon receipt of an MBS, Buyer will deliver the MBS to the Approved Takeout Investor that issued the Purchase Commitment for the MBS. The MBS will be released to the Approved Takeout Investor only upon payment of the purchase proceeds to Buyer. Cash proceeds of the sale of a Purchased Mortgage Loan or an MBS will be applied to the related Transaction. As long as no Default or Event of Default exists, Buyer will return any excess proceeds from the sale of a Purchased Mortgage Loan or an MBS to Seller (by transfer to the Operating Account), unless otherwise instructed in writing.

OPERATING ACCOUNT#:

SCHEDULE I TO SCHEDULE FHA

JPMORGAN CHASE BANK, N.A.

SECURITY DELIVERY INSTRUCTIONS

INSTRUCTIONS MUST BE RECEIVED THREE (3) BUSINESS DAYS IN ADVANCE OF PICK-UP/ DELIVERY

BOOK-ENTRY DATE: _________________________________________	SETTLEMENT DATE: __________________________________
ISSUER: ___________________________________________________
$ _________________________________________________________	SECURITY:
NO. OF CERTIFICATES: _______________________________________	1)__________________________________________________
2)__________________________________________________
3)__________________________________________________
CUSIP NO.:__________________________________________________
Pool No.___________________ MI No. ___________________________	Coupon Rate: _________________________________________
Issue Date (MM/DD/YYYY): ____________________________________	Maturity Dated (MM/DD/YYYY):__________________________

POOL TYPE (circle one):
Ginnie Mae:	GINNIE MAE I	GINNIE MAE II

Fannie Mae:	FIXED ARM	DISCOUNT NOTE DEBENTURES REMIC

DELIVER TO:________________________________________________	( ) Versus Payment
DVP AMOUNT $_______________________________________
DELIVER TO:________________________________________________	( ) Versus Payment
DVP AMOUNT $_______________________________________
DELIVER TO:________________________________________________	( ) Versus Payment
DVP AMOUNT $_______________________________________

CLIENT:___________________________________________________________________________________________________________

PROJECT:__________________________________________________________________________________________________________

AUTHORIZED SIGNATURE:___________________________________________________________________________________________

TITLE:_____________________________________________________________________________________________________________

Schedule FHA-M

PROCEDURES AND DOCUMENTATION FOR WAREHOUSING FHA MODIFIED MORTGAGE LOANS AND RELATED GINNIE MAE MBS

Walker & Dunlop, LLC, a Delaware limited liability company (“Seller”) must observe the following procedures and documentation requirements in all respects. All documents must be satisfactory to JPMorgan Chase Bank, N.A., a national banking association (“Buyer”), in its sole discretion. Capitalized terms used in this Schedule without further definition have the meanings set forth in the Master Repurchase Agreement dated August 26, 2019 among Seller, Buyer party thereto and Buyer (as supplemented, amended, restated or replaced, the “Agreement”). HUD form numbers used in this Schedule are for convenience only and Seller must use the equivalent forms required at the time of delivery of a Mortgage Loan or an MBS.

I.	At least three (3) Business Days before the Transaction date, Buyer must receive a request via Mortgage Finance Online providing the following information on the subject Mortgage Loan:

1.	Mortgagor’s name.

2.	Project Name.

3.	Seller’s case/loan number.

4.	HUD’s case/loan number.

5.	Location of project.

6.	Mortgage Note Amount.

7.	Existing Security Balance/Expected Purchase Price.

8.	Expected Transaction date.

9.	Evidence that the prepayment premium associated with the existing Ginnie Mae MBS has been deposited by Seller into the Seller’s Ginnie Mae P&I Account.

10.	Name and address of Seller’s counsel for the Mortgage Loan modification.

11.	Copies of the following Loan Documents:

(a)	Existing Note,

(b)	Existing Mortgage,

(c)	Existing Regulatory Agreement, if requested by Buyer,

(d)	Existing Security Agreement if requested by Buyer, and

(e)	Ginnie Mae Approval Letter.

12.	Copies of the proposed Loan modification documents (the “Mortgage Loan Modification Documents”):

(a)	Proposed allonge to Mortgage Note, as consented to by HUD, and

(b)	Proposed Modification of Mortgage Note, Mortgage, Regulatory Agreement and Security Agreement, each to the extent applicable, and as approved by HUD.

II.	At least one (1) Business Day before the Transaction date, Seller will send to Buyer electronically via Mortgage Finance Online before 11:00 a.m. (Houston, Texas time) the following:

1.	The Transaction Request (Schedule TR), subject only to any changes communicated before 11:00 a.m. (Houston, Texas time) on the Transaction date.

2.	The following additional information on the subject Mortgage Loan:

(a)	Note Rate.

(b)	Name of Approved Takeout Investor.

(c)	Discount (if any).

3.	A copy of the closing settlement statement prepared by Seller or a copy of the proposed closing settlement statement (a copy of the actual closing settlement statement shall be delivered to Buyer after the closing).

4.	A completed and executed Loan Disbursement Authorization in the form attached hereto as Exhibit O.

5.	Copy of the HUD Approval Letter.

6.	A copy of the Purchase Commitment or trade confirmation for the new MBS (or the original thereof if requested by Buyer).

No Transaction will be funded by Buyer prior to Buyer’s receipt of all documents required under Section II above. Buyer shall have a reasonable time (one Business Day under ordinary circumstances) to examine Seller’s Transaction Request and the related documents required to be delivered by Seller before funding the requested Transaction is funded, and may reject any Eligible Mortgage that does not meet the requirements of this Schedule, the Agreement or the related Purchase Commitment.

III.	On the Transaction date, Buyer must receive the following:

1.	For any Transaction other than one relating to a Mortgage Loan that Seller self-funded with unencumbered funds (herein a “Prefunded Mortgage Loan”), the following, either electronically via Mortgage Finance Online or by fax:

(a)	A copy of the closing settlement statement.

(b)	A copy of the fully executed Mortgage Loan Modification Documents, as endorsed for insurance by HUD.

(c)	A copy of the unrecorded, undated assignment in blank of the Mortgage.

(d)	A copy of the first page of the existing title insurance policy obtained in connection with the closing of the existing Mortgage Loan (or a copy of any title update made in connection with a Mortgage Loan Modification), which:

(i)            Names as insured the “Mortgagee and/or the Secretary of the Department of Housing and Urban Development, and their successors and assigns, as their interests may appear.”

(ii)           Sets forth an insured amount that is equal to or greater than the aggregate Transaction amount.

(e)	Such other documents as are reasonably requested by Buyer.

2.	For any Transaction relating to a Prefunded Mortgage Loan, the following:

(a)	A copy of the closing settlement statement.

(b)	An original of the fully executed Mortgage Loan Modification Documents, as endorsed for insurance by HUD.

(c)	An original of the unrecorded, undated assignment in blank of the Mortgage.

(d)	A copy of the first page of the existing title insurance policy obtained in connection with the closing of the existing Mortgage Loan (or a copy of any title update made in connection with a Mortgage Loan Modification), which:

(i)            Names as insured the “Mortgagee and/or the Secretary of the Department of Housing and Urban Development, and their successors and assigns, as their interests may appear.”

(ii)            Sets forth an insured amount that is equal to or greater than the aggregate Transaction proceeds.

(e)	Such other documents as are reasonably requested by Buyer.

IV.	As soon as possible after the Transaction date, and no later than two (2) Business Days prior to the date the Approved Takeout Investor or the Approved Custodian must receive the Purchased Mortgage Loan Modification Documents, Buyer must receive:

1.	The original unrecorded, undated assignment in blank of the Mortgage, sent by overnight delivery.

2.	The remainder of the documents required for shipping to the Approved Takeout Investor as specified by the Approved Takeout Investor or in the applicable Seller/Servicer Guide or to an Approved Custodian for the Approved Takeout Investor, including the original release documents required by the Approved Takeout Investor.

3.	Such other documents as are reasonably requested by Buyer, including a copy of the closing settlement statement.

V.	As soon as possible after the Transaction Date, and no later than two (2) Business Days prior to the date the Approved Takeout Investor or the Approved Custodian must receive the Purchased Mortgage Loan Modification Documents, Buyer must receive signed shipping instructions for the delivery of the Purchased Mortgage Loan Modification Documents, including the following:

1.	Name and address of the Approved Takeout Investor or the Approved Custodian to which the Mortgage Loan Documents are to be shipped, the desired shipping date and the preferred method of delivery (which must be a shipper utilized by Buyer), with Seller’s billing account information for such shipper (or alternatively a pre-labeled envelope).

2.	Name of the project securing the Purchased Mortgage Loan.

3.	Date by which the Approved Takeout Investor or the Approved Custodian must receive the Purchased Mortgage Loan.

4.	Instructions for endorsement of the Mortgage Loan Modification Documents.

5.	Completed but not signed Release of Security Interest (HUD Form 11711A), to be signed and delivered by Buyer.

Unless otherwise agreed in writing with Seller, Buyer exclusively will deliver the Purchased Mortgage Loan Modification Documents and other original Mortgage Loan Documents relating to the collateral securing a Purchased Mortgage Loan, together with a bailee letter, to an Approved Takeout Investor or an Approved Custodian. Upon instruction by Seller, Buyer will complete the endorsement of the Purchased Mortgage Loan Modification Documents. Buyer will deliver the Mortgage Loan Modification Documents and the Release of Security Interest with a Bailee Letter to an Approved Custodian for Ginnie Mae.

VI.	As soon as possible following Closing, but no later than two (2) Business Days prior to Settlement Date for a Security, Buyer must receive:

1.	A signed copy of the Schedule of Subscribers (HUD Form HUD-11705), instructing Ginnie Mae to issue the MBS in Seller’s name, and to deliver the MBS to Buyer’s custody account at the Federal Reserve Bank of New York (ABA________ , For:__ ______, Reference: Walker & Dunlop, LLC).

2.	Completed and signed Securities Delivery Instructions, in the form set forth below in this Schedule.

Upon receipt of an MBS, Buyer will deliver the MBS to the Approved Takeout Investor that issued the Purchase Commitment for the MBS. The MBS will be released to the Approved Takeout Investor only upon payment of the purchase proceeds to Buyer. Cash proceeds of the sale of an MBS will be applied to the related Transaction. As long as no Default or Event of Default exists, Buyer will return any excess proceeds from the sale of a Purchased Mortgage Loan or an MBS to Seller (by transfer to the Operating Account), unless otherwise instructed in writing.

OPERATING ACCOUNT#:

SCHEDULE I TO SCHEDULE FHA-M

JPMORGAN CHASE BANK, N.A.

SECURITY DELIVERY INSTRUCTIONS

INSTRUCTIONS MUST BE RECEIVED THREE (3) BUSINESS DAYS IN ADVANCE OF PICK-UP/ DELIVERY

BOOK-ENTRY DATE: __________________________________________	SETTLEMENT DATE: ___________________________________
ISSUER: ____________________________________________________
$ __________________________________________________________	SECURITY:
NO. OF CERTIFICATES: ________________________________________	1)___________________________________________________
2)___________________________________________________
3)___________________________________________________
CUSIP NO.:___________________________________________________
Pool No.___________________ MI No. ____________________________	Coupon Rate: __________________________________________
Issue Date (MM/DD/YYYY): _____________________________________	Maturity Dated (MM/DD/YYYY):___________________________

POOL TYPE (circle one):
Ginnie Mae:	GINNIE MAE I	GINNIE MAE II

Fannie Mae:	FIXED ARM	DISCOUNT NOTE DEBENTURES REMIC

DELIVER TO:_________________________________________________	( ) Versus Payment
DVP AMOUNT $_______________________________________
DELIVER TO:_________________________________________________	( ) Versus Payment
DVP AMOUNT $_______________________________________
DELIVER TO:_________________________________________________	( ) Versus Payment
DVP AMOUNT $_______________________________________

CLIENT:_____________________________________________________________________________________________________________

PROJECT:____________________________________________________________________________________________________________

AUTHORIZED SIGNATURE:_____________________________________________________________________________________________

TITLE:______________________________________________________________________________________________________________

Schedule FHLMC+

PROCEDURES AND DOCUMENTATION FOR WAREHOUSING

FREDDIE MAC PROGRAMS LOANS

Walker & Dunlop, LLC, a Delaware limited liability company (“Seller”) must observe the following procedures and documentation requirements in all respects. All documents must be satisfactory to JPMorgan Chase Bank, N.A., a national banking association (the “Buyer”) in its sole discretion. Capitalized terms used in this Schedule without further definition have the meanings set forth in the Master Repurchase Agreement dated August 26, 2019 among Seller, Buyer and Buyer’s parent, Walker & Dunlop, Inc. (the “Parent”) (as supplemented, amended, restated or replaced, the “Agreement”). Freddie Mac form numbers used in this Schedule are for convenience only and Seller must use the equivalent forms required at the time of delivery of a Purchased Mortgage Loan or an MBS.

I.	At least three (3) Business Days before the Transaction date, Buyer must receive a request via Mortgage Finance Online providing the following information on the subject Mortgage Loan:

1.	Mortgagor’s name.

2.	Project name.

3.	Seller’s case/loan number.

4.	Location of project.

5.	Mortgage Note Amount.

6.	Expected Transaction Date.

7.	Name and address of Seller’s counsel to be present at closing.

8.	Name, street address, email address, telephone number and telecopier number of title company and settlement attorney and contact person. Must identify who will be responsible for custody of closing documents and delivery of required items to Buyer.

9.	If Seller self-funded the Mortgage Loan with unencumbered funds (a “Prefunded Mortgage Loan”), then in lieu of the information listed in Item 7 above, the original closing date of the Prefunded Mortgage Loan, the Origination Date of the Prefunded Mortgage Loan.

Upon receipt of Seller’s letter required under this Section I, in form and substance satisfactory to Buyer, Buyer will issue its Buyer’s Escrow Instructions Letter to the title company or the settlement attorney, to the extent applicable.

II.	At least one (1) Business Day before the Transaction date, Seller will send to Buyer electronically via Mortgage Finance Online before 11:00 a.m. (Houston, Texas time) the following:

1.	The Transaction Request (Schedule TR), subject only to any changes communicated before 11:00 a.m. (Houston, Texas time) on the Transaction date.

2.	The following additional information on the subject Mortgage Loan:

(a)	Note Rate.

(b)	Name of Approved Takeout Investor.

(c)	Discount (if any).

3.	A copy of the closing settlement statement prepared by Seller or a copy of the proposed closing settlement statement (a copy of the actual closing settlement statement shall be delivered to Buyer after the closing).

4.	A copy of the executed Purchase Commitment (which must conform to requirements of the Agreement).

5.	A copy of Buyer’s Escrow Instructions Letter to the settlement attorney (the “Buyer’s Escrow Instructions Letter”), countersigned by an authorized representative of the settlement attorney involved with the transaction, in a form substantially similar to that attached hereto as (a) Schedule E&BL if the settlement attorney will also be acting as the bailee with respect to the Mortgage Note or (b) Schedule EL if the settlement attorney will not be acting as the bailee of Mortgage Note. The foregoing conditions shall not be applicable in the event the Purchase Price will be used to reimburse Seller for a Prefunded Mortgage Loan.

No Transaction will be funded by Buyer prior to Buyer’s receipt of all documents required under Section II above. Buyer shall have a reasonable time (one Business Day under ordinary circumstances) to examine Seller’s Transaction Request and the related documents required to be delivered by Seller before funding the requested Transaction, and may reject any Mortgage Loan that does not meet the requirements of this Schedule, the Agreement or of the related Purchase Commitment.

In accordance with the Escrow Letter, if applicable, disbursement will be authorized only after the settlement attorney or closing counsel takes possession, on behalf of Buyer, of the signed Mortgage Note, endorsed by Seller in blank and without recourse, and the title company is prepared to issue its title insurance policy. Immediately after disbursement, the settlement attorney, the closing attorney or title company (as applicable, the “Closing Agent”) must send the original of the Mortgage Note to Buyer for receipt by Buyer on the following Business Day. In the event the Mortgage Loan is not closed and the related Mortgage submitted for recording by 4:30 p.m. (Houston, Texas time) on the Transaction date, the Closing Agent must return the Transaction proceeds immediately to the account specified in Buyer’s Escrow Letter unless otherwise approved by Buyer before that time; provided that the Transaction proceeds may remain with the title company for up to two (2) Business Days with prior written notice to Buyer and, if longer than two (2) Business Days, only with Buyer’s prior written approval.

The foregoing arrangements, which permit Buyer to fund the Transaction after the Mortgage Note has been delivered to a third person on behalf of, and as agent and bailee for, Buyer, and before the Mortgage Note is received by Buyer, are for the convenience of Seller. Seller retains all risk of loss or nondelivery of the Mortgage Note, and Buyer has no liability or responsibility for those risks.

For any Transaction relating to a Prefunded Mortgage Loan, the parties shall not engage a Closing Agent or utilize an Escrow Letter.

III.	On the Transaction date, Buyer must receive the following:

1.	For any Transaction other than one relating to a Prefunded Mortgage Loan, the following, either electronically via Mortgage Finance Online or by fax:

(a)	A copy of the closing settlement statement.

(b)	A copy of the Mortgage Note made by the Mortgagor and payable to the order of Seller, executed by the Mortgagor.

(c)	A copy of the unrecorded, undated assignment in blank of the Mortgage.

(d)	A copy of the first page of the title insurance policy or the title insurance commitment to issue a policy marked to show the final policy exceptions, which:

(i)            Names as insured Seller and/or the Approved Takeout Investor, and their successors and assigns, as their interests may appear;

(ii)           Shows the effective date and time as of the date and time of disbursement of the Transaction proceeds from escrow; and

(iii)          Sets forth an insured amount that is equal to or greater than the aggregate Transaction proceeds.

(e)	A bailee agreement executed by Seller’s closing counsel, in the form of (a) Schedule E&BL if the closing counsel is also acting as the settlement attorney with respect to the Transaction proceeds or (b) Schedule BL if the closing counsel is not acting as the settlement attorney with respect to the Transaction proceeds, in either case whereby the closing counsel agrees that it will hold the original Mortgage Note as bailee for and on behalf of Buyer and deliver it to Buyer by recognized overnight delivery within one (1) Business Day after the Transaction date.

(f)	Written notice from Seller authorizing Buyer to disburse funds to the Escrow Agent as set forth in the Escrow Letter, to be held in trust by the Escrow Agent pending the Seller’s authorization to release such funds.

(g)	Such other documents as are reasonably requested by Buyer.

2.	For any Transaction relating to a Prefunded Mortgage Loan, the following:

(a)	A copy of the closing settlement statement.

(b)	The original Mortgage Note, payable to the order of Seller and executed by the Mortgagor.

(c)	The original unrecorded, undated assignment in blank of the Mortgage.

(d)	A copy of the first page of the title insurance policy or the title insurance commitment to issue a policy marked to show the final policy exceptions, which:

(i)            Names as insured Seller and/or the Approved Takeout Investor, and their successors and assigns, as their interests may appear;

(ii)           Shows the recording date of the Mortgage as being prior to the date of the Transaction; and

(iii)           Sets forth an insured amount that is equal to or greater than the aggregate Transaction proceeds.

(e)	A copy of the closing settlement statement prepared by Seller.

(f)	Such other documents as are reasonably requested by Buyer.

IV.	As soon as possible following the Transaction date, and no later than one (1) Business Day after the Transaction date, Buyer much receive the following:

1.	If not previously delivered, the original signed Mortgage Note, endorsed by Seller in blank and without recourse.

2.	A copy of the closing settlement statement.

V.	As soon as possible after the Transaction date, and no later than two (2) Business Days prior to the date the Approved Takeout Investor or the Approved Custodian must receive the Purchased Mortgage Loan, Buyer must receive:

1.	If not previously delivered, the original unrecorded, undated assignment in blank of the Mortgage, sent by overnight delivery.

2.	The remainder of the documents required for shipping to the Approved Takeout Investor as specified by the Approved Takeout Investor or in the applicable Seller/Servicer Guide or to an Approved Custodian for the Approved Takeout Investor, including the original release documents required by the Approved Takeout Investor.

3.	Such other documents as are reasonably requested by Buyer.

VI.	As soon as possible following the Transaction date, and no later than two (2) Business Days prior to the date the Approved Takeout Investor or the Approved Custodian must receive the Purchased Mortgage Loan, Buyer must receive the following:

1.	Signed shipping instructions for the delivery of the Purchased Mortgage Loan, including the following:

(a)	Name and address of the Approved Takeout Investor or the Approved Custodian to which the Mortgage Loan Documents are to be shipped, the desired shipping date and the preferred method of delivery (which must be a shipper utilized by Buyer), with Seller’s billing account information for such shipper (or alternatively a pre- labeled envelope);

(b)	Name of the project securing the Purchased Mortgage Loan;

(c)	Date by which the Approved Takeout Investor or the Approved Custodian must receive the Purchased Mortgage Loan; and

(d)	Instructions for endorsement of the Mortgage Note.

2.	For Freddie Mac Programs Loans, the following additional documents must be received:

(a)	For cash payments, the signed original Wire Transfer Authorization for a Cash Warehouse Delivery (Multifamily) (Freddie Mac Form 987M), specifying the Funding Account as the receiving account for loan purchase proceeds.

(b)	Warehouse Buyer Release of Security Interest (Multifamily) (Freddie Mac Form 996M).

3.	The remainder of the documents required for shipping to the Approved Takeout Investor, as specified by the Approved Takeout Investor or in the applicable seller/servicer guide.

Schedule FHLMC-DP

PROCEDURES AND DOCUMENTATION FOR WAREHOUSING

FREDDIE MAC DIRECT PURCHASE MORTGAGE LOANS

Walker & Dunlop, LLC, a Delaware limited liability company (“Seller”) must observe the following procedures and documentation requirements in all respects. All documents must be satisfactory to JPMorgan Chase Bank, N.A., a national banking association (the “Buyer”) in its sole discretion. Capitalized terms used in this Schedule without further definition have the meanings set forth in the Master Repurchase Agreement dated August 26, 2019 among Seller, Buyer, and Buyer party thereto (as supplemented, amended, restated or replaced, the “Agreement”). For purposes of these procedures applicable to Freddie Mac Direct Purchase Mortgage Loans, the term “Mortgage Loan” as used herein shall mean collectively, the Funding Loan to be made by Seller to the Governmental Buyer, and the Project Loan to be made by the Governmental Buyer to the Mortgagor, and collaterally assigned by the Governmental Buyer to Seller as security for the Funding Loan. Freddie Mac form numbers used in this Schedule are for convenience only and Seller must use the equivalent forms required at the time of delivery of a Purchased Mortgage Loan or an MBS.

I.	At least three (3) Business Days before the Transaction date, Buyer must receive a request via Mortgage Finance Online providing the following information on the subject Mortgage Loan:

1.	Governmental Buyer.

2.	Mortgagor’s name.

3.	Project name.

4.	Seller’s case/loan number.

5.	Location of project.

6.	Governmental Note Amount.

7.	Mortgage Note Amount.

8.	Expected Transaction date.

9.	Name and address of Governmental Buyer’s counsel.

10.	Name and address of Seller’s counsel.

11.	Name, street address, email address, telephone number and telecopier number of title company and settlement attorney and contact person. Must identify who will be responsible for custody of closing documents and delivery of required items to Buyer.

12.	If Seller self-funded the Mortgage Loan with unencumbered funds (a “Prefunded Mortgage Loan”), then in lieu of the information listed in Item 7 above, the original closing date of the Prefunded Mortgage Loan, the Origination Date of the Prefunded Mortgage Loan.

Upon receipt of Seller’s letter required under this Section I, in form and substance satisfactory to Buyer, Buyer will issue its Buyer’s Escrow Instructions Letter to the title company or the settlement attorney.

II.	At least one (1) Business Day before the Transaction date, Seller will send to Buyer electronically via Mortgage Finance Online before 11:00 a.m. (Houston, Texas time) the following:

1.	The Transaction Request (Schedule TR), subject only to any changes communicated before 11:00 a.m. (Houston, Texas time) on the Transaction date.

2.	The following additional information on the subject Mortgage Loan:

(a)	Note Rate.

(b)	Name of Approved Takeout Investor.

(c)	Discount (if any).

3.	A copy of the closing settlement statement prepared by Seller or a copy of the proposed closing settlement statement (a copy of the actual closing settlement statement shall be delivered to Buyer after the closing).

4.	A completed and executed Loan Disbursement Authorization in the form attached hereto as Exhibit O.

5.	A copy of the executed Purchase Commitment (which must conform to requirements of the Agreement).

6.	A copy of Buyer’s Escrow Instructions Letter to the settlement attorney (the “Escrow Letter”), countersigned by an authorized representative of the settlement attorney involved with the transaction, in a form substantially similar to that attached hereto as (a) Schedule E&BL if the settlement attorney will also be acting as the bailee of the Governmental Note or (b) Schedule EL if the settlement attorney will not be acting as the bailee of the Governmental Note. The foregoing conditions shall not be applicable in the event the Transaction proceeds will be used to reimburse Seller for a Prefunded Mortgage Loan.

No Transaction will be funded by Buyer prior to Buyer’s receipt of all documents required under Section II above. Buyer shall have a reasonable time (one Business Day under ordinary circumstances) to examine Seller’s Transaction Request and the related documents required to be delivered by Seller before funding the requested Transaction, and may reject any Mortgage Loan that does not meet the requirements of this Schedule, the Agreement or the related Purchase Commitment.

In accordance with the Escrow Letter, if applicable, disbursement will be authorized only after the settlement attorney or closing counsel takes possession, on behalf of Buyer, of the signed Governmental Note, endorsed by Seller in blank and without recourse, and the title company is prepared to issue its title insurance policy. Immediately after disbursement, the settlement attorney, the closing attorney or title company (as applicable, the “Closing Agent”) must send the original of the Governmental Note to Buyer for receipt by Buyer on the following Business Day. In the event the Mortgage Loan is not closed and the related Mortgage submitted for recording by 4:30 p.m. (Houston, Texas time) on the Transaction date, the Closing Agent must return the Transaction proceeds immediately to the account specified in Buyer’s Escrow Letter unless otherwise approved by Buyer before that time; provided, that the Transaction proceeds may remain with the title company for up to two (2) Business Days with prior written notice to Buyer and, if longer than two (2) Business Days, only with Buyer’s prior written approval.

The foregoing arrangements, which permit Buyer to fund the Transaction after the Governmental Note has been delivered to a third person on behalf of, and as agent and bailee for, Buyer, and before the Governmental Note is received by Buyer, are for the convenience of Seller. Seller retains all risk of loss or nondelivery of the Governmental Note, and neither Buyer nor any Buyer has any liability or responsibility for those risks.

III.	On the Transaction date, Buyer must receive the following:

1.	For any Transaction other than one relating to a Prefunded Mortgage Loan, the following:

(a)	A copy of the closing settlement statement prepared by Seller.

(b)	A copy of the Governmental Note made by the Governmental Buyer and payable to the order of Seller, executed by Governmental Buyer.

(c)	A fully executed copy of the Funding Loan Agreement between Seller and Governmental Buyer.

(d)	A copy of the Mortgage Note made by the Mortgagor and payable to the order of Governmental Buyer, executed by the Mortgagor.

(e)	A copy of the undated collateral assignment in blank of the Funding Loan, in form and content reasonably acceptable to Buyer.

(f)	A copy of the first page of the title insurance policy or the title insurance commitment to issue a policy marked to show the final policy exceptions, which:

(i)            Names as insured Governmental Buyer and/or Fiscal Agent, and their successors and assigns, as their interests may appear;

(ii)           Shows the effective date and time as the date and time of disbursement of the Transaction proceeds from escrow; and

(iii)          Sets forth an insured amount that is equal to or greater than the Transaction proceeds.

(g)	A bailee agreement executed by Governmental Buyer’s or Seller’s closing counsel, in the form of (a) Schedule E&BL if the closing counsel is also acting as the settlement attorney with respect to the Transaction proceeds or (b) Schedule BL if the closing counsel is not acting as the settlement attorney with respect to the Transaction proceeds, in either case whereby the closing counsel agrees that it will hold the original Governmental Note as bailee for and on behalf of Buyer and deliver it to Buyer by recognized overnight delivery within one (1) Business Day after the Transaction date.

(h)	Written notice from Seller authorizing Buyer to disburse funds to the Escrow Agent as set forth in the Escrow Letter, to be held in trust by the Escrow Agent pending the Seller’s authorization to release such funds.

(i)	Such other documents as are reasonably requested by Buyer.

2.	For any Transaction relating to a Prefunded Mortgage Loan, the following:

(a)	A copy of the closing settlement statement prepared by Seller.

(b)	An original of the Governmental Note payable to the order of Seller, executed by Governmental Buyer.

(c)	An original of the Funding Loan Agreement between Seller and Governmental Buyer.

(d)	A copy of the Mortgage Note, payable to the order of Governmental Buyer, executed by the Mortgagor.

(e)	An original of the undated collateral assignment in blank of the Funding Loan, in form and content reasonably acceptable to Buyer.

(f)	A copy of the first page of the title insurance policy or the title insurance commitment to issue a policy marked to show the final policy exceptions, which

(i)            Names as insured Governmental Buyer and/or Fiscal Agent, and their successors and assigns, as their interests may appear;

(ii)           Shows the recording date of the Mortgage as being prior to the date of the Transaction; and

(iii)          Sets forth an insured amount that is equal to or greater than the Transaction proceeds.

IV.	As soon as possible following the Transaction date, and no later than one (1) Business Day after the Transaction date, Buyer much receive the following:

1.	If not previously delivered, the original signed Governmental Note, endorsed by Seller in blank and without recourse.

2.	If not previously delivered, the original fully executed collateral assignment of the Funding Loan, in form and content reasonably acceptable to Buyer.

V.	As soon as possible after the Transaction date, and no later than two (2) Business Days prior to the date the Approved Takeout Investor or the Approved Custodian must receive the Purchased Mortgage Loan, Buyer must receive:

1.	The remainder of the documents required for shipping to the Approved Takeout Investor or to an Approved Custodian for the Approved Takeout Investor, as specified by the Approved Takeout Investor or in the applicable Seller/Servicer Guide, including the original release documents required by the Approved Takeout Investor.

2.	Such other documents as are reasonably requested by Buyer, including the closing settlement statement.

VI.	As soon as possible following the Transaction date, and no later than two (2) Business Days prior to the date the Approved Takeout Investor or the Approved Custodian must receive the Purchased Mortgage Loan, Buyer must receive the following:

1.	Signed shipping instructions for the delivery of the Purchased Mortgage Loan, including the following:

(a)	Name and address of the Approved Takeout Investor or the Approved Custodian to which the Mortgage Loan Documents are to be shipped, the desired shipping date and the preferred method of delivery (which must be a shipper utilized by Buyer), with Seller’s billing account information for such shipper (or alternatively a pre- labeled envelope);

(b)	Name of the project securing the Purchased Mortgage Loan;

(c)	Date by which the Approved Takeout Investor or the Approved Custodian must receive the Purchased Mortgage Loan; and

(d)	Instructions for endorsement of the Governmental Note.

2.	The following additional documents must be received:

(a)	For cash payments, the signed original Wire Transfer Authorization for a Cash Warehouse Delivery (Multifamily) (Freddie Mac Form 987M), specifying the Funding Account as the receiving account for loan purchase proceeds.

(b)	Warehouse Buyer Release of Security Interest (Multifamily) (Freddie Mac Form 996M).

3.	The remainder of the documents required for shipping to the Approved Takeout Investor, as specified by the Approved Takeout Investor or in the applicable seller/servicer guide.

Schedule E&BL

Form of Escrow and Bailee Letter

Attn: Closing Agent XXXXXXXXXXXX XXXXXXXXXXXX	Date

Phone #: (xxx) xxxxxxx Fax #: (xxx) xxxxxxx

RE:      Mortgage Loan:________________

Dear_______:

Walker & Dunlop, LLC, a Delaware limited liability company, whose address is ~~7501~~7272 Wisconsin Avenue, Suite ~~1200~~1300, Bethesda, Maryland ~~20818~~20814 (the “Seller”) has advised JPMorgan Chase Bank, N.A. (the “Buyer”), that the Seller has appointed [name of Closing Agent firm], and [name of Closing Agent firm] has agreed, by and through its undersigned employee, to serve as the closing agent (the “Closing Agent”) and counsel relative to the origination and closing of the mortgage loan to be made by the Seller for the above-referenced property (the “Mortgage Loan”). Pursuant to a Master Repurchase Agreement by and between the Seller and Buyer (as same may be amended from time to time, the “Repurchase Agreement”), Buyer has agreed to provide certain funding for the Mortgage Loan to you as the Closing Agent. Terms used in this letter and not defined herein have the meanings set forth in the Repurchase Agreement.

To facilitate the closing of the Mortgage Loan (the “Closing”), you will confirm to Buyer on the date of the Closing that you are in possession of the original mortgage note evidencing the Mortgage Loan. As agent and bailee for Buyer, you agree to hold the original mortgage note evidencing the Mortgage Loan as bailee for and on behalf of Buyer, and to deliver to Buyer the original mortgage note evidencing the Mortgage Loan and the original Assignment of Mortgage in blank by ~~recognized overnight delivery~~email promptly after Closing, and in any event within two (2) Business Days. Such delivery shall be made ~~to the address set forth below~~via email at mortgage_finance_multi-family@jpmorgan.com, unless otherwise directed by Buyer.

~~JPMorgan Chase Bank, N.A.~~

~~Mortgage Warehouse Finance Operations Attn: MWF Operations Team~~

~~TX1-0022~~

~~14800 Frye Road, 2nd Floor Fort Worth, TX 76155 Attention: Veronica J. Chapple~~
~~phone: (817) 399-4849~~

~~fax: (817) 399-6890~~

~~email: vickie.j.chapple@jpmorgan.com~~

Upon receipt of your confirmation that you are in possession of the original mortgage note evidencing the Mortgage Loan, Buyer will remit to you, by wire transfer, immediately available funds in the approximate amount of $ ___________(the “Funds”), ~~which you~~where “approximately” shall mean an amount within plus or minus five percent (+/-5%) of the stated sum. You are to hold the Funds in trust for Buyer until written or oral instructions to disburse the funds are obtained from the Seller, at which time you may disburse the Funds in accordance with such instructions. Once you have received instructions from Buyer to disburse the Funds to close the Mortgage Loan, please advise Buyer via email ~~at vickie.j.chapple@jpmorgan.com~~ at mortgage_finance_multi-family@jpmorgan.com of the fact of such disbursement immediately upon making such disbursement.

Authorized representatives of Buyer are listed in the attached Schedule A to this letter.

If the Funds cannot be or are not disbursed for any reason on or before 4:30 p.m. Eastern Time on the date of Closing, you shall advise Buyer immediately by telephone that disbursement has not occurred and the Funds must be returned immediately to Buyer at the wiring instructions in the attached Schedule B to this letter.

In the event you are not able for any reason to comply with the terms and conditions set forth in this letter, you shall advise an authorized representative of Buyer immediately via email at ~~vickie.j.chapple@jpmorgan.com~~natalie.x.sheeran@jpmorgan.com and comply with any instructions given to you by such authorized representative.

Please acknowledge your receipt of this letter and your agreement to comply with the terms and conditions set forth herein by signing below and returning this letter to me via email at ~~vickie.j.chapple@jpmorgan.com.~~natalie.x.sheeran@jpmorgan.com. Buyer will not forward the Funds to you until it receives a properly completed and signed copy of this letter.

Sincerely,

JPMorgan Chase Bank, N.A.

By:
[Name]
[Title]

The undersigned Closing Agent acknowledges the terms of this letter and agrees to comply with the terms and conditions set forth herein. In addition, Closing Agent agrees that, notwithstanding any contrary understanding with the Seller or the Seller’s instructions to Closing Agent, these terms and conditions shall control and may not be altered except by written or oral authorization executed by Buyer.

CLOSING AGENT:

By:

Name:

Title:

Wire Transfer Instructions: Bank:

City, State:

ABA #:

Account Name:

Account #:

Reference:

Attn:

Date:

SCHEDULE A

To Escrow and Bailee Letter

AUTHORIZED
REPRESENTATIVES

	Phone	Email
~~Vickie Chapple~~Natalie Sheeran	(817) ~~399-4849~~399-4858	~~vickie.j.chapple@jpmorgan.com~~natalie.x.sheeran@jpmorgan.com
Anthony Lassiter	(302)634-1374	Anthony.c.lassiter@jpmorgan.com
Ted Morales	(302) 455-4049	Ted.morales@jpmogan.com
Rebecca Rampley		Rebecca.rampley@jpmorgan.com
Donald Delatorre	(817) 399-4562	Donald.delatorre@jpmorgan.com

NOTE DELIVERY

Deliver Note to:

~~1)~~	~~via email to vickie.j.chapple@jpmorgan.com~~

via email to: mortgage_finance_multi-family@jpmorgan.com

~~Original Note and Endorsement should be delivered by closing counsel to:~~

~~2)~~	~~JPMorgan Chase Bank, N.A.~~

~~Mortgage Warehouse Finance Operations Attn: MWF Operations Team~~

~~TX1-0022~~

~~14800 Frye Road, 2nd Floor Fort Worth, TX 76155 Attention: Veronica J. Chapple~~
~~phone: (817) 399-4849~~

~~fax: (817) 399-6890~~

~~email: vickie.j.chapple@jpmorgan.com~~

SCHEDULE B

To Escrow and Bailee Letter

JPMORGAN CHASE BANK, N.A.
WIRE INSTRUCTIONS

Bank Name:	JPMorgan Chase Bank, N.A.
City, State:	Houston, Texas
ABA #:	021000021
Account Name:	Walker & Dunlop LLC Funding Account
Account Number:	918040270
Attention:	~~Vickie Chapple~~Natalie Sheeran
Phone Advice:	Phone: (817) ~~399-4849~~399-4858
RE:	Walker & Dunlop, LLC

Schedule

EL Form of

Escrow Letter

Attn: Closing Agent XXXXXXXXXXXX XXXXXXXXXXXX	Date

Phone #: (xxx) xxxxxxx Fax #: (xxx) xxxxxxx

RE:     Mortgage Loan:_____________________

Dear_______________:

Walker & Dunlop, LLC, a Delaware limited liability company, whose address is ~~7501~~7272 Wisconsin Avenue, Suite ~~1200~~1300, Bethesda, Maryland ~~20818~~20814 (the “Seller”) has advised JPMorgan Chase Bank, N.A. (the “Buyer”), that the Seller has appointed [name of Closing Agent firm], and [name of Closing Agent firm] has agreed, by and through its undersigned employee [if an agent of Title Company add: (which employee is authorized pursuant to the attached insured closing production letter)], to serve as the closing agent (the “Closing Agent”) relative to the mortgage loan to be made by the Seller for the above-referenced property (the “Mortgage Loan”). Pursuant to a Master Repurchase Agreement by and between the Seller and Buyer (as same may be amended from time to time, the “Repurchase Agreement”), Buyer have agreed to provide certain funding for the Mortgage Loan. Terms used in this letter and not defined herein have the meanings set forth in the Repurchase Agreement.

To facilitate the closing of the Mortgage Loan (the “Closing”), Buyer will remit to you, by wire transfer, immediately available funds in the approximate amount of $__________(the “Funds”), ~~which you~~where “approximately” shall mean an amount within plus or minus five percent (+/-5%) of the stated sum. You are to hold in trust for Buyer until written or oral instructions to disburse the funds are obtained from the Seller, at which time you may disburse the Funds in accordance with such instructions. Once you have received instructions from the Seller to disburse the Funds to close the Mortgage Loan, please advise an authorized representative of Buyer via email at ~~vickie.j.chapple@jpmorgan.com~~ mortgage_finance_multi-family@jpmorgan.com of the fact of such disbursement immediately upon making such disbursement.

Authorized representatives of Buyer are listed in the attached Schedule A to this letter.

If the Funds cannot be or are not disbursed for any reason on or before 4:30 p.m. Eastern Time on the date of Closing, you shall advise Buyer immediately by telephone that disbursement has not occurred and the Funds must be returned immediately to Buyer at the wiring instructions in the attached Schedule B to this letter.

In the event you are not able for any reason to comply with the terms and conditions set forth in this letter, you shall advise an authorized representative of Buyer immediately via email at ~~vickie.j.chapple@jpmorgan.com~~mortgage_finance_multi-family@jpmorgan.com and comply with any instructions given to you by such authorized representative.

Please acknowledge your receipt of this letter and your agreement to comply with the terms and conditions set forth herein by signing below and returning this letter via email at ~~vickie.j.chapple@jpmorgan.com.~~mortgage_finance_multi-family@jpmorgan.com. Buyer will not forward the Funds to you until it receives a properly completed and signed copy of this letter.

Sincerely,

JPMorgan Chase Bank, N.A.

By:
[Name]
[Title]

The undersigned Closing Agent acknowledges the terms of this letter and agrees to comply with the terms and conditions set forth herein. In addition, Closing Agent agrees that, notwithstanding any contrary understanding with the Seller or the Seller’s instructions to Closing Agent, these terms and conditions shall control and may not be altered except by written or oral authorization executed by Buyer.

CLOSING AGENT:

By:

Name:

Title:

Wire Transfer Instructions: Bank:

City, State:

ABA #:

Account Name:

Account #:

Reference:

Attn:

Date:

SCHEDULE A

To Escrow Letter

AUTHORIZED REPRESENTATIVES

	Phone	Email
~~Vickie Chapple~~Natalie Sheeran	(817) ~~399-4849~~399-4858	~~vickie.j.chapple@jpmorgan.com~~natalie.x.sheeran@jpmorgan.com
Anthony Lassiter	(302)634-1374	Anthony.c.lassiter@jpmorgan.com
Ted Morales	(302) 455-4049	Ted.morales@jpmogan.com
Rebecca Rampley		Rebecca.rampley@jpmorgan.com
Donald Delatorre	(817) 399-4562	Donald.delatorre@jpmorgan.com

NOTE DELIVERY

Deliver Note to:

~~1)~~            via email ~~at vickie.j.chapple@jpmorgan.com~~at mortgage_finance_multi-family@jpmorgan.com

~~Original Note and Endorsement should be delivered by closing counsel to:~~

~~1)            JPMorgan Chase Bank, N.A.~~

~~Mortgage Warehouse Finance Operations Attn: MWF Operations Team~~

~~TX1-0022~~

~~14800 Frye Road, 2nd Floor Fort Worth, TX 76155 Attention: Veronica J. Chapple~~
~~phone: (817) 399-4849~~

~~fax: (817) 399-6890~~

~~email: vickie.j.chapple@jpmorgan.com~~

SCHEDULE B

To Escrow and Bailee Letter

JPMORGAN CHASE BANK, N.A.

WIRE INSTRUCTIONS

Bank Name:	JPMorgan Chase Bank, N.A.
City, State:	Houston, Texas
ABA #:	021000021
Account Name:	Walker & Dunlop LLC Funding Account
Account Number:	918040270
Attention:	~~Vickie Chapple~~Natalie Sheeran
Phone Advice:	Phone: (817) ~~399-4849~~399-4858
RE:	Walker & Dunlop, LLC

Exhibit BL

Form of

Bailee Letter

Attn: XXXXXXXXXX XXXXXXXXXXXX	Date

Phone #: (xxx) xxxxxxx Fax #: (xxx) xxxxxxx

RE:     Mortgage Loan:______________

Dear____________:

Walker & Dunlop, LLC, a Delaware limited liability company, whose address is ~~7501~~7272 Wisconsin Avenue, Suite ~~1200~~1300, Bethesda, Maryland ~~20818~~20814 (the “Seller”) has advised JPMorgan Chase Bank, N.A. (the “Buyer”), that the Seller has appointed [name of Closing Agent firm], and [name of Closing Agent firm] has agreed, by and through its undersigned employee, to serve as the closing agent (the “Closing Agent”) and counsel relative to the origination and closing of the mortgage loan to be made by the Seller for the above-referenced property (the “Mortgage Loan”). Pursuant to a Master Repurchase Agreement by and between the Seller and Buyer (as same may be amended from time to time, the “Repurchase Agreement”), Buyer have agreed to provide certain funding for the Mortgage Loan subject to the terms of this letter. Terms used in this letter and not defined herein have the meanings set forth in the Repurchase Agreement.

To facilitate the closing of the Mortgage Loan (the “Closing”), you will confirm to Buyer on the date of the Closing that you are in possession of the original mortgage note evidencing the Mortgage Loan. As agent and bailee for Buyer, you agree to hold the original mortgage note evidencing the Mortgage Loan as bailee for and on behalf of Buyer, and to deliver to Buyer the original mortgage note evidencing the Mortgage Loan and the original Assignment of Mortgage in blank by recognized overnight delivery promptly after Closing, and in any event within two (2) Business Days. Such delivery shall be made to the address set forth below, unless otherwise directed by Buyer.

Schedule BL-1

JPMorgan Chase Bank, N.A.

Mortgage Warehouse Finance Operations

Attn: MWF Operations Team

TX1-0022

14800 Frye Road, 2nd Floor

Fort Worth, TX 76155

Attention: ~~Veronica J. Chapple~~

Natalie Sheeran

phone: (817) ~~399-4849~~399-4858

~~fax: (817) 399-6890~~

ema~~il: vickie.j.chapple@jpmorgan.com~~il: natalie.x.sheeran@jpmorgan.com

Please acknowledge your receipt of this letter and your agreement to comply with the terms and conditions set forth herein by signing below and returning this letter via email at ~~vickie.j.chapple@jpmorgan.com.~~natalie.x.sheeran@jpmorgan.com. Buyer will not forward the funds necessary to fund the Mortgage Loan until it receives a properly completed and signed copy of this letter.

Sincerely,

JPMorgan Chase Bank, N.A.

By:
[Name]
[Title]

The undersigned Closing Agent acknowledges the terms of this letter and agrees to comply with the terms and conditions set forth herein. In addition, Closing Agent agrees that, notwithstanding any contrary understanding with the Seller or the Seller’s instructions to Closing Agent, these terms and conditions shall control and may not be altered except by written or oral authorization executed by Buyer.

CLOSING AGENT:

By:

Name:

Title:

Date:

Schedule
BEIL
Form of
Date	Escrow
Instructions
[Closing Agent Name] Attention: [Contact] [Address]	Letter

RE: [Project Name]

Loan #:__________

Ladies and Gentlemen:

Walker & Dunlop, LLC (“Seller”) has advised JPMorgan Chase Bank, N.A. (“JPMorgan”) that you have agreed to serve as the Closing Agent (the “Closing Agent”) relative to the mortgage loan to be made by Seller for the above-referenced property (the “Mortgage Loan”).

To facilitate the closing of the Mortgage Loan, JPMorgan will remit to Closing Agent, by wire transfer, funds in the amount of $__________(the “Funds”), which Closing Agent is to hold in trust until disbursed as proceeds of the Mortgage Loan in accordance with Seller’s closing instructions to Closing Agent.

If the Funds cannot be or are not disbursed for any reason on or before 4:00 p.m. Central Time on [Date], you are instructed to advise Seller and JPMorgan that disbursement has not occurred and return the Funds to JPMorgan in accordance with the wiring instructions attached as Schedule A. In addition, either JPMorgan or Seller may direct you at any time before you have closed the Mortgage Loan and disbursed the Funds to return the Funds to JPMorgan.

At closing, please take possession of the original mortgage note and mortgage or deed of trust, and hold them until you deliver them to the JPMorgan (or to Fannie Mae or Freddie Mac if instructed to do so by JPMorgan) for the benefit of JPMorgan and as its bailee. After closing, ship to JPMorgan (i) the original note, (ii) a copy of the mortgage with your certificate (which may be stamped on the copy) that it is a true copy of the original which you have sent for recording and

(iii) a copy of the pages from the lender’s title policy or preliminary title report reflecting the name of the mortgagor, the amount of the title policy and Seller as the mortgagee insured.

Please acknowledge receipt of this letter and your agreement to comply with the terms set forth herein by signing and returning this letter via email to [Seller contact’s email] and ~~vickie.j.chapple@jpmorgan.com.~~mortgage_finance_multi-family@jpmorgan.com.

Sincerely,

Authorized Officer

[Closing Agent Name]

[Date]

The undersigned Closing Agent acknowledges receipt of this escrow letter and agrees to comply with its terms and conditions. These terms and conditions shall control and may not be altered except by written authorization of JPMorgan, or written authorization of Seller confirmed in writing by JPMorgan.

Closing Agent:

By:
Name:
Title:
Date:

Schedule A

These wire transfer instructions are only for use in the event disbursement has not occurred and the funds must be returned to JPMorgan or if JPMorgan or Seller directs you to return the funds.

Wire Transfer Instructions ONLY FOR THE RETURN OF FUNDS IF LOAN DOES NOT CLOSE OR IF JPMORGAN OR SELLER DIRECTS YOU TO RETURN THE FUNDS:

JPMorgan Chase Bank, N.A.

ABA number 021 000 021

Attention: Mortgage Finance

For credit to: Walker & Dunlop, LLC

Account No.[_______]

JPMorgan Chase Real Estate Wire Transfer Clearing Account

SCHEDULE 9(a)(xv)

TO MASTER REPURCHASE AGREEMENT

SUMMARY OF CONTINGENT LIABILITIES, MATERIAL ADVERSE EFFECTS AND MATERIAL UNREALIZED LOSSES SINCE THE STATEMENT DATE

None